[DESCRIPTION]DEFS14A

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12




                          G.T. INVESTMENT FUNDS, INC.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------------
     (5) Total fee paid:
         ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         ---------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12




                           G.T. GLOBAL GROWTH SERIES
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12




                        G.T. INVESTMENT PORTFOLIOS, INC.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12




                            G.T. GLOBAL SERIES TRUST
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):



/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                          G.T. INVESTMENT FUNDS, INC.
                           G.T. GLOBAL GROWTH SERIES
                        G.T. INVESTMENT PORTFOLIOS, INC.
                             GT GLOBAL SERIES TRUST



                        SPECIAL MEETING OF SHAREHOLDERS
                              50 CALIFORNIA STREET
                                   26TH FLOOR
                            SAN FRANCISCO, CA 94111



                                                                  MARCH 31, 1998


DEAR SHAREHOLDER:


    As you may be aware, the financial industry has seen many mergers and acquisitions over the last few years. A number of well-known, high profile organizations have recently combined to build even stronger companies with greater resources. These same strategic objectives motivated the pending acquisition of GT Global and its sister divisions--including LGT Asset Management and Chancellor LGT Asset Management, collectively known as the Asset Management Division of Liechtenstein Global Trust--by AMVESCAP PLC, the parent corporation of A I M Management Group and INVESCO. A special meeting of Fund Shareholders regarding the acquisition ("Special Meeting") will be held on May 20, 1998.



    Attached are the Notice and Proxy Statement for the Special Meeting which describe a number of matters on which you, the Shareholder, are being asked to vote: (i) election of each Fund's Board of Trustees/Directors; (ii) approval of a new investment management and administration agreement and a sub-advisory and sub-administration agreement for the Fund; (iii) approval of replacement Rule 12b-1 plans of distribution for the Fund; (iv) approval of changes to the fundamental investment restrictions of the Fund; (v) approval of an agreement and plan of conversion and termination for the Fund; and (vi) ratification of the selection of independent accountants. THE FUND'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THESE PROPOSALS.



    The proposed acquisition of GT Global by AMVESCAP offers the following opportunities for Shareholders of the Fund:



    - Continuity of the Fund's objectives, policies and investment style.



    - An extended family of funds, including both U.S. and global products.


    - Expanded investment team strength to manage your investments.

    - Business synergies between the two organizations, including increased product diversification, global brand enhancement and broadened geographic coverage.


    Your vote is important. Please take a moment now to sign and return your proxy card(s) in the enclosed postage-paid envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. If you have any questions concerning the proposals to be considered at the Special Meeting on May 20, 1998, please contact GT Global Client Services at 1-800-223-2138.


                                          Sincerely,

                                                     [LOGO]

                                          William J. Guilfoyle
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

                   IMPORTANT NEWS FOR GT GLOBAL SHAREHOLDERS

    We encourage you to read the attached proxy statement in full; however, the following questions and answers represent some typical concerns that shareholders might have regarding this proxy statement.


WHY IS GT GLOBAL SENDING ME THIS PROXY?



    As you may know, AMVESCAP PLC, the parent company of AIM Funds and INVESCO Funds, has entered into an agreement to acquire GT Global and Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), the GT Global Funds' investment manager. As part of this acquisition, some changes are being recommended with respect to the GT Global Funds.


WHAT AM I BEING ASKED TO VOTE ON?

    The proposals you are being asked to vote on are:


    1.   Election of the Board Members;



    2(a). Approval of a new investment management and administration agreement;



    2(b). Approval of a sub-advisory and sub-administration agreement;



    3.   Approval of replacement Rule 12b-1 plans of distribution;



    4.   Approval of changes to the fundamental investment restrictions;



    5. Reorganization of the Funds to conform to the organization of certain AIM Funds;



    6. Reorganization of the portfolios in which certain Funds invest into Delaware business trusts; and



    7.   Ratification of the selection of independent public accountants.



HOW WILL THE ACQUISITION OF GT GLOBAL BY AMVESCAP AFFECT ME?



    The Boards of the GT Global Funds believe that the acquisition will be beneficial to shareholders for a number of reasons, including:



    - AIM's performance record as an investment manager and reputation in the fund industry, and AMVESCAP's investment resources and commitment to the fund industry



    - Access to a wider selection of investment choices for shareholders, including approximately 33 funds in The AIM Family of Funds



    - Additional shareholder services provided by the larger organization



WILL THE INVESTMENT OBJECTIVE OF MY FUND CHANGE?


    The investment objective of your Fund will not change.


WHAT IS THE BENEFIT OF CONVERTING A FUND TO A DELAWARE BUSINESS TRUST?



    The conversion is being proposed primarily to modernize the organizational documents under which the Fund operates; the conversion will not substantially affect the way your Fund operates. The Board Members believe that the Delaware business trust organizational form offers a number of advantages over the Fund's current organizational form, including greater flexibility to conduct business. Also, since several AIM Funds are organized as Delaware business trusts, administrative efficiencies and consistency among the Funds would be achieved.

HOW WILL THE EXPENSES FOR MY FUND BE AFFECTED?


    The fees and expenses payable by your Fund are not expected to increase as a result of any of the changes you are voting on. In fact, it is possible that expenses may be lowered due to increased sales and reduced redemptions.



HOW DO BOARD MEMBERS OF MY FUND RECOMMEND THAT I VOTE?



    The Board Members recommend that you vote FOR all of the proposals on the enclosed proxy card.


HOW DO I VOTE?


    You may indicate your vote on the enclosed proxy card and return it in the enclosed postage-paid envelope.


        OR


    You may fax the proxy card to Shareholder Communications Corporation, our proxy solicitor, at 1-800-733-1885



        OR



    You may call in your vote to Shareholder Communications Corporation at 1-800-733-8481 Ext. 465


WHY ARE MULTIPLE PROXY CARDS ENCLOSED?


    You have been sent a proxy card for each Fund and class of shares you own, because each requires a separate vote. Please sign, date and return each proxy card in the enclosed postage-paid envelope.


WHEN IS THE DEADLINE FOR VOTING?


    All votes must be received prior to the Special Meeting, which will be held at 1:00 p.m. on May 20, 1998. However, to prevent additional costs from being incurred, it is important that you cast your vote as soon as possible. If we do not hear from you, you may receive a call from Shareholder Communications Corporation requesting that you vote your shares.

                          G.T. INVESTMENT FUNDS, INC.
                           G.T. GLOBAL GROWTH SERIES
                        G.T. INVESTMENT PORTFOLIOS, INC.
                             GT GLOBAL SERIES TRUST
                              50 CALIFORNIA STREET
                                   26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998

TO THE SHAREHOLDERS:


    Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of each of the above-listed investment companies ("Companies") will be held at 50 California Street, 26th Floor, San Francisco, California, on May 20, 1998, at 1:00 p.m., Pacific time, for the following purposes:



    (1) To elect each Company's Board of Trustees/Directors;



    (2) To approve a new investment management and administration contract and sub-advisory and sub-administration contract with respect to each series of each Company (each, a "Fund," and collectively, the "Funds");



    (3) To approve replacement Rule 12b-1 plans of distribution with respect to Class A and B Shares of each Fund and Class C Shares of Series Trust;


    (4) To approve changes to the fundamental investment restrictions of each Fund;

    (5) To approve an agreement and plan of conversion and termination for each Company;


    (6) To approve the conversion of the portfolios in which certain Funds invest to Delaware business trusts;


    (7) To ratify the selection of Coopers & Lybrand L.L.P. as each Company's independent public accountants; and

    (8) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 17, 1998, are entitled to notice of, and to vote at, the Special Meeting. Your attention is called to the accompanying Proxy Statement. Whether or not you attend the Special Meeting, we urge you to PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD, so that a quorum will be present and a maximum number of shares may be voted.

                                          BY ORDER OF THE BOARDS,

                                                   [LOGO]

                                          HELGE KRIST LEE
                                          SECRETARY


SAN FRANCISCO, CALIFORNIA
MARCH 31, 1998



YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                PROXY STATEMENT


                          G.T. INVESTMENT FUNDS, INC.
                           G.T. GLOBAL GROWTH SERIES
                        G.T. INVESTMENT PORTFOLIOS, INC.
                             GT GLOBAL SERIES TRUST
                              50 CALIFORNIA STREET
                                   26TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111


                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 20, 1998

                            ------------------------


    This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors or Board of Trustees of each of the above-listed investment companies ("Companies"). These proxies are to be used at the Special Meeting of Shareholders and at any adjournment thereof (the "Special Meeting" or "Meeting") to be held at the offices of the Companies, 50 California Street, 26th Floor, San Francisco, California 94111, on May 20, 1998, at 1:00 p.m. Pacific time. Only shareholders of record at the close of business on March 17, 1998 ("Shareholders"), are entitled to notice of and to vote at the Meeting. Copies of this Proxy Statement and the accompanying materials will first be mailed to Shareholders on or about April 3, 1998.



    Each Company is composed of one or more separate series or portfolios, each of which is referred to herein as a "Fund." Each Fund has multiple classes of shares. The terminology used by the Companies varies, but for simplicity and clarity each Company's shares of beneficial interest or shares of common stock are referred to as "Shares." Each Company's Board of Directors or Board of Trustees is referred to as a "Board" and the Trustees and Directors of each Company are "Board Members." Each outstanding full Share of each class of each Fund is entitled to one vote, and each outstanding fractional Share of each class of each Fund is entitled to a proportionate share of one vote, with respect to each proposal to be voted upon by the Shareholders of that Company, that Fund or that class, as appropriate. Information about the vote necessary with respect to each proposal is discussed below in connection with the proposal. Set forth below is a list reflecting the formal name of each Fund and the short-hand name as used in this proxy statement and the proposals to be voted by the Shareholders of the Funds.

                          G.T. INVESTMENT FUNDS, INC.

                                                              NAME AS USED                PROPOSALS APPLICABLE
FUND NAME                                               IN THIS PROXY STATEMENT                  TO FUND
- ------------------------------------------------  ------------------------------------  -------------------------
GT Global Consumer Products and Services Fund     Consumer Products and                 All Proposals
                                                  Services Fund
GT Global Financial Services Fund                 Financial Services Fund               All Proposals
GT Global Health Care Fund                        Health Care Fund                      All Proposals except 6
GT Global Infrastructure Fund                     Infrastructure Fund                   All Proposals
GT Global Natural Resources Fund                  Natural Resources Fund                All Proposals
GT Global Telecommunications Fund                 Telecommunications Fund               All Proposals except 6
GT Global Developing Markets Fund                 Developing Markets Fund               All Proposals except 6
GT Global Emerging Markets Fund                   Emerging Markets Fund                 All Proposals except 6
GT Global Latin America Growth Fund               Latin America Growth Fund             All Proposals except 6
GT Global Growth & Income Fund                    Growth & Income Fund                  All Proposals except 6
GT Global Government Income Fund                  Government Income Fund                All Proposals except 6
GT Global High Income Fund                        High Income Fund                      All Proposals
GT Global Strategic Income Fund                   Strategic Income Fund                 All Proposals except 6

                           G.T. GLOBAL GROWTH SERIES

                                                              NAME AS USED                PROPOSALS APPLICABLE
FUND NAME                                               IN THIS PROXY STATEMENT                  TO FUND
- ------------------------------------------------  ------------------------------------  -------------------------
GT Global New Pacific Growth Fund                 Pacific Fund                          All Proposals except 6
GT Global Europe Growth Fund                      Europe Fund                           All Proposals except 6
GT Global Japan Growth Fund                       Japan Fund                            All Proposals except 6
GT Global International Growth Fund               International Fund                    All Proposals except 6
GT Global Worldwide Growth Fund                   Worldwide Fund                        All Proposals except 6
GT Global America Mid Cap Growth Fund             America Mid Cap Fund                  All Proposals except 6
GT Global America Small Cap Growth Fund           America Small Cap Fund                All Proposals
GT Global America Value Fund                      America Value Fund                    All Proposals

                        G.T. INVESTMENT PORTFOLIOS, INC.

                                                              NAME AS USED                PROPOSALS APPLICABLE
FUND NAME                                               IN THIS PROXY STATEMENT                  TO FUND
- ------------------------------------------------  ------------------------------------  -------------------------
GT Global Dollar Fund                             Dollar Fund                           All Proposals except 6

                             GT GLOBAL SERIES TRUST

                                                              NAME AS USED                PROPOSALS APPLICABLE
FUND NAME                                               IN THIS PROXY STATEMENT                  TO FUND
- ------------------------------------------------  ------------------------------------  -------------------------
GT Global New Dimension Fund                      New Dimension Fund                    All Proposals except 6


    If the accompanying proxy card is properly executed and returned by a Shareholder in time to be voted at the Special Meeting, the Shares covered thereby will be voted in accordance with the instructions marked thereon by the Shareholder. Executed proxies that are unmarked will be voted in favor of the nominees for Board Members; in accordance with the recommendation of your Board as to all other proposals described in this Proxy Statement and relating to your Fund and class thereof; and, at the discretion of the proxyholders, on any other matter that may properly have come before the Special Meeting or any adjournments thereof. Any proxy given pursuant to this solicitation may be revoked at any time before its exercise by giving written notice to the Secretary of your Company or by the issuance of a subsequent proxy. To be effective, such revocation must be received by the Secretary of your Company prior to the Special Meeting. In addition, a Shareholder may revoke a proxy by attending the Meeting and voting in person. The solicitation of proxies will be made primarily by mail but also may be made by telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions.

    The presence in person or by proxy of Shareholders of a Company entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum at the Meeting with respect to that Company. If a quorum is not present at the Meeting or if a quorum is present but sufficient votes to approve any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. A Shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.


    Broker non-votes are Shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as Shares present for purposes of determining whether a quorum is present, but will not be voted for or against any proposal or for or against any adjournment to permit further solicitation of proxies. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the Shares present or outstanding. In addition, abstentions and broker non-votes will not be counted as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.



    Information as to the number of outstanding Shares of each Company and each Fund as of the record date, March 17, 1998 ("Record Date"), is set forth in Exhibit A. To the knowledge of the Companies' management, as of the Record Date, there were no owners of 5% or more of the outstanding shares of any class of a Fund, except as set forth in Exhibit A.


                                PROPOSAL NO. 1:
                           ELECTION OF BOARD MEMBERS

    RELEVANT FUNDS.  Proposal 1 applies to all Funds.

    PROPOSAL. It is the intention of each proxyholder named on the accompanying proxy card to vote FOR the election of the nominees listed below unless the Shareholder specifically indicates on his or her proxy card a desire to withhold authority to vote for any nominee. The Boards do not contemplate that any of the nominees who have consented to being nominated will be unable to serve as Board Members for any reason, but if that should occur prior to the Meeting, the proxies will be voted for such other nominee(s) as the Boards may recommend. If elected, each nominee will hold office until his/her successor is duly elected and qualified.


    Each Board Member currently serves as a Board Member of each Company. Each Board Member has served as a Board Member for GT Global Series Trust ("Series Trust") since August 11, 1997, shortly after its organization. Mr. Anderson has served as a Board Member for each of the other Companies since May 30, 1987. Mr. Bayley has served as a Board Member for G.T. Investment Funds, Inc. ("Investment Funds") and G.T. Investment Portfolios, Inc. ("Investment Portfolios") since May 30, 1987 and for G.T. Global Growth Series ("Growth Series") since July 30, 1985. Mr. Patterson has served as a Board Member for each of the other Companies except Series Trust since November 30, 1988. Miss Quigley has served as a Board Member for Investment Fund and Investment Portfolios since May 30, 1987 and for Growth Series since January 18, 1977. Mr. Guilfoyle, President of GT Global, Inc., the principal distributor of the Funds

("GT Global"), has served as a Board Member of each of the other Companies except Series Trust since February 19, 1997.


       INFORMATION REGARDING NOMINEES FOR ELECTION AT THE SPECIAL MEETING


                                                                                                POSITION(S) WITH
NAME, AGE, AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS             EACH COMPANY
- ---------------------------------------------------------------------------------------------  ------------------
William J. Guilfoyle, Age 39*................................................................  Board Member
Mr. Guilfoyle is President, GT Global since 1995; Director, GT Global since 1991; Senior Vice  and Chairman of
President and Director of Sales and Marketing, GT Global from May 1992 to April 1995;          the Board and
Director, Liechtenstein Global Trust AG (holding company of the various international LGT      President of the
companies) Advisory Board since January 1996; Director, G.T. Global Insurance Agency ("G.T.    Company
Insurance") since 1992; President and Chief Executive Officer, G.T. Insurance since 1995;
Senior Vice President and Director, Sales and Marketing, G.T. Insurance from April 1993 to
November 1995; Senior Vice President, Retail Marketing, G.T. Insurance from 1992 to 1993. Mr.
Guilfoyle is also a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

C. Derek Anderson, Age 56....................................................................  Board Member
Mr. Anderson is President, Plantagenet Capital Management, LLC (an investment partnership);
Chief Executive Officer, Plantagenet Holdings, Ltd. (an investment banking firm); Director,
Anderson Capital Management, Inc., since 1988; Director, PremiumWear, Inc. (formerly
Munsingwear, Inc.) (a casual apparel company); and Director, "R" Homes, Inc. and various other companies. Mr. Anderson is also a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

Frank S. Bayley, Age 58......................................................................  Board Member
Mr. Bayley is a partner of the law firm of Baker & McKenzie; and Director and Chairman, C.D.
Stimson Company (a private investment company). Mr. Bayley also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

Arthur C. Patterson, Age 54..................................................................  Board Member
Mr. Patterson is a Managing Partner, Accel Partners (a venture capital firm). He also serves as a director of Viasoft and PageMart, Inc. (both public software companies), as well as several other privately held software and communications companies. Mr. Patterson also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.

Ruth H. Quigley, Age 63......................................................................  Board Member
Miss Quigley is a private investor. From 1984 to 1986, she was President of Quigley
Friedlander & Co., Inc. (a financial advisory services firm). Miss Quigley also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by Chancellor LGT.


- ------------------------


 * Mr. Guilfoyle is deemed to be an "interested person" of the Companies, as defined in the Investment Company Act of 1940, as amended ("1940 Act"), by virtue of his associations with GT Global and Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), the Companies' investment manager and administrator, and their affiliates and of his office with the Companies.

    The above information provides each Board Member's business experience during at least the past five years. Corresponding information with respect to the executive officers of the Companies is provided below. See "Other Information--Executive Officers of the Companies."

    To the knowledge of each Company's management, as of the record date, the Board Members and officers of each Company owned, as a group, less than 1% of the outstanding shares of each Fund. A table indicating each nominee's ownership of Fund shares is attached as Exhibit B.

    There were eight meetings of the Boards held during the Investment Funds' fiscal year ended October 31, 1997 and during Growth Series' and Investment Portfolio's fiscal year ended December 31, 1997. There were four meetings of the Board held during Series Trust's initial fiscal period ended December 31, 1997. Each Board has an Audit Committee comprised of Miss Quigley and Messrs. Anderson, Bayley and Patterson. The purpose of the Audit Committee is to oversee the annual audit of each Company and review the performance of the Companies' independent accountants. During each Company's last completed fiscal year, the Audit Committee met once. Each Board Member of each Company attended at least 75% of the total number of meetings of the Board and the Audit Committee.


    Each Board Member serves in total as a director or trustee of 12 registered investment companies managed or administered by Chancellor LGT ("Fund Complex"). Each Company pays each Board Member, who is not a director, officer or employee of Chancellor LGT, or any affiliated company, an annual fee plus a meeting fee for each Board or committee meeting attended by such Board Member and reimburses travel and other out-of-pocket expenses incurred in connection with attending such meetings. The table below summarizes the compensation of the Companies' Board Members for the fiscal year ended October 31, 1997 for Investment Funds and December 31, 1997 for Growth Series and Investment Portfolios and the estimated compensation of the Board Members for Series Trust for the fiscal year ending December 31, 1998. The table also provides the total compensation of the Board Members by the Fund Complex for the 1997 calendar year.


                               COMPENSATION TABLE


                                                                                           TOTAL COMPENSATION
                                     INVESTMENT                  INVESTMENT    SERIES      FROM THE COMPANIES
NAME OF PERSON(1)(2)                   FUNDS      GROWTH SERIES  PORTFOLIOS     TRUST     AND THE FUND COMPLEX
- ----------------------------------  ------------  -------------  ----------  -----------  ---------------------

C. Derek Anderson.................  $  40,901.56   $ 25,701.06   $ 3,587.63   $8,600.00       $  103,653.66

Frank S. Bayley...................  $  39,944.68   $ 26,725.84   $ 3,715.73   $8,600.00       $  106,555.73

Arthur C. Patterson...............  $  27,850.00   $ 21,800.00   $ 3,100.00   $8,600.00       $   89,700.00

Ruth H. Quigley...................  $  38,755.62   $ 24,270.40   $ 3,408.79   $8,600.00       $   98,037.50


- ------------------------

(1) Mr. Guilfoyle received no compensation from any of the Companies.


(2) The Board Members do not receive any pension or retirement benefits as compensation for their services to the Companies.


    REQUIRED VOTE. With respect to each Company, a plurality of all the votes cast at the meeting is required to elect each nominee.

                             EACH BOARD RECOMMENDS
           THAT YOU VOTE "FOR" THE BOARD MEMBERS LISTED IN PROPOSAL 1

                          PROPOSALS NO. 2(A) AND 2(B):
      APPROVAL OF INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENTS AND
                 SUB-ADVISORY AND SUB-ADMINISTRATION AGREEMENTS


    RELEVANT FUNDS.  Proposal 2 applies to all Funds.


    BACKGROUND. On January 30, 1998, Liechtenstein Global Trust, AG ("LGT"), the indirect parent organization of Chancellor LGT and GT Global, Inc. (together, "GT Global") and LGT Holding (International) AG, Zurich, entered into an agreement (the "Purchase Agreement") with AMVESCAP PLC ("AMVESCAP") and AMD Acquisition Corp., pursuant to which AMVESCAP will acquire LGT's Asset Management Division, which includes GT Global and certain other affiliates (the "Purchase"). As a result of the Purchase, the Current Management Contracts will automatically terminate. Accordingly, shareholders of the Funds are being asked to approve new Investment Management and Administration Contracts (collectively, the "New Management Agreements") and new Sub-Advisory and Sub-Administration Contracts (collectively, the "New Sub-Advisory Agreements") (the New Management Agreements and the New Sub-Advisory Agreements are collectively referred to as the "New Agreements"). Under the New Agreements, A I M Advisors, Inc. ("AIM"), a wholly owned subsidiary of AMVESCAP, would serve as investment manager and administrator, and Chancellor LGT (whose name would be changed following consummation of the Purchase) would serve as sub-adviser and sub-administrator, to each of the Funds. See "Information Concerning AMVESCAP, AIM and Chancellor LGT." Forms of the New Agreements are attached hereto as Exhibits C and D. The Board of each Company has approved the New Management Agreement and New Sub-Advisory Agreement with respect to each Fund, subject to the approval of its respective Shareholders.



    At a meeting held on March 24, 1998, the Boards of each Company, including a majority of the Board Members who are not "interested persons" of the Company (as defined in the 1940 Act) ("Independent Board Members"), approved the New Agreements, subject to shareholder approval. A description of the New Agreements is provided below under "Terms of the New Agreements." Such description is only a summary and is qualified by reference to the attached Exhibits C and D. A summary of the Boards' considerations is provided below under "Board Considerations."



    In approving the New Agreements, the Boards took into account that, except for the change in the investment manager and the establishment of sub-advisory relationships, there are no material differences between the provisions of the Current Management Contracts and the New Agreements. The Boards also noted that the costs and expenses associated with the Purchase will be paid for by the Buyer and the Sellers and not by the Funds or their Shareholders. Further, based on the representations of AIM and Chancellor LGT regarding their intentions, the Boards do not anticipate currently that there will be substantial changes in the way in which the Funds are managed or operated, except as noted below. Following the Closing Date, as defined below, AIM intends to carefully study the investment performance of each of the Funds, as well as the combined resources of AMVESCAP and Chancellor LGT, in order to determine what steps, if any, may be taken to ensure strong investment performance of the Funds into the future. It is anticipated that as a result of such study, AIM may recommend, among other things, various actions such as reorganizations or mergers involving certain Funds, as well as changes in or adjustments to the investment personnel assigned to manage certain Funds. Any proposals along these lines would be presented to the Boards for their approval. Moreover, implementation of certain of these proposals may require shareholder approval.



    If the conditions set forth in the Purchase Agreement are not met or waived or if the Purchase Agreement is terminated, the Purchase will not be consummated, and the Current Management Contracts will remain in effect. If the New Agreements are approved, and the Purchase is thereafter consummated, the New Agreements will be executed and become effective on or about the Closing Date.


    SHAREHOLDER APPROVAL REQUIREMENTS. Approval of the New Management Agreement and New Sub-Advisory Agreement on behalf of each Fund requires the affirmative vote of a "majority of the outstanding voting securities" of that Fund, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the meeting if more than 50% of the outstanding shares of such Fund are represented at the meeting in person or by proxy. For each Fund, each of the New Management Agreement and the New Sub-Advisory Agreement is completely contingent upon the approval of the other, and neither will be implemented unless both are approved. If the New Agreements are not approved with respect to any Fund and the Purchase is consummated, the Board of the relevant Company will determine what further action to take. Because the Purchase is not contingent on the approval of the New Agreements, it is possible that the Purchase will be consummated even if one or more Funds do not approve the New Agreements. In such case, GT Global (including Chancellor LGT) would be acquired by AMVESCAP and the Current Management Contracts would automatically terminate. As a result, for any Fund or Funds that had not approved the New Agreements, the Board would need to make new arrangements for obtaining advisory services. Such steps could include the hiring of AIM and GT Global to provide services on an interim basis, and AMVESCAP has indicated its willingness to permit AIM and GT Global to provide such services if so requested.



    Under a structure commonly referred to as "master-feeder," each of America Small Cap Growth Fund, America Value Fund, Consumer Products and Services Fund, Financial Services Fund, High Income Fund, Infrastructure Fund, and Natural Resources Fund invests all of its investable assets in a corresponding Portfolio (each, a "Portfolio" and collectively, the "Portfolios"). Each Portfolio directly acquires securities and its corresponding Fund acquires an indirect interest in those securities. Under this arrangement, investment management and sub-advisory services are rendered to the Portfolios and not the Funds, but Shareholders of the Funds are afforded the same rights to vote on the New Management Agreements and New Sub-Advisory Agreements of the Portfolios as they would have if the Funds invested directly in portfolio securities.



    Under the master-feeder structure, on behalf of each Fund as an interestholder in the applicable Portfolio, the Board will vote the Fund's interest in the same proportion as Shareholders of the Fund cast their votes at the Shareholder meeting. As with the Funds that are not organized in a master-feeder arrangement, in order for the New Agreements to be approved, a "majority of the interests in a Portfolio" must approve the agreement. For this purpose, a "majority of the interests in a Portfolio" requires the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or (ii) 67% of the interests of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy.



    In the interests of simplicity and clarity, references herein to a "Fund" or the "Funds" include, where appropriate, the corresponding "Portfolio" or "Portfolios."



    PURCHASE OF LGT'S ASSET MANAGEMENT DIVISION BY AMVESCAP. On January 30, 1998, LGT and LGT Holding (International) AG, Zurich (together, the "Sellers") entered into the Purchase Agreement with AMVESCAP and AMD Acquisition Corp., a wholly owned subsidiary of AMVESCAP (the "Buyer"), pursuant to which the Buyer will purchase the global asset management business of the Sellers by acquiring the shares of, and equity interests in, the subsidiaries of the Sellers that conduct such business (the "Transferred Companies"). Under the Purchase Agreement, the Buyer shall pay the Sellers $1.3 billion, which shall be (i) reduced (or increased) to the extent that the closing tangible net worth of the Transferred Companies at closing is less than (or greater than) zero, (ii) reduced to the extent that annualized asset management fees (without giving effect to market and currency fluctuations) of the Transferred Companies at closing, in respect of which client consents have been obtained, are less than 92.5% of base investment management fees and (iii) adjusted in respect of certain transaction-related fees and expenses (including, among other things, mutual fund shareholder and other client consent costs). Thus, failure by Shareholders of the Companies to approve the New Agreements may result in the Buyer paying, and the Sellers receiving, a lower amount for the sale of the Transferred Companies, but will not necessarily preclude a closing of the Purchase.

    The closing is expected to occur on or about May 29, 1998 (the "Closing Date") subject to the satisfaction or waiver of certain conditions that include, among other things: (i) the annualized asset management fees (without giving effect to market and currency fluctuations) being at least 60% of base management fees; (ii) approval of the Purchase by AMVESCAP shareholders; (iii) certain governmental approvals and other third party consents having been received; (iv) representations and warranties made by the parties being true and correct in all material respects at the closing; and (v) no party being subject to any order prohibiting the consummation of the Purchase.

    The Purchase Agreement may be terminated at any time prior to the Closing Date (i) by the mutual consent of the Buyer and LGT; (ii) by written notice by any party after September 30, 1998; (iii) by the Sellers if, by a specified date, AMVESCAP's shareholders have not approved the transaction; or (iv) under the other circumstances set forth in the Purchase Agreement.


    BOARD CONSIDERATIONS. At a series of meetings with the Boards, representatives of AMVESCAP, the INVESCO Global operating group of AMVESCAP ("INVESCO"), AIM, Chancellor LGT and GT Global discussed with the Boards the anticipated effects of the Purchase on the advisory, sub-advisory and related relationships with the Funds. At a series of meetings held in February and March 1998, these representatives provided information to Board Members concerning the specific terms of the Purchase Agreement, the anticipated advisory and sub-advisory relationships with the Funds, and the proposed plans for ongoing management, distribution and operation of the Funds. Throughout this period, the Boards and their counsel requested and received additional information from AIM, GT Global and their counsel, and held telephone conferences regarding the Purchase and its potential impact on the Funds and their shareholders.



    In connection with their review, the Boards obtained substantial information regarding: the management, financial position and business of AMVESCAP and AIM and their affiliates, including INVESCO; the history of AIM's and its affiliates' business and operations; the performance of the investment companies advised by AIM, INVESCO and their respective affiliates; the impact of the Purchase on the Funds and their shareholders; the plans of AMVESCAP and its affiliates with respect to GT Global and the Funds; performance and financial information about each of the Funds; and information about other funds and their fees and expenses. The Boards also received information regarding the terms of the Purchase and comprehensive financial information including: AMVESCAP's plans for financing the Purchase; the impact of the financing on AIM; AMVESCAP's plans for the compensation and retention of personnel currently employed by GT Global and the Transferred Companies who currently provide services to the Companies, including an employee stabilization plan being implemented at GT Global; and information concerning employment contracts with senior management of GT Global.



    In connection with their deliberations, the Boards evaluated the above-referenced information and considered, among other things, the following factors (the order of which is no indication of the importance given to each):
(1) the expectation that the investment objectives, policies and management strategies of the Funds after the Purchase will not materially change; (2) the expectation that substantially the same investment teams and management personnel will manage the Funds on a day-to-day basis through Chancellor LGT as sub-adviser to the Funds, which will be supported where appropriate by investment and other personnel of AMVESCAP, INVESCO, AIM and their affiliates who are experienced in managing and administering similar investment products;
(3) the expectation that the investment expertise available to the Funds will be enhanced by the combined AMVESCAP/Chancellor LGT management team and, in particular, that AIM's depth and experience in managing U.S. equity funds and money market funds will complement Chancellor LGT's traditional strength in managing global and foreign funds and that INVESCO's depth and experience in managing global and foreign funds also will be available to Chancellor LGT;
(4) the continued employment of and retention incentives for senior management of GT Global and the continued maintenance of investment personnel by Chancellor LGT and its affiliates in multiple locations throughout the world; (5) the ability of AMVESCAP to provide sufficient capital to support the operations of AIM and GT Global and AMVESCAP's commitment to paying compensation adequate to attract and retain top quality personnel; (6) the fact that Fund Shareholders will have access to a more diversified mutual fund product line through the anticipated exchange privileges with the AIM Funds, including access to 33 funds in The AIM Family of Funds, as defined below, which include several funds with investment objectives and policies not currently available to shareholders within the GT Fund complex; (7) the enhanced distribution potential for the Funds through AIM Distributors' extensive sales network and the multiple class structure utilized by AIM Distributors (implementation of which is reflected in Proposals 3 and 5 herein); (8) the commitment of AIM to maintain the Funds' current expense caps for at least two years, and the expectation that the expense ratios of the Funds may be reduced to the extent assets increase through increased sales and reduced redemption levels; (9) the additional administrative and shareholder services which can be provided by a larger organization such as AIM; (10) the overall advantages of being managed and distributed by the AMVESCAP organization which will have approximately $250 billion under management and operations throughout the world following the closing, especially in light of increasingly competitive conditions in the financial services industry, including the increasing presence in the industry of large and well-capitalized companies which are spending substantial amounts to engage personnel and to provide services to competing investment companies; (11) the increases in sales charges on purchases of shares of the Funds that in certain cases would result from conforming the schedule of sales charges of the GT Global Funds to those of the AIM Funds; and (12) the continuity of experience offered by the Companies' Boards.



    In reaching their determinations, the Boards also considered the fact that the new advisory and sub-advisory relationships are intended to conform to the safe harbor provided by Section 15(f) of the 1940 Act for new advisory and other arrangements arising from the sale of fund management businesses such as Chancellor LGT's. Under the Purchase Agreement, AMVESCAP has agreed to conduct its business and to use its reasonable best efforts to cause each of its affiliates to conduct its business so as to assure that, insofar as is within AMVESCAP's or its affiliates' control (i) for a period of three years after the closing of the Purchase, at least 75% of the members of the Boards of the Companies would be Independent Board Members; and (ii) for a period of two years after the closing of the Purchase, there would not be imposed on the Funds an "unfair burden" (as defined in the 1940 Act) as a result of the Purchase.



    The Boards also evaluated the New Management Agreements and the New Sub-Advisory Agreements. The Boards assured themselves that the New Agreements for each of the Funds, including the terms relating to the services to be provided and the fees and expenses payable by each such Fund, are not materially different from the Current Management Contracts for each such Fund, except that AIM rather than Chancellor LGT will be the investment manager and administrator for each Fund and Chancellor LGT will be the sub-adviser and sub-administrator for each Fund.



    At the Board meetings held during February and March, 1998, the Boards received presentations by AMVESCAP, AIM, INVESCO, Chancellor LGT, and GT Global, Inc. and considered each of the foregoing factors. During this time period, the Independent Board Members also met separately and conferred with their counsel, who is not counsel to the Funds, AMVESCAP or its affiliates or Chancellor LGT or its affiliates. Based upon these considerations, on March 24, 1998 the Boards unanimously approved the New Management Agreements and the New Sub-Advisory Agreements for the Funds and recommended approval by the Shareholders.



    TERMS OF THE NEW AGREEMENTS. If the New Agreements are approved by Shareholders as described herein, upon the closing of the Purchase, AIM will serve as the investment manager and administrator to the Funds. With the exception of the replacement of Chancellor LGT by AIM as the investment manager and administrator, the New Management Agreements are substantially the same as the Current Management Contracts in all material respects, except: (1) the New Agreements are governed by Delaware law, while the Current Management Contracts are governed by California law; (2) the New Management Agreement includes a license provision that governs the use of the "AIM" name; the Current Management Contracts contain no such provision; (3) the provision in Current Management Contracts addressing oversight of Fund pricing and computation of net asset value has been deleted from the New Agreements, since AIM and Chancellor LGT will perform these functions directly; (4) a provision has been added to the New Agreements allowing their amendment without shareholder approval when permitted by the 1940 Act; (5) the New Management Agreements remove the state expense limitation provisions found in the Current Management Agreements for each Company except Series Trust to reflect recent changes in governing federal and state laws; and (6) the date of effectiveness which, assuming Shareholder approval, would be on or about the Closing Date.



    AIM will be contractually obligated to provide the same services to each Fund as are currently provided to each Fund by Chancellor LGT, in return for the same advisory fees as are currently in place. AIM has further agreed that, for a period of two years from the Closing Date, it will continue to limit each Fund's expenses (exclusive of brokerage commissions, taxes, interest and extraordinary expenses) to the annual rates noted on Exhibit E. As a result, the maximum expense ratios borne by each Fund will remain capped at current levels for two years following the closing of the Purchase.



    Pursuant to the New Sub-Advisory Agreements, Chancellor LGT will serve as sub-adviser and sub-administrator to the Funds upon approval of the Shareholders. Chancellor LGT would provide substantially all of the services for the Funds that it currently provides. It would be paid sub-advisory fees by AIM, not by the Fund.


    Forms of the New Management Agreements and New Sub-Advisory Agreements are attached hereto as Exhibits C and D. The descriptions of the New Agreements set forth herein are qualified in their entirety by reference to Exhibits C and D. Although the Current Management Contracts have not terminated and the New Agreements have not become effective, the New Agreements are described below as if they were both in effect.


    Under the New Management Agreements, AIM will:


(a) subject to the supervision of each Company's Board, provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents of each Fund;

(b) determine from time to time what securities and other investments will be purchased, retained or sold by each Fund, and the brokers and dealers through whom trades will be executed;

(c) oversee the maintenance of all books and records with respect to the securities transactions of the Funds, and furnish the Board with such periodic and special reports as the Board reasonably may request; and


(d) provide administrative services for each Fund subject to the supervision of the Board. In this regard, AIM will supervise all aspects of the operations of each Fund, including the oversight of custodial and other services. At AIM's expense, AIM will arrange, but not pay, for the periodic preparation, updating, filing and dissemination of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission ("SEC") and other appropriate federal or state regulatory authorities. AIM will provide the Companies and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.



    In performing its obligations under the New Management Agreements, AIM is required to comply with all applicable laws. AIM shall not be liable and each Fund shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Funds or the Companies in connection with the matters to which the New Management Agreements relate except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the New Management Agreements. Any person, even though also an officer, director, employee or agent of AIM, who may be or become an officer, Board Member, employee or agent of a Company shall be deemed, when rendering services to a Fund or a Company or acting with respect to any business of a Fund or a Company, to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of AIM even though paid by it.

    The New Management Agreements provide that all of the ordinary business expenses not specifically assumed by AIM incurred in the operations of each of the Funds and the offering of each of its Shares shall be paid by each such Fund. These expenses include but are not limited to brokerage commissions, taxes, legal, accounting, auditing or governmental fees, custodian, transfer agent and shareholder service agent costs. AIM will assume the cost of any compensation received by the officer of a Company and by the Board Members of the Company who are not Independent Board Members for services provided to the Company.



    Under the New Management Agreement with respect to New Dimension Fund, AIM will be responsible for, and will delegate to Chancellor LGT, the daily allocation and periodic rebalancing of the assets of New Dimension Fund among several other Funds. AIM will receive no compensation for its services under the New Management Agreement with respect to New Dimension Fund and also will bear all expenses of New Dimension Fund other than expenses received pursuant to New Dimension Fund's Rule 12b-1 plan and non-recurring extraordinary expenses until such time as the Fund enters into an agreement whereby certain expenses may be borne by the Funds in which it invests.



    The New Management Agreements for all Funds provide that, subject to the approval of the Board of the applicable Company and the Shareholders of the applicable Fund, AIM may delegate any and all of its duties to a sub-adviser or sub-administrator, provided that AIM shall continue to supervise the performance of any such sub-adviser or sub-administrator. In this regard, AIM will enter into New Sub-Advisory Agreements with Chancellor LGT. Pursuant to the New Sub-Advisory Agreements, AIM intends to delegate all of its duties under the New Management Agreements to Chancellor LGT. The New Sub-Advisory Agreements are substantially the same in all material respects to the New Management Agreements, and the description above of the duties and services to be performed by AIM will apply to Chancellor LGT as Sub-Adviser and Sub-Administrator to the Funds.



    Information with regard to the fees payable under each of the New Agreements is set forth in Exhibit E.



    With respect to any Fund, the New Management Agreement and the New Sub-Advisory Agreement may be terminated at any time without penalty by vote of the applicable Board or by a vote of a majority of the outstanding voting securities of the applicable Fund, on 60 days' written notice to AIM or Chancellor LGT, respectively, or by AIM or Chancellor LGT, respectively. Each of the New Agreements will terminate automatically in the event of any assignment, as defined by the 1940 Act. The New Agreements continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the applicable Fund.



    ADDITIONAL SERVICES PROVIDED BY AIM AND ITS AFFILIATES. In addition to AIM's investment management and administrative responsibilities under the New Management Agreement, it is anticipated that a number of AIM affiliates will provide services to the Funds if this Proposal 2 is approved by Shareholders.



    A I M Distributors, Inc. ("AIM Distributors"), a wholly owned subsidiary of AIM, would serve as the principal underwriter for each of the Funds and would, if Proposal 2 is approved by Shareholders, offer Shares of the Funds. If this Proposal 2 is approved by Shareholders, the sales charge schedule applicable on purchases of Class A Shares would be modified as set forth in Exhibit G, in order to conform with the sales charge schedule imposed by comparable funds distributed by AIM Distributors. As a result of this change, the sales charge schedule for Class A Shares would generally be higher than it currently is for the following funds--Europe Fund, Growth and Income Fund, International Fund, Japan Fund, Pacific Fund, Worldwide Fund, America Mid Cap Fund, America Small Cap Fund, and America Value Fund--with the maximum sales charge increasing from 4.75% to 5.50% of the amount of the purchase. The maximum applicable sales charge for Class A Shares of the remaining Funds would remain at 4.75%, but because the breakpoints for sales loads of all Funds will be modified, Class A Shares purchased in amounts above $100,000 generally would incur sales charges somewhat higher than those previously in effect. In addition, a contingent deferred sales charge of 1% would be applied to purchases of Class A Shares of $1,000,000 or more that are purchased without a front-end sales charge and are redeemed within 18 months of the date of purchase. The changes in initial sales charges will apply only to purchases of Class A Shares after the Closing Date. See Exhibit G. The schedule of sales load waivers would also change somewhat for new purchases of Class A, Class B, and Class C (of New Dimension Fund) Shares. Existing Shareholders would continue to pay any applicable CDSCs to AIM Distributors for shares that were sold by or attributable to the distribution efforts of GT Global. The offering of Advisor Class Shares would not be affected by the proposed new arrangements, except that AIM Distributors would become the distributor of such Shares and would plan on adjusting the eligible persons for Advisor Class Shares. Of course, the public offering arrangements for each Class of Shares of the Funds are subject to revision at any time.



    If Proposal 3 is approved by Shareholders, each of the Funds will have a new distribution plan under Rule 12b-1 of the 1940 Act (each, a "Proposed Plan") with respect to certain of its classes of shares. Pursuant to each Proposed Plan, each such Fund will make payments to AIM Distributors in connection with the distribution of the appropriate Class of the Fund's Shares and the provision of ongoing services to shareholders. The annualized fees will be calculated as a percentage of the average daily net assets attributable to a class of Shares. AIM Distributors will pay a portion of the Rule 12b-1 fees that it receives to the brokers, dealers, agents and other service providers with whom it has entered into agreements and who offer Shares of the Funds for sale or provide customers or clients certain continuing services.



    The amounts payable by a Fund under each Proposed Plan need not be directly related to the expenses actually incurred by AIM Distributors on behalf of each Fund. Thus, even if AIM Distributors' actual expenses exceed the fee payable to AIM Distributors thereunder at any given time, the Funds will not be obligated to pay more than that fee. If AIM Distributors' expenses are less than the fee it receives, AIM Distributors will retain the full amount of the fee. Based on representations provided by AIM Distributors, the Boards expect that AIM Distributors will incur expenses for its service and distribution activities that will exceed the maximum fees payable by the Funds under each Proposed Plan. For more complete information, see Proposal 3 below.



    The agreements pursuant to which GT Global, Inc. serves as principal underwriter for the Funds will terminate as a result of the Purchase. The Boards have approved new agreements, consistent with the description above, pursuant to which AIM Distributors would serve as principal underwriter for the Funds' Class A, Class B, Class C and Advisor Class Shares. Under the 1940 Act, such agreements do not require the approval of Shareholders before they become effective. Such agreements will become effective on or about the Closing Date if this Proposal 2 is approved by Shareholders.



    It is currently anticipated that during September, 1998, A I M Fund Services, Inc. ("AIM Services"), a wholly owned subsidiary of AIM, would commence serving as transfer agent for the Funds. GT Global Investor Services, Inc. will continue to serve as transfer agent for the Funds until AIM Services assumes that role.



    The agreements pursuant to which Chancellor LGT serves as accounting and pricing agent for the Funds will also terminate as a result of the Purchase. It is anticipated that the Boards will be asked to approve new fund accounting and pricing agent agreements, through which AIM will serve as fund accounting and pricing agent. AIM intends to delegate substantially all of its responsibilities as fund accounting and pricing agent to Chancellor LGT. Under the 1940 Act, such agreements do not require the approval of shareholders before they become effective. If approved by the Boards, such agreements will become effective on or about the Closing Date if this Proposal 2 is approved by Shareholders.



    INFORMATION CONCERNING AMVESCAP, AIM AND CHANCELLOR LGT. AMVESCAP, along with its subsidiaries, is one of the largest independent investment management organizations in the world. The AMVESCAP group of companies (through the AIM and INVESCO brand names) offers a broad array of investment products and services to institutions and individuals. As of December 31, 1997, AMVESCAP and its subsidiaries had approximately $192 billion under management. AMVESCAP's worldwide investment team consists of approximately 330 investment professionals located in major financial centers, and includes larger investment teams in Atlanta, Boston, Dallas, Denver, Hong Kong, Houston, London, Louisville, Miami, Portland (Oregon), and Tokyo. The expertise, personnel, data and systems of

AMVESCAP's worldwide investment team, as well as the ongoing resources of Chancellor LGT, will be available to AIM and Chancellor LGT in their management and administration of the Funds. The corporate headquarters of AMVESCAP are located at 11 Devonshire Square, London EC2M 4YR, England.



    AIM was organized in 1976 and, together with its affiliates, currently advises over 50 investment company portfolios (the "AIM Funds"). As of December 31, 1997, the total assets of the AIM Funds were approximately $83 billion. The advisory fee schedule for the AIM Funds is set forth in Exhibit F. AIM is a wholly owned subsidiary of A I M Management Group Inc. ("AIM Management"). Certain of the Directors and officers of AIM are also Trustees/Directors and executive officers of the AIM Funds. The address of AIM, all of the Directors of AIM, AIM Distributors, AIM Services, and AIM Management, is 11 Greenway Plaza, Suite 100, Houston, TX 77046-1173.


    Chancellor LGT currently provides investment management and/or administration services to the Funds. Chancellor LGT and its worldwide asset management affiliates have provided investment management and/or administrative services to institutional, corporate and individual clients around the world since 1969. As of December 31, 1997, Chancellor LGT and its worldwide affiliates managed approximately $54 billion in assets. In the United States, as of December 31, 1997, Chancellor LGT managed or administered approximately $8 billion of assets of the Funds and several other registered investment companies, including three closed-end funds, and sub-advised one other registered investment company. In addition to the investment resources of its San Francisco and New York offices, Chancellor LGT draws upon the expertise, personnel, data and systems of other investment offices of LGT's Asset Management Division in Frankfurt, Hong Kong, London, Singapore, Sydney, Tokyo and Toronto. In managing the Funds, Chancellor LGT generally employs a team approach, taking advantage of its investment resources around the world in seeking each Fund's investment objective. The U.S. offices of Chancellor LGT are located at 50 California Street, 27th Floor, San Francisco, CA 94111 and 1166 Avenue of the Americas, New York, NY 10036.

    Chancellor LGT and its worldwide affiliates, including LGT Bank in Liechtenstein, compose Liechtenstein Global Trust. Liechtenstein Global Trust is a provider of global asset management and private banking products and services to individual and institutional investors. Liechtenstein Global Trust is controlled by the Prince of Liechtenstein Foundation, which serves as the parent organization for the various business enterprises of the Princely Family of Liechtenstein. The principal business address of the Prince of Liechtenstein Foundation is Herrengasse 12, FL-9490, Vaduz, Liechtenstein.


    Proposal 2(a) asks Shareholders to approve the New Management Agreement, and Proposal 2(b) asks Shareholders to approve the New Sub-Advisory Agreement. Proposals 2(a) and 2(b) are completely interdependent, and the failure to approve either Proposal 2(a) or 2(b) will mean that neither Proposal will be implemented.



                   EACH BOARD RECOMMENDS THAT YOU VOTE "FOR"
                            PROPOSALS 2(A) AND 2(B).

                                PROPOSAL NO. 3:
            APPROVAL OF REPLACEMENT RULE 12B-1 PLANS OF DISTRIBUTION



    RELEVANT FUNDS. Proposal 3 applies to Class A and Class B Shares of each Fund and Class C Shares of New Dimension Fund.



    BACKGROUND. Each Company has adopted plans of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the Class A and Class B Shares of each Fund, and Series Trust has also adopted a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the Class C Shares of New Dimension Fund (the "Existing Plans"). Investment Funds, Investment Portfolios, and Growth Series, adopted their Existing Plans with respect to Class A and Class B Shares on October 22, 1992, March 31, 1993, and March 31, 1993, respectively, and each most recently amended their Existing Plans on July 7, 1993. Series Trust adopted its Existing Plans with respect to Class A and Class B Shares on September 10, 1997 and with respect to Class C Shares on December 31, 1997. The Existing Plans are intended to promote the sales of shares of the respective classes of each Fund and to permit the Funds' current distributor, GT Global, to pay third parties that distribute Shares and provide ongoing services to Shareholders and that otherwise facilitate the administration and servicing of shareholder accounts.



    On March 24, 1998, each Company's Board approved the Proposed Plans and authorized their submission to Class A and Class B Shareholders of each Fund and also to Class C Shareholders of Series Trust for approval. The Proposed Plans are substantially identical to the plans adopted by The AIM Family of Funds, a group of 33 investment company portfolios for which AIM Distributors provides shareholder and distribution services, which have Rule 12b-1 plans and which have exchange privileges ("The AIM Family of Funds"). Nonetheless, the nature of the shareholder services and distribution services for each Class of each Fund and the payments for those services by the Fund under the Proposed Plans are, in most respects, generally similar to the Existing Plans. The three main differences between the Proposed Plans and the Existing Plans are that (1) AIM Distributors, instead of GT Global, would provide, or arrange for third parties to provide, shareholder and distribution services to the Funds and their shareholders and would receive payments for those services, (2) the Proposed Plans are compensation-type plans, rather than reimbursement-type plans as is the case for the Existing Plans, and (3) each of the Proposed Plans for Class B Shares provides for the continuation of payments to the distributor with respect to that portion of a Fund's Class B Shares that were sold by or attributable to the distribution efforts of AIM Distributors (or its predecessor, GT Global), unless there is a "complete termination" of the Proposed Plan. Under a reimbursement plan, a distributor receives payment for distribution and service-related expenses to the extent that the expenses are actually incurred, and the distributor often may carry forward unreimbursed, reimbursable expenses to be paid in subsequent years. By contrast, a distributor under a compensation plan receives payment for its shareholder and distribution services as a stated percentage of the net assets of a Class without matching expenses incurred with payments received. These changes are more fully described below. A fourth difference between the Proposed Plans and Existing Plans is related to Class B Shares and pertains to arrangements which facilitate the financing for payments made by AIM Distributors to dealers upon the sale of Class B Shares.



    The changes are proposed primarily so that the Class A, Class B, and Class C (Series Trust only) distribution arrangements for the Funds, and the services provided to their Class A, Class B, and Class C Shareholders, can be made comparable to the arrangements for, and level of services provided to The AIM Family of Funds. The Proposed Plans would allow Shareholders to benefit from AIM Distributors' broader distribution network and would give Shareholders greater access to AIM Distributors' resources for providing shareholder services. AIM Distributors has over 450 employees dedicated to marketing funds with Class A, Class B, and Class C Shares, and total sales of these funds have averaged over $13 billion annually over the past two years. In addition, with the adoption of the Proposed Plans, Fund Class A and Class C (for New Dimension Fund only), Shareholders would be in position to obtain exchange privileges with the corresponding class of The AIM Family of Funds at approximately the time of the closing; and Class B Shareholders would be in position to obtain exchange privileges with Class B Shares of The AIM

Family of Funds at approximately the same time that AIM Services begins serving as transfer agent for the Funds. Such exchange privileges would be unavailable to Class B Shareholders of the Funds if the Proposed Plans are not adopted because of requirements imposed by lenders to AIM Distributors which provide financing for sales of Class B Shares.


    Copies of the Proposed Plans are attached to this Proxy Statement as Exhibits H and I.

    THE EXISTING PLANS. To promote Fund sales and the administration and servicing of shareholder accounts, each Fund, under the Existing Plans, reimburses GT Global for its expenses incurred for its service and distribution activities on behalf of such Fund.


    With respect to Class A Shares, the maximum aggregate annual fees, expressed as a percentage of average daily net assets of Class A Shares, for which GT Global is reimbursed for its service and distribution activities are as follows:
0.25% with respect to Dollar Fund; 0.35% with respect to Government Income Fund, Strategic Income Fund, High Income Fund, Growth & Income Fund, Pacific Fund, Europe Fund, Japan Fund, International Fund, Worldwide Fund, America Mid Cap Fund, America Small Cap Fund, and America Value Fund; and 0.50% with respect to Health Care Fund, Latin America Growth Fund, Telecommunications Fund, Financial Services Fund, Emerging Markets Fund, Consumer Products and Services Fund, Natural Resources Fund, Infrastructure Fund, and New Dimension Fund. Each Fund reimburses GT Global at an annual rate of up to 0.25% of the average daily net assets of Class A Shares for expenditures incurred in connection with GT Global's shareholder service activities ("service fee"). Each Fund also reimburses GT Global for expenditures incurred in connection with GT Global's distribution activities ("distribution fee"). The service and distribution fees combined may not exceed the maximum aggregate annual fee described above. GT Global may be reimbursed for expenses incurred with respect to Class A Shares for up to one year. During the fiscal year ended December 31, 1997, GT Global did not seek reimbursement of expenses with respect to Dollar Fund.



    Under each Existing Plan for Class B Shares of the Funds and for Class C Shares of New Dimension Fund, each Fund reimburses GT Global at the annual rate of up to 0.25% of the average daily net assets of Class B Shares or Class C Shares, as appropriate, for expenditures incurred in connection with GT Global's shareholder service activities. Each Fund also reimburses GT Global for expenditures incurred in connection with GT Global's distribution activities at the annual rate of up to 0.75% of the average daily net assets of Class B Shares or Class C Shares, as appropriate. Expenses incurred with respect to Class B Shares and Class C Shares in excess of 1.00% annually may be carried forward for reimbursement in subsequent years as long as the Existing Plan continues in effect. Reimbursable expenses with respect to Class B Shares and Class C Shares, however, are reduced by the proceeds from contingent deferred sales charges received by GT Global. During the fiscal year ended December 31, 1997, GT Global limited reimbursement of expenses with respect to Dollar Fund to an aggregate annual rate of 0.75% of the average daily net assets of Class B Shares of Dollar Fund.



    With respect to Class B Shares and Class C Shares (for New Dimension Fund), each Fund treats as an expense all amounts accrued under the Existing Plans during a year whether or not paid to reimburse GT Global during the same year so that such accruals will be available to reimburse GT Global for expenditures in subsequent periods. Expenditures in excess of amounts paid by the Fund during a year are not charged as an expense for such year but are charged in subsequent years as and if accrued and paid by the Fund. Therefore, shareholders who purchase shares after the expenses have been incurred will nevertheless contribute to payment thereof to the extent there remain such carryover expenses, while shareholders who held shares when the expenses were incurred but redeemed thereafter will not contribute to the reimbursement of any carryover expenses outstanding at the date of redemption. If amounts are accrued prior to purchase of shares by a shareholder and utilized before a shareholder redeems, such shareholder will have contributed to distribution expenditures not actually incurred while a shareholder.



    Since the Existing Plans went into effect, GT Global has received from each Class of a Fund reimbursement at the maximum levels permitted under the Existing Plans except as noted above with respect to Dollar Fund. The dollar amounts of the payments by each Fund and Class thereof to GT Global are set out in Exhibit J. In addition, as of December 31, 1997, the Funds had carried forward reimbursable amounts with respect to Class B Shares. The Funds also had reimbursable carryforward expenses for all Funds with respect to Class A Shares, and it is anticipated that New Dimension Fund will have carryforward expenses for its Class C Shares. Upon termination of the Existing Plans with respect to Class B Shares (and to Class C Shares of New Dimension Fund), the Board may consider the appropriateness of having Class B Shares (and Class C Shares of New Dimension Fund) reimburse GT Global for the then outstanding carryforward expenses plus interest thereon to the extent permitted by applicable law from the effective date of the Existing Plan. GT Global has indicated that it will not seek reimbursement for carryforward expenses with respect to Class B Shares (or to Class C Shares of New Dimension
Fund), nor, to the extent that it has any rights to carryforward expenses with respect to Class A Shares, will it seek reimbursement of such expenses. However, the Funds will continue to pay distribution and service fees, and the existing shareholders will continue to pay CDSCs, to AIM Distributors for Class B Shares (and Class C Shares of New Dimension Fund) that were sold by or attributable to distribution efforts of GT Global.



    APPROVAL AND TERMINATION PROVISIONS. Under its terms, each Existing Plan will continue in effect with respect to each Class for so long as it is specifically approved at least annually by a majority of a Company's Board, including a majority of those Board Members who are not "interested persons" of the Company as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of the Existing Plan or any agreement related to the Existing Plan ("Plan Directors"), unless terminated by vote of a majority of the Plan Directors, or by vote of a majority of the outstanding voting securities of that class of the Fund. Each Existing Plan may not be amended to increase materially the limit upon reimbursement of expenses described above unless approved by a majority of the Board and of the Plan Directors and by a majority of the outstanding voting securities of the applicable class of the Fund, and no other material amendment to an Existing Plan may be made unless approved by a majority of the entire Board and the Plan Directors. Any agreements related to the Existing Plans must be approved by a vote of a majority of a Company's entire Board and of the Plan Directors. While the Existing Plans are in effect, the selection and nomination of Board Members who are not interested persons of the Company, as defined in the 1940 Act, will be at the discretion of the Board Members who are not interested persons of the Company.



    THE PROPOSED PLANS. As noted above, the Proposed Plans differ from the Existing Plans in four principal respects. First, under the distribution agreements between the Funds and AIM Distributors, AIM Distributors would succeed GT Global as each Fund's distributor. Second, the Proposed Plans are compensation-type plans rather than reimbursement-type plans. Under each Proposed Plan, Class A and Class B Shares of each Fund, and Class C Shares of New Dimension Fund, would pay AIM Distributors, as compensation for service and distribution activities, a fee at the same annual rate as has been paid to GT Global by, and as is set as the maximum rate for, each class under each Existing Plan. However, the amounts payable by each Fund under the Proposed Plans would no longer be directly matched with the expenses actually incurred by AIM Distributors. With respect to Dollar Fund, AIM Distributors intends to limit for a period of at least two years the fees it receives in the same manner that GT Global has limited the amount of its reimbursements. Third, each of the Proposed Plans for Class B Shares provides for the continuation of payments to the distributor with respect to that portion of a Fund's Class B Shares that were sold by or attributable to the distribution efforts of AIM Distributors (or its predecessor, GT Global), unless there is a "complete termination" of the Proposed Plan. A "complete termination" would occur if: (i) the Plan Directors, in making their determination to terminate the Fund's Proposed Plan for the Class B Shares, have acted in good faith and have determined that the termination is in the best interest of the Fund and its Shareholders; (ii) the Fund does not alter the terms of the contingent deferred sales charges ("CDSCs") applicable to Class B Shares at the time of such termination; and (iii) unless AIM Distributors is in material breach of its distribution agreement at the time the Class B Shares Proposed Plan is terminated, no payments under the Proposed Plan will be paid to anyone (other than AIM

Distributors) with respect to Class B Shares previously sold. Moreover, the termination of a Proposed Plan with respect to Class B Shares would not affect the Fund's obligation to withhold and pay CDSCs.



    Finally, in connection with its distribution arrangements for The AIM Family of Funds, AIM Distributors has entered into agreements with third parties to provide shareholder and other services to The AIM Family of Funds and to provide financing for AIM Distributors' distribution activities with respect to Class B Shares of The AIM Family of Funds. AIM Distributors has expressed its desire to enter into similar agreements with respect to the Funds and to enter into similar financing arrangements with respect to the Class B Shares of the Funds. Without such financing arrangements with respect to the Funds' Class B Shares, AIM Distributors would not be able to provide the same level of distribution services to the Funds as it is able to provide to The AIM Family of Funds. Moreover, the absence of financing arrangements would preclude the Class B Shareholders of the Funds from having exchange privileges with Class B Shares of The AIM Family of Funds.



    The Proposed Plans would promote consistency between the Funds and The AIM Family of Funds, which have a distribution structure similar to the structure in place for the Funds. Eliminating significant differences between the distribution plans of The AIM Family of Funds and those of the Funds will create substantial uniformity in the distribution network for The AIM Family of Funds and the Funds. Such uniformity would make it easier for AIM Distributors to provide comparable shareholder and distribution services both to the Funds and to The AIM Family of Funds. Fund shareholders could benefit from the potential asset growth and retention facilitated by AIM Distributors' broader distribution network, especially combined with the distribution network and shareholder base already familiar with the GT Funds.



    The proposed compensation plans would provide other benefits as well, including greater flexibility and ease of administration and accounting than reimbursement plans. Under reimbursement plans, all expenses must be specifically accounted for and attributed to the investment company under the plan for purposes of reimbursement. Compensation plans require quarterly general reporting to a Board of the amounts accrued and paid under the plan and of the expenses actually borne by the distributor during the same period. Generally, however, there need be no matching of expenses paid for reimbursements and no carryforward of such amounts, as under reimbursement plans. Thus, the accounting for such compensation plans is simplified.


    Compensation plans also could enhance a distributor's ability to provide services without regard to the precise timing of the services, which would not necessarily be the case under reimbursement plans. Under a compensation plan, a distributor has more latitude to determine the timing of expenditures in order to provide the greatest benefit to the funds.


    Because AIM Distributors will receive its fees for distribution activities and service activities at the rates described above irrespective of its actual expenditures incurred in connection with its distribution and service activities, AIM Distributors could realize a profit if its expenses were less than the amounts it received. On the other hand, if AIM Distributors' expenses were greater than the amounts it received, AIM Distributors could realize a loss. The Proposed Plans thus present the possibility that AIM Distributors may profit from its activities on behalf of a Fund. AIM Distributors has represented, however, that in the past for The AIM Family of Funds, it has spent substantially more than it has received for the distribution of shares of The AIM Family of Funds. It also has represented that it fully expects to spend more on shareholder servicing and distribution than it would receive under the Proposed Plans. The Boards expect that the type of services that AIM Distributors will provide and oversee will remain essentially the same as under the Existing Plans and that the level of services is likely to be enhanced compared to the Existing Plans. The Boards also expect that the type and level of expenses AIM Distributors will incur on behalf of a Fund will remain essentially the same as under the Existing Plans and that the amounts actually paid by each Fund to AIM Distributors will be the same as the payments made to GT Global.

    Each Class of each Fund would pay AIM Distributors, as compensation for service activities, a fee at the annual rate of 0.25% of the average daily net assets of the Fund attributable to such Class. In addition, each Class of each Fund would pay AIM Distributors, as compensation for distribution activities, a fee that, combined with the 0.25% service fee, would equal the maximum aggregate annual fee payable under the Existing Plans.



    The Proposed Plans, if approved by Shareholders, will remain in effect for one year from the date of such approval, and thereafter from year to year so long as they are approved by a majority of a Company's Board, including a majority of the Plan Directors, unless sooner terminated according to its terms. As described above, there are special provisions with respect to the termination of each of the Proposed Plans for the Class B Shares of the Funds.



    BOARD CONSIDERATIONS. The Boards' chief consideration in recommending the Proposed Plans is that the AIM Funds currently use substantially identical plans and that the Proposed Plans would therefore promote uniformity among the combined AIM/GT Global Funds. Such uniformity would provide the Funds with access to a broader and successful distribution network and to enhanced shareholder services, including exchange privileges with The AIM Family of Funds at approximately the Closing Date for Class A Shares and Class C Shares (Series Trust only) and at approximately such time as AIM Services becomes transfer agent to the GT Global Funds for Class B Shares. Also as part of the consideration of the Proposed Plans, GT Global presented a survey of the fund industry which indicated the prevalence of compensation-type plans over reimbursement-type plans and identified the benefits of flexibility in timing when distribution expenses are incurred and simplification of plan administration and accounting that would be provided under the Proposed Plans. The Boards also considered the fact that the Proposed Plans will not increase the rate at which payments are made by the Funds for these services, since the current distributor, GT Global, has been reimbursed at the maximum rates under the Existing Plans since those plans were established. Based on representations provided by AIM Distributors, the Boards also expect that, under the Proposed Plans, AIM Distributors will spend more on shareholder servicing and distribution than it would receive under the Proposed Plans. Following their consideration of the foregoing and other factors, the Boards, including the Plan Directors, concluded that each of the Proposed Plans is in the best interest of each of the Funds and is reasonably likely to benefit each Fund's Shareholders.



    REQUIRED VOTE. Except as described below, Class A and Class B Shares of each Fund, and Class C Shares of New Dimension Fund, will vote separately on the applicable Proposed Plan for that Fund and Class. Approval of a Proposed Plan with respect to a Class of a Fund requires the favorable vote of a majority of the outstanding voting securities of that Class. As defined by the 1940 Act, a majority of the outstanding voting securities means the lesser of (a) 67% of the shares present at a meeting of shareholders if the owners of more than 50% of the shares then outstanding are present in person or by proxy or (b) more than 50% of the outstanding shares.



    Class B Shares of New Dimension Fund convert to Class A Shares approximately seven years after issuance. Due to this conversion feature, holders of Class B Shares of New Dimension Fund have an interest in the Proposed Plan for Class A Shares, as well as in the Proposed Plan for Class B Shares. The Proposed Plan for Class A Shares will require the approval of the holders of a majority of Class B Shares of New Dimension Fund. Accordingly, for this purpose, a vote by holders of Class B Shares of New Dimension Fund on this Proposal will be treated as a vote on both the Proposed Plan for Class B Shares as well as the Proposed Plan for Class A Shares.



    IF PROPOSAL 3 IS NOT APPROVED BY A CLASS OF A FUND, THE EXISTING PLAN WILL REMAIN IN EFFECT FOR THAT CLASS AND THE APPLICABLE BOARD WILL CONSIDER WHAT OTHER ACTION, IF ANY, TO TAKE.


              EACH BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3

                                PROPOSAL NO. 4:
             APPROVAL OF CHANGES TO CERTAIN FUNDAMENTAL INVESTMENT
                           RESTRICTIONS OF EACH FUND

    RELEVANT FUNDS. Changes are proposed to the fundamental investment restrictions ("fundamental restrictions") of all Funds, but some of the proposed changes apply only to certain Funds. See "Proposed Changes," below, for listings of the Funds to which each specific change applies.


    BACKGROUND. Pursuant to the 1940 Act, each Fund has adopted certain fundamental restrictions, which may be changed only with Shareholder approval. Restrictions and policies that a Fund has not specifically designated as being fundamental are considered to be "non-fundamental" and may be changed by the appropriate Company's Board without Shareholder approval.



    Several of the fundamental restrictions that the Funds have adopted reflect regulatory, business or industry conditions, practices or requirements that are no longer in effect. For example, the National Securities Markets Improvement Act of 1996 ("NSMIA") preempted state laws, under which the Funds previously were regulated and which required the adoption of certain restrictions. In addition, other fundamental restrictions reflect federal regulatory requirements that remain in effect but are not required to be stated as fundamental, or in some cases even as non-fundamental, restrictions. Also, as new Funds have been created over a period of years, substantially similar fundamental restrictions often have been phrased in slightly different ways, sometimes resulting in minor but unintended differences in effect or potentially giving rise to unintended differences in interpretation.


    Accordingly, the Boards have approved revisions to the Funds' fundamental restrictions in order to simplify, modernize and make more uniform those restrictions that are required to be fundamental. In several instances, existing fundamental restrictions that are eliminated because they are not required to be fundamental would be re-classified as non-fundamental restrictions. In addition, in several other instances, Funds already have similar non-fundamental restrictions, for which no change is proposed. However, non-fundamental restrictions may be changed by the Boards without shareholder approval.

    The Boards believe that eliminating the disparities among the Funds' fundamental restrictions will enhance management's ability to manage efficiently and effectively the Funds' assets in changing regulatory and investment environments. In addition, by reducing to a minimum those restrictions that can be changed only by shareholder vote, each Fund will be able to avoid the costs and delays associated with a shareholder meeting if its Board decides to make future changes to its investment policies. Although the proposed changes in fundamental restrictions will allow the Funds greater investment flexibility to respond to future investment opportunities, the Boards do not anticipate that the changes, individually or in the aggregate, will result at this time in a material change in the level of investment risk associated with an investment in any Fund or the manner in which any Fund is currently managed.


    As noted previously, Financial Services Fund, Infrastructure Fund, Natural Resources Fund, Consumer Products and Services Fund, High Income Fund, America Small Cap Fund, and America Value Fund each seeks its investment objective by investing all of its investable assets in another Portfolio. Each of these Funds and its corresponding Portfolio have identical fundamental restrictions. A vote to approve changes in the investment limitations of these Funds also would be a vote to approve changes to the identical investment limitations for the Portfolios.


    PROPOSED CHANGES. The following is the text and a summary description of the proposed changes to the Funds' fundamental restrictions, together with the text of those non-fundamental restrictions that would be adopted in connection with the elimination of certain of the Funds' current fundamental restrictions. The text below also describes those fundamental restrictions that are being eliminated for which no corresponding non-fundamental restriction is being proposed. Any non-fundamental restriction may be modified or eliminated by the appropriate Board at any future date without any further approval of shareholders. Shareholders may request from the Funds a copy of the Funds' Statements of Additional

Information for the text of the Funds' existing fundamental restrictions, by calling 1-800-824-1580. Shareholders should note that for some Funds certain of the fundamental restrictions that are treated separately below currently are combined within a single existing fundamental restriction.


    With respect to each Fund and each existing or proposed fundamental or non-fundamental restriction, if a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from a change in the values of the Fund's portfolio securities or the amount of its total assets will not be considered a violation of the restriction.

A.   MODIFICATION OF FUNDAMENTAL RESTRICTION ON PORTFOLIO DIVERSIFICATION.

    FUNDS TO WHICH THIS CHANGE APPLIES: All Funds except Latin America Growth Fund, Growth & Income Fund, Government Income Fund, Strategic Income Fund, High Income Fund and Developing Markets Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on portfolio diversification for each of the above-referenced Funds would be modified as follows:

        "The Fund will not purchase securities of any one issuer if, as a result, more than 5% of the Fund's total assets would be invested in securities of that issuer or the Fund would own or hold more than 10% of the outstanding voting securities of that issuer, except that up to 25% of the Fund's total assets may be invested without regard to this limitation, and except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities or to securities issued by other investment companies."


    DISCUSSION: The Funds to which this change would apply are "diversified" funds under the 1940 Act and, accordingly, must have a policy or fundamental restriction establishing percentage limitations with respect to investments in the securities of any one issuer. These Funds have stated their diversification restriction in several different ways. For example, the current diversification restriction of certain Funds does not reflect the statutory exceptions for investments in securities of government agencies or of other investment companies. The proposed changes to the Funds' fundamental restriction on portfolio diversification would eliminate minor inconsistencies in the wording of the Funds' current restrictions but would not change the Funds' existing restriction substantially.


B.   MODIFICATION OF FUNDAMENTAL RESTRICTION ON CONCENTRATION.

    FUNDS TO WHICH THIS CHANGE APPLIES: All Funds except Consumer Products and Services Fund, Financial Services Fund, Health Care Fund, Infrastructure Fund, Natural Resources Fund, Telecommunications Fund and New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on concentration for each of the above-referenced Funds would be modified as follows:

        "The Fund will not purchase any security if, as a result of that purchase, 25% or more of the Fund's total assets would be invested in securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities."

    DISCUSSION: The proposed changes to the above-referenced Funds' fundamental restriction on concentration would eliminate minor inconsistencies in the wording of the Funds' current restrictions on concentration.

C. MODIFICATION OF FUNDAMENTAL RESTRICTION ON ISSUING SENIOR SECURITIES AND BORROWING MONEY.

    FUNDS TO WHICH THIS CHANGE APPLIES:  All Funds.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on issuing senior securities and borrowing money for each Fund would be modified as follows:

        "The Fund will not issue senior securities or borrow money, except as permitted under the 1940 Act and then not in excess of 33 1/3% of the Fund's total assets (including the amount borrowed but reduced by any liabilities not constituting borrowings) at the time of the borrowing, except that the Fund may borrow up to an additional 5% of its total assets (not including the amount borrowed) for temporary or emergency purposes."

    DISCUSSION: The 1940 Act establishes limits on the ability of the Funds to borrow money or issue "senior securities," a term that is defined, generally, to refer to obligations that have a priority over the investment company's shares of common stock or beneficial interest with respect to the distribution of its assets or the payment of dividends. Currently, the fundamental restriction for several of the Funds is more limiting than required by the 1940 Act. The current fundamental restriction for Growth & Income Fund, Latin America Growth Fund and Government Income Fund prohibits each of those Funds from borrowing except for temporary or emergency purposes. The current fundamental restriction for Growth & Income Fund and Latin American Growth Fund also prohibits those Funds from purchasing any security while borrowings in excess of 5% of each Fund's total assets are outstanding. In addition, the current fundamental restriction for Government Income Fund limits borrowing to 30% of the Fund's total assets and prohibits the Fund from purchasing any security while any borrowings are outstanding.


    The proposed changes would make the Funds' restriction on borrowing money or issuing senior securities no more limiting than required by the 1940 Act. The Boards believe that changing the Funds' fundamental restrictions in this manner will provide flexibility for future contingencies. However, the Boards do not intend the change to affect the Funds' current operations. Accordingly, the fundamental limitation of Government Income Fund, Latin America Growth Fund and Growth & Income Fund that prohibits these Funds from borrowing except for temporary or emergency purposes will continue in effect as a non-fundamental policy. Moreover, the fundamental limitation of Latin America Growth Fund and Growth & Income Fund that prohibits these Funds from purchasing portfolio securities when borrowings exceed 5% of total assets will continue as a non-fundamental policy. The non-fundamental policy for Government Income Fund would be modified to permit it to purchase securities while borrowings of up to 5% of the Fund's total assets are outstanding. This change would give Government Income Fund more flexibility to borrow in order to meet redemption requests. The proposed change would also result in immaterial wording changes to New Dimension Fund's fundamental restriction on borrowing.



    Strategic Income Fund and High Income Fund each may borrow for investment purposes. The proposed change to these Funds' fundamental restriction on borrowing will not affect their ability to borrow for investment purposes but will eliminate minor differences in the wording of these Funds' current restriction. In addition, the fundamental restriction of Dollar Fund currently states that the Fund "may not issue senior securities." Although this fundamental restriction will be changed as described above, it is not currently contemplated that Dollar Fund will borrow money.


    Government Income Fund, Strategic Income Fund, High Income Fund, Growth & Income Fund and Latin America Growth Fund, as part of their fundamental restriction on borrowing, include as part of their restriction an undertaking that they will reduce their borrowings within three days if the asset coverage for each Fund's borrowings falls below 300%. The proposed fundamental restriction eliminates this undertaking. Nevertheless, the 1940 Act will continue to impose this requirement on all of the Funds.

D.   MODIFICATION OF FUNDAMENTAL RESTRICTION ON MAKING LOANS.

    FUNDS TO WHICH THIS CHANGE APPLIES:  All Funds except New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on making loans for each Fund would be modified as follows:

        "The Fund will not make loans, except through loans of portfolio securities or through repurchase agreements, provided that for purposes of this limitation, the acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers' acceptances or similar instruments will not be considered the making of a loan."

    DISCUSSION: The proposed changes to this fundamental restriction would eliminate minor differences in the wording of the Funds' current restriction on making loans. In addition, the proposed restriction more completely describes various types of debt instruments the Funds may purchase that do not constitute the making of a loan.


    In addition, Dollar Fund's current fundamental restriction on loans contains an exception for loans "pursuant to contracts providing for the compensation of service provided by compensated balances." This exception applies to an arrangement whereby a fund reduces its custodian expenses through its securities lending activities. In order to make the Funds' fundamental restrictions more uniform, this language will be deleted. Deletion of this language is not intended to affect the ability of Dollar Fund to engage the activity covered by the language. Similarly, this restriction is not intended to affect the ability of each Fund to engage in this activity.


E.   MODIFICATION OF FUNDAMENTAL RESTRICTION ON UNDERWRITING SECURITIES.

    FUNDS TO WHICH THIS CHANGE APPLIES:  All Funds except New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on underwriting securities for each Fund would be modified as follows:

        "The Fund will not engage in the business of underwriting securities of other issuers, except to the extent that the Fund might be considered an underwriter under the federal securities laws in connection with its disposition of portfolio securities."

    DISCUSSION: The proposed changes to this fundamental restriction would eliminate minor differences in the wording of the Funds' current restriction on underwriting securities.

F.   MODIFICATION OF FUNDAMENTAL RESTRICTION ON REAL ESTATE INVESTMENTS.

    FUNDS TO WHICH THIS CHANGE APPLIES:  All Funds except New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on real estate investments for each Fund would be modified as follows:

        "The Fund will not purchase or sell real estate, except that investments in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported by interests in real estate are not subject to this limitation, and except that the Fund may exercise rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner."

    DISCUSSION: The proposed changes to this fundamental restriction would eliminate minor differences in the wording of the Funds' current restriction on real estate investments and would clarify the types of real estate related securities that are permissible investments for each Fund. In addition, the proposed restriction includes an exception that permits each Fund to hold real estate acquired as a result of ownership of securities or other interests.

    Consumer Products and Services Fund, Financial Services Fund, Infrastructure Fund, Natural Resources Fund, Telecommunications Fund, Latin America Growth Fund, Growth & Income Fund, Government Income Fund, Strategic Income Fund, High Income Fund and Developing Markets Fund currently may not "purchase or sell real estate, including real estate limited partnerships." The proposed restriction eliminates the reference to real estate limited partnerships. Thus, if the proposed change is approved, all of the Funds would be able to invest in real estate limited partnerships. However, for various tax reasons, the Funds do not intend to invest in real estate limited partnerships. If such investments become available in the future, they still would have to comply with a Fund's investment objective, policies and limitations.


G.   MODIFICATION OF FUNDAMENTAL RESTRICTION ON INVESTING IN COMMODITIES.

    FUNDS TO WHICH THIS CHANGE APPLIES:  All Funds except New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on investing in commodities for each Fund would be modified as follows:

        "The Fund will not purchase or sell physical commodities, but the Fund may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments."


    DISCUSSION: The proposed changes to this fundamental restriction are intended to ensure that the Funds will have the maximum flexibility to enter into hedging and other transactions utilizing financial contracts and derivative products when doing so is permitted by the Funds' other investment policies and would eliminate minor differences in the wording of the Funds' current restriction on investing in commodities. Furthermore, the proposed restrictions would allow the Funds to respond to the rapid and continuing development of derivative products. The proposed restriction broadens the exception to the prohibition on buying and selling physical commodities to cover all financial derivative instruments rather than only financial futures and currency instruments.


    The current fundamental restriction for Dollar Fund prohibits the Fund from engaging in option transactions. If Proposal 4 is approved, this restriction will be deleted and the Fund would have greater flexibility to engage in option transactions. Dollar Fund, however, has no present intention of engaging in option transactions. Moreover, Dollar Fund is subject to regulation as a money market fund under Rule 2a-7 under the 1940 Act, which imposes significant restrictions on the types of securities in which Dollar Fund can invest.

H.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON MARGIN TRANSACTIONS.

    FUNDS TO WHICH THIS CHANGE APPLIES:  All Funds except New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on engaging in margin transactions for each Fund would be eliminated and each Fund would become subject to the following non-fundamental restriction:

        "The Fund will not purchase securities on margin, provided that the Fund may obtain short-term credits as may be necessary for the clearance of purchases and sales of securities, and further provided that the Fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments."

    DISCUSSION: The Funds are not required to have a fundamental restriction on margin transactions. Accordingly, it is proposed that the Funds' existing fundamental restriction be replaced with a non-fundamental restriction. The proposed non-fundamental restriction makes minor changes in wording from the existing fundamental restriction and expands the list of margin transactions excepted from the prohibition to include margin deposits in connection with financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

    As discussed in Item S below, the current fundamental restriction on margin transactions for Worldwide Fund, International Fund, Pacific Fund, Europe Fund, America Mid Cap Fund, Japan Fund, America Small Cap Growth, America Value Fund, Dollar Fund and Health Care Fund is combined with a restriction on short sales that prohibits those Funds from making short sales or maintaining short positions except in connection with their use of options, futures contracts and options on futures contracts. If Proposal 4 is approved, this restriction will be deleted and the Funds would have greater flexibility to engage in short sales. These Funds, however, have no present intention of engaging in short sales. The current fundamental restriction on margin transactions for Dollar Fund prohibits purchasing securities on margin. If Proposal 4 is approved, this restriction will be deleted and the Fund would have greater flexibility to engage in margin transactions. Dollar Fund, however, has no present intention of engaging in margin transactions.

I.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON INVESTING IN FUTURES CONTRACTS.

    FUNDS TO WHICH THIS CHANGE APPLIES: Government Income Fund and Strategic Income Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on engaging in futures contracts for Government Income Fund and Strategic Income Fund would be eliminated and these Funds would become subject to the following non-fundamental restriction:

        "The Fund will not enter into a futures contract, if, as a result thereof, more than 5% of the Fund's total assets (taken at market value at the time of entering into the contract) would be committed to margin on such futures contracts."

    DISCUSSION: There is no legal requirement that Government Income Fund or Strategic Income Fund have a fundamental restriction on this subject. Accordingly, the Board believes that it should be made non-fundamental. The non-fundamental restriction would be identical to the fundamental restriction proposed to be eliminated and, thus, is not expected to have any impact on the operations of the Funds. Establishing the restriction as non-fundamental, however, would enable the Board to change this restriction in the future without shareholder approval.

J.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON INVESTING IN ILLIQUID SECURITIES.

    FUNDS TO WHICH THIS CHANGE APPLIES: Health Care Fund, Growth & Income Fund and Government Income Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on investing in illiquid securities for the above-referenced Funds would be eliminated and these Funds would become subject to the following non-fundamental restriction:

        "The Fund will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits maturing in more than seven days, or purchase OTC options or hold assets set aside to cover OTC options written by the Fund, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Fund's net assets."

    DISCUSSION: There is no legal requirement that these Funds have a fundamental restriction on this subject. Accordingly, the Board believes that it should be made non-fundamental. With respect to Growth & Income Fund and Government Income Fund, the non-fundamental restriction would be identical to the fundamental restriction proposed to be eliminated, except that the limit on investing in illiquid securities would increase from 10% to 15% of each Fund's net assets. Moreover, Health Care Fund's current policy prohibits the Fund from investing more than 10% of its total assets in securities

"which cannot be readily resold to the public because of legal or contractual restrictions" in addition to securities for which there is no readily available market. Increasing the percentage of illiquid securities that each Fund may hold from 10% to 15% should have only a minimal effect, if any, on the Funds' liquidity. The non-fundamental restriction of Health Care Fund would change the wording to make it consistent with the other Funds. This change is not expected to have a significant impact on operations of the Fund. Establishing the restriction as non-fundamental, however, would enable the Board to change this restriction in the future without shareholder approval.

K.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON PLEDGING ASSETS.

    FUNDS TO WHICH THIS CHANGE APPLIES: All Funds except Developing Markets Fund and New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on pledging assets for each Fund would be eliminated and the Funds would become subject to the following non-fundamental restriction:

        "The Fund will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities."


    DISCUSSION: The Funds are not required to have a fundamental restriction with respect to the pledging of assets. In order to maximize the Funds' flexibility in this area, the Boards believe that the Funds' restriction on pledging assets should be made non-fundamental. The non-fundamental restriction would be similar to the fundamental restriction proposed to be eliminated. Dollar Fund's non-fundamental restriction will no longer refer to an exception for "borrowings as disclosed in the Prospectus" since this exception would be covered under the uniform non-fundamental restriction. The Boards do not expect this change to have any impact on the Funds' operations. Establishing the restriction as non-fundamental, however, would enable the Boards to change this restriction in the future without shareholder approval.


L. ELIMINATION OF FUNDAMENTAL RESTRICTION ON PURCHASING SECURITIES ISSUED BY OTHER INVESTMENT COMPANIES.

    FUND TO WHICH THIS CHANGE APPLIES:  Dollar Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on purchasing securities issued by other investment companies for Dollar Fund would be eliminated.

    DISCUSSION: There is no legal requirement that Dollar Fund have a fundamental restriction on this subject. Moreover, Item U discussed below would add a new fundamental investment policy permitting the Fund to invest all of its investable assets in another open-end investment company. As discussed below, this change would offer the Fund the ability to use alternative investment structures. Accordingly, the Board believes this investment restriction should be eliminated.

M. ELIMINATION OF FUNDAMENTAL RESTRICTION ON PURCHASING COMMON STOCKS, PREFERRED STOCKS, WARRANTS OR OTHER EQUITY SECURITIES.

    FUND TO WHICH THIS CHANGE APPLIES:  Dollar Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on purchasing common stocks, preferred stocks, warrants or other equity securities for Dollar Fund would be eliminated.

    DISCUSSION: There is no legal requirement that Dollar Fund have a fundamental restriction on this subject. Moreover, Dollar Fund is regulated as a money market fund under Rule 2a-7 under the 1940 Act.

Rule 2a-7 imposes substantive restrictions on the types, quality, and maturities of the securities in which Dollar Fund may invest. Accordingly, the Board believes that this fundamental restriction is unnecessary and that it should be deleted. This change is not expected to have any impact on the operations of the Fund.

N. ELIMINATION OF FUNDAMENTAL RESTRICTION ON INVESTMENTS IN OIL, GAS AND MINERAL LEASES AND PROGRAMS.

    FUNDS TO WHICH THIS CHANGE APPLIES: All Funds except Developing Markets Fund and New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on investments in oil, gas or minerals for each Fund would be eliminated.


    DISCUSSION: The Funds are not required to have a fundamental restriction with respect to oil, gas or mineral investments. In order to maximize each Fund's flexibility in this area, the Boards believe that each Fund's restriction on oil, gas and mineral investments should be eliminated. This restriction was imposed by state laws and NSMIA preempts that requirement. Notwithstanding the elimination of this fundamental restriction, no Fund expects to invest at this time in oil, gas and mineral leases and programs.


O.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON INVESTING FOR THE PURPOSE OF
     CONTROL.

    FUNDS TO WHICH THIS CHANGE APPLIES: Health Care Fund, Growth & Income Fund, Government Income Fund, Strategic Income Fund, Pacific Fund, Europe Fund, Japan Fund, International Fund, Worldwide Fund, America Mid Cap Fund, America Small Cap Fund, and America Value Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on investing for the purpose of control for each of the above-referenced Funds would be eliminated.


    DISCUSSION: The Boards propose to eliminate this fundamental restriction, which prohibits each of the above-referenced Funds from investing in companies for the purpose of exercising control or management. Elimination of this restriction would clarify each Fund's ability to exercise freely its rights as a shareholder of the companies in which it invests. No Fund, however, currently intends to become involved in directing or administering the day-to-day operations of any company. Certain other Funds have, and will continue to have, this restriction as a non-fundamental restriction.


    Chancellor LGT believes that it should be able to communicate freely each Fund's views as a shareholder on important matters of policy to a company's management, its board of directors and its shareholders, when Chancellor LGT or the Boards believe that such action or policy may affect significantly the value of its investment. The activities that each Fund might engage in, either individually or with others, include seeking changes in a company's direction, seeking the sale of a company or a portion of its assets, or participating in a takeover effort or in opposition to a takeover effort. Chancellor LGT believes that each Fund currently may engage in such activities without necessarily violating this fundamental restriction. Nevertheless, the existence of the investment restriction might give rise to a claim that such activities did in fact constitute investing for control or management.

P. ELIMINATION OF FUNDAMENTAL RESTRICTION ON PURCHASING SECURITIES OF ISSUERS IN WHICH OFFICERS AND BOARD MEMBERS OF EACH COMPANY AND ITS AFFILIATES OWN SECURITIES.

    FUNDS TO WHICH THIS CHANGE APPLIES: Growth & Income Fund, Government Income Fund, and Strategic Income Fund, Pacific Fund, Europe Fund, Japan Fund, International Fund, Worldwide Fund, America Mid Cap Fund, America Small Cap Fund, and America Value Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on purchasing securities of issuers in which affiliates of the Companies own securities for each of the above-referenced Funds would be eliminated.


    DISCUSSION: There is no legal requirement that the Funds have this fundamental restriction. This restriction was imposed by state laws and NSMIA preempted state law requirements. Moreover, the Boards and Chancellor LGT do not believe this restriction provides any safeguards against conflicts of interest that are not covered under the Funds' Code of Ethics. Accordingly, the Boards believe this restriction should be eliminated.


Q. ELIMINATION OF FUNDAMENTAL RESTRICTION ON JOINT PARTICIPATION IN A SECURITIES TRADING ACCOUNT.

    FUNDS TO WHICH THIS CHANGE APPLIES: Pacific Fund, Europe Fund, Japan Fund, International Fund, Worldwide Fund, America Mid Cap Fund, America Small Cap Fund, and America Value Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on joint participation in a securities trading account would be eliminated.

    DISCUSSION: The above-referenced Funds currently have a fundamental restriction against participation on a joint or joint and several basis in any securities trading account. Joint activities by an investment company are subject to regulation under the 1940 Act, and there is no legal requirement for a Fund to have a fundamental restriction on this subject. In certain circumstances, participation in joint trading accounts may be beneficial to the Fund. In addition, it is contemplated that the Funds may participate in joint trading accounts if shareholders approve the New Management Agreements described in Proposal 2. Accordingly, the Boards wish to ensure that the Funds will not be more limited with respect to such transactions than is required by law. Accordingly, the Boards have determined that this restriction should be eliminated both as a fundamental and as a non-fundamental restriction.

R. ELIMINATION OF FUNDAMENTAL RESTRICTION ON INVESTING IN SECURITIES OF COMPANIES THAT HAVE BEEN IN OPERATION FOR LESS THAN THREE YEARS.

    FUNDS TO WHICH THIS CHANGE APPLIES: Health Care Fund, Government Income Fund and Strategic Income Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on investing in securities of companies that have been in operation for less than three years for each of the above-referenced Funds would be eliminated.


    DISCUSSION: No Fund is required to have a fundamental restriction with respect to investing in securities of companies that have been in operation for less than three years. In order to maximize each Fund's flexibility in this area, the Board believes that each Fund's restriction on investments in such companies should be eliminated. This limitation was imposed by state laws and NSMIA preempts that requirement. Notwithstanding the elimination of this fundamental restriction, each Fund expects to continue to invest less than 5% of its assets in securities of companies that, together with their predecessors, have been in operation for less than three years.


S.   ELIMINATION OF FUNDAMENTAL RESTRICTION ON SELLING SECURITIES SHORT.

    FUNDS TO WHICH THIS CHANGE APPLIES: Government Income Fund, Strategic Income Fund, Dollar Fund, Developing Markets Fund, Pacific Fund, Europe Fund, Japan Fund, International Fund, Worldwide Fund, America Mid Cap Fund, America Small Cap Fund, America Value Fund and Health Care.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on selling securities short for the above-referenced Funds would be eliminated.

    DISCUSSION: No Fund is required to have a fundamental restriction with respect to short sales of securities. In order to maximize the Funds' flexibility in this area, the Boards believe that each Fund's restriction on short sales of securities should be eliminated. This restriction was imposed by state laws and NSMIA preempts that requirement. Notwithstanding the elimination of this fundamental restriction, each Fund expects to continue not to engage in short sales of securities, except to the extent that the Fund contemporaneously owns or has the right to acquire at no additional cost securities identical to, or convertible into or exchangeable for, those sold short. Moreover, Dollar Fund, as a money market fund, is subject to substantive regulation under Rule 2a-7 under the 1940 Act. Growth & Income Fund has and will continue to have this restriction as a non-fundamental restriction.


T. ELIMINATION OF FUNDAMENTAL RESTRICTION ON DIVERSIFICATION REQUIRED BY INTERNAL REVENUE CODE.

    FUND TO WHICH THIS CHANGE APPLIES:  High Income Fund.


    PROPOSED CHANGE: Upon the approval of Proposal 4, the existing fundamental restriction on diversification required by the Internal Revenue Code of 1986, as amended (the "Code"), for High Income Fund would be eliminated.



    DISCUSSION: This fundamental restriction is based on the diversification test under the Code that High Income Fund must satisfy to qualify as a regulated investment company. Chancellor LGT expects that the Fund will continue to satisfy this diversification test. There is no legal requirement, however, that this diversification test be included as a fundamental restriction of the Fund. Accordingly, the Board believes that this fundamental restriction regarding diversification should be eliminated.


U. APPROVAL OF NEW FUNDAMENTAL INVESTMENT POLICY REGARDING INVESTMENT OF ALL OF EACH FUND'S ASSETS IN AN OPEN-END FUND.

    FUNDS TO WHICH THIS CHANGE APPLIES: All Funds except Consumer Products and Services Fund, Financial Services Fund, High Income Fund, Infrastructure Fund, Natural Resources Fund, America Small Cap Fund, America Value Fund and New Dimension Fund.

    PROPOSED CHANGE: Upon the approval of Proposal 4, the following fundamental investment policy on investing in an open-end fund would be added for each of the above-referenced Funds:

        "Notwithstanding any other investment policy of the Fund, the Fund may invest all of its investable assets (cash, securities and receivables related to securities) in an open-end management investment company having substantially the same investment objective, policies and limitations as the Fund."

    DISCUSSION: As discussed above, Consumer Products and Services Fund, Financial Services Fund, High Income Fund, Infrastructure Fund, Natural Resources Fund, America Small Cap Fund, and America Value Fund each seeks its investment objective by investing all of its investable assets in another open-end fund. The Boards have approved, subject to shareholder approval, the adoption of a new fundamental investment policy that would permit each of the other Funds to invest its assets in a similar fashion. At present the Boards have not considered any specific proposal to authorize a Fund to invest its assets in this fashion. A Board will authorize investing a Fund's assets in another open-end fund only if the Board first determines that is in the best interests of such Fund and its shareholders.

    The purpose of this proposal is to enhance the flexibility of each Fund and permit it to take advantage of potential efficiencies in the future available through investment in another open-end fund. This structure allows several funds with different distribution pricing structures, but the same investment objective, policies and restrictions, to combine their investments in a pooled fund instead of managing them separately. This could lower the costs of obtaining portfolio execution, custodial, investment advisory and other services for the Fund and could assist in portfolio management to the extent the cash flows of each investment vehicle offset each other or provide for less volatile asset changes. Of course, such benefits may not occur.


    At present, certain of the fundamental investment restrictions of each Fund may prevent it from investing all of its assets in another registered investment company and would require a vote of Fund shareholders before such a structure could be adopted. To avoid the costs associated with a subsequent shareholder meeting, the Boards recommend that Shareholders vote to permit the assets of any Fund to be invested in an open-end fund, without a further vote of Shareholders, but only if the applicable Board subsequently determines that such action is in the best interests of the Fund and its Shareholders. If the Shareholders approve this proposal, the fundamental restrictions of each Fund that currently may prohibit investment in an open-end fund, in effect, would be modified to permit such investment.


    A Fund's methods of operation and shareholder services would not be materially affected by its investment in an open-end fund, except that the assets of the Fund might be managed as part of a larger pool. If a Fund invested all of its assets in an open-end fund, it would hold only investment securities issued by the open-end fund, and the open-end fund would invest directly in individual securities of other issuers. The Fund otherwise would continue its normal operations. The applicable Board would retain the right to withdraw the Fund's investments from the open-end fund, and the Fund then would resume investing directly in individual securities of other issuers as it does currently.


    Chancellor LGT (and AIM, if Proposal 2 is approved) may benefit from the use of this structure if, as a result, overall assets under management are increased (since management fees are based on assets). Also, Chancellor LGT's (and AIM's) expense of providing investment and other services to the Funds may be reduced.



    REQUIRED VOTE. Approval of each of the changes contemplated by Proposal 4 with respect to a Fund requires the affirmative vote of a "majority of the outstanding voting securities" of that Fund, which for this purpose means the affirmative vote of the lesser of (1) more than 50% of the outstanding Shares of the Fund or (2) 67% or more of the Shares of the Fund present at the meeting if more than 50% of the outstanding Shares of the Fund are represented at the meeting in person or by proxy. In addition to voting "for" or "against" the entire Proposal 4, Shareholders of any Fund also may vote against the changes proposed with respect to specific fundamental restrictions applicable to their Fund in the manner indicated on the proxy card. If the proposed changes are approved by Shareholders of the respective Funds at the Special Meeting, those changes will be effective upon appropriate disclosure being made in the Funds' prospectuses and statements of additional information.



    IF ONE OR MORE OF THE CHANGES CONTEMPLATED BY PROPOSAL 4 ARE NOT APPROVED BY SHAREHOLDERS OF A FUND, THE RELATED EXISTING FUNDAMENTAL RESTRICTION(S) OF THAT FUND WILL CONTINUE IN EFFECT FOR THAT FUND. DISAPPROVAL OF ALL OR PART OF PROPOSAL 4 BY THE SHAREHOLDERS OF ONE FUND WILL NOT AFFECT ANY APPROVALS OF PROPOSAL 4 THAT ARE OBTAINED WITH RESPECT TO ANY OTHER FUND.


              EACH BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4

               PROPOSAL NO. 5: APPROVAL OF AN AGREEMENT AND PLAN
                 OF CONVERSION AND TERMINATION FOR EACH COMPANY


    RELEVANT FUNDS.  Proposal 5 applies to all Funds.

    BACKGROUND. Investment Funds and Investment Portfolios (each a "Corporation") currently are organized as Maryland corporations, and Growth Series and Series Trust (each an "Old Trust") currently are organized as Massachusetts business trusts. The Board of each Company has approved an Agreement and Plan of Conversion and Termination ("Plan"), each of which provides for a series of transactions (collectively, a "Reorganization") to convert each Fund of the applicable Company to a series ("New Fund") of a newly created open-end management investment company organized as a business trust ("New Trust") under the Delaware Business Trust Act ("Delaware Act"). Under the Plans, each Fund will transfer all its assets to a New Fund in exchange solely for voting shares of beneficial interest in the New Fund and the New Fund's assumption of all the Fund's liabilities. Attached to this Proxy Statement as Exhibit K is a form of the Plan relating to the proposed Reorganization involving the Funds of Investment Funds; the form of the Plan relating to each other proposed Reorganization is identical in all material respects to Exhibit K except for the names of the applicable Company and its Funds and the New Trust and its New Funds.


    The Reorganizations are being proposed primarily to modernize the organizational documents under which the Companies operate. As noted above, Chancellor LGT, AIM, and the Boards believe that a number of benefits will be available to the Funds and their shareholders once these documents conform to those of the AIM Funds. The operations of each New Fund following the Reorganization will be substantially identical to those of its predecessor Fund, except that each New Fund's advisory arrangements will conform to the changes proposed in Proposal 2, if Proposal 2 is approved; the Rule 12b-1 plan for each Class of the New Fund will be substantially identical to the proposed compensation-type Rule 12b-1 plans described in Proposal 3, provided that Proposal 2 is approved and to the extent that the Rule 12b-1 plans described in Proposal 3 are approved by each applicable Class of the Fund; and the fundamental and non-fundamental restrictions of each New Fund will conform to the changes proposed in Proposal 4 to the extent that Proposal 4 is approved. Finally, as described below, the Trust Instruments for the New Trusts will differ from the Articles of Incorporation and Declarations of Trust of the Companies in certain respects that are expected to improve the Companies' operations.



    In addition, the class structure of the New Funds will differ somewhat from the Funds' class structure. Unlike the Class B Shares of the Funds (other than New Dimension Fund), each New Fund's Class B Shares acquired after the Closing Date will have a conversion feature pursuant to which those shares will convert to Class A Shares approximately eight years after issuance; in the case of the Class B Shares of New Dimension Fund, which currently convert to Class A Shares after approximately seven years, the conversion period will increase from seven to eight years for shares acquired after the Closing Date.



    REASONS FOR THE PROPOSED REORGANIZATIONS. The Reorganizations are being proposed because, as noted above, Chancellor LGT, AIM, and the Boards believe that the Delaware business trust organizational form offers a number of advantages over both the Maryland corporate organizational form and the Massachusetts business trust organizational form. As a result of these advantages, the Delaware business trust organizational form has been increasingly used by mutual funds, including several AIM Funds.



    The Delaware business trust organizational form offers greater flexibility than the Maryland corporate form. A Maryland corporation is governed by the detailed requirements imposed by Maryland corporate law and by the terms of its Articles of Incorporation. A Delaware business trust is subject to fewer statutory requirements. Each New Trust will be governed primarily by the terms of an Agreement and Declaration of Trust, which is its governing instrument ("Trust Instrument"), the form of which is attached to this Proxy Statement as Exhibit L. In particular, each New Trust will have greater flexibility to conduct business without the necessity of engaging in expensive proxy solicitations to shareholders. For example, under Maryland corporate law, amendments to a Corporation's Articles of Incorporation would typically require shareholder approval. Under Delaware law, unless the Trust Instrument of a Delaware business trust provides otherwise, amendments thereto may be made without first obtaining shareholder approval. In addition, unlike Maryland corporate law, which restricts the delegation of a board of directors' functions, Delaware law permits the board of trustees of a Delaware business trust to delegate certain of its responsibilities. For example, the board of trustees of a Delaware business trust may delegate the responsibility of declaring dividends to duly empowered committees of the board or to appropriate officers. Finally, Delaware law permits the trustees to adapt a Delaware business trust to future contingencies. For example, the trustees may, without a shareholder vote, change a Delaware business trust's domicile or organizational form. Any exercise of this authority by the Directors of a Corporation would require shareholder approval.



    The Delaware business trust organizational form also offers some advantages over the Massachusetts business trust form. In particular, with respect to both business trust law and corporate law generally, Delaware offers greater specificity in its law and greater certainty than does Massachusetts law. The Delaware Act also provides that shareholders of a Delaware business trust will be entitled to the same limitation of personal liability extended to stockholders of a Delaware corporation, while Massachusetts business trust law does not limit the potential liability of Massachusetts business trust shareholders. Delaware's limitation of liability may not be absolute, as it is possible that a non-Delaware court would not uphold this provision of the Delaware Act. However, the possibility of liability, which is remote for Massachusetts business trust shareholders, appears to be even more remote for Delaware business trust shareholders. Finally, the Delaware business trust organizational form has an advantage over both the Maryland corporate and Massachusetts business trust forms in that the Delaware Act limits inter-series liability in a multi-series business trust, so that the assets of one series of a New Trust (I.E., a New Fund) expressly will be protected against claims by creditors and shareholders of another series of that New Trust. The limit on such inter-series liability for the Companies, under Maryland and Massachusetts law, is not as clear.



    The Reorganizations will also have certain other effects on each Company, its Shareholders, and management, which are described below under "Certain Comparative Information about the Corporations, Old Trusts, and New Trusts."



    SUMMARY OF EACH PLAN. To accomplish the Reorganizations, each New Trust will be formed as a Delaware business trust pursuant to a Trust Instrument, and each New Fund will be established as a series of a New Trust. On the Closing Date, each Fund will transfer all its assets to a corresponding New Fund in exchange solely for a number of full and fractional Class A, Class B, and Advisor Class shares (and, in the case of New Dimension Fund, Class C shares) of the New Fund equal to the number of full and fractional shares of the corresponding classes of the Fund then outstanding and the New Fund's assumption of the Fund's liabilities. Immediately thereafter, each Fund will distribute those New Fund shares to its Shareholders in complete liquidation and will, as soon as practicable thereafter, be terminated. Upon completion of the Reorganizations, each Shareholder of each Fund will own full and fractional shares of the corresponding New Fund equal in number and aggregate net asset value to the Shares he or she held in the Fund.



    Each Plan authorizes the applicable Company to acquire one share of each class of each New Fund and, as the sole initial shareholder prior to the Reorganization thereunder: (1) to elect the Company's Board Members as the trustees of the New Trust to serve without limit in time, except as they may resign or be removed by action of the New Trust's trustees or shareholders; (2) to approve an investment management and administration agreement that will be substantially identical to the New Management Agreement described in Proposal 2, provided that Proposal 2 is approved; (3) to approve a sub-advisory agreement that will be substantially identical to the New Sub-Advisory Agreement described in Proposal 2, provided that Proposal 2 is approved; (4) to approve a new distribution contract and new plans of distribution pursuant to Rule 12b-1 under the 1940 Act that will be substantially identical to the compensation-type distribution plans described in Proposal 3, provided that Proposal 2 is approved and to the extent that the Rule 12b-1 Plans described in Proposal 3 are approved by each applicable Class of the

Fund; and (5) to ratify the selection of Coopers & Lybrand L.L.P., the Company's current accountants, as the New Trust's independent public accountants.



    Assuming approval of this Proposal 5 by Shareholders, it is currently contemplated each Reorganization will occur on the Closing Date. However, one or more of the Reorganizations may close on another date if circumstances warrant.



    The obligations of each Company and each New Trust under each Plan are subject to various conditions stated therein. To provide against unforeseen events, each Plan may be terminated or amended at any time prior to the closing of the Reorganization thereunder by action of the Board of the applicable Company, notwithstanding the approval of the Plan by the Shareholders of the Company. However, no amendments may be made that would materially adversely affect the interests of Shareholders of any Fund. Each Company and New Trust may at any time waive compliance with any condition contained in the Plan, provided that the waiver does not materially adversely affect the interests of the Shareholders of any Fund.



    INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT. Each Plan authorizes the applicable Company, as the sole shareholder of the New Trust prior to the Reorganization thereunder, to approve with respect to each New Fund a New Management Agreement that will be substantially identical to that described in Proposal 2. Information on the New Management Agreements, including a description of the differences between them and the Current Management Contracts, is set forth under Proposal 2. The form of the New Management Agreement is Exhibit C to this Proxy Statement.


    SUB-ADVISORY AGREEMENT. Each Plan authorizes the applicable Company, as the sole shareholder of the New Trust prior to the Reorganization thereunder, to approve with respect to each New Fund a New Sub-Advisory Agreement that will be substantially identical to that described in Proposal 2. Information on the New Sub-Advisory Agreement is set forth under Proposal 2. The form of the New Sub-Advisory Agreement is Exhibit D to this Proxy Statement.


    DISTRIBUTION CONTRACTS AND DISTRIBUTION PLANS. Each Plan authorizes the applicable Company, as the sole shareholder of the New Trust prior to the Reorganization thereunder, to enter into a new distribution contract with AIM Distributors ("Proposed Distribution Contract"). Each Proposed Distribution Contract will provide for substantially the same distribution services as currently provided by GT Global.



    Each Plan also authorizes the applicable Company, as the sole shareholder of the New Trust prior to the Reorganization thereunder, to approve a replacement distribution plan pursuant to Rule 12b-1 under 1940 Act with respect to each of the New Trust's New Funds that will be substantially identical to the Proposed Plans described in Proposal 3. Information on the Proposed Plans is set forth under Proposal 3. The forms of the Proposed Plans are Exhibits H and I to this Proxy Statement.



    CONTINUATION OF SHAREHOLDER ACCOUNTS AND PLANS. The New Trusts' transfer agent will establish for each Shareholder an account containing the appropriate number of shares of each class of each New Fund. Such accounts will be identical in all respects to the accounts currently maintained by the Companies' transfer agent for each Shareholder of the Funds. Shares held in the Fund accounts will automatically be designated as shares of the New Funds. Holders of Share certificates of each Fund will not need to exchange them for new certificates after the Reorganizations, and certificates for Fund Shares issued before the Reorganizations will represent shares of the corresponding New Funds after the Reorganizations. Shareholders of the Funds who are receiving payment under a withdrawal plan with respect to Fund Shares will retain the same rights and privileges as to New Fund shares under each plan. Similarly, no further action will be necessary to continue any automatic investment plan or retirement plan currently maintained by a shareholder with respect to any Fund's Shares.



    FEDERAL INCOME TAX CONSEQUENCES. Each Company and New Trust will receive an opinion of Kirkpatrick & Lockhart LLP substantially to the effect that the Reorganization in which it participates will constitute a tax-free reorganization under section 368(a)(1)(F) of the Code. Accordingly, the Funds, the New Funds, and the Shareholders of the Funds will recognize no gain or loss for federal income tax purposes as a result of the Reorganizations. Shareholders of the Funds should consult their tax advisors regarding the effect, if any, of a Reorganization in light of their individual circumstances and as to state and local consequences, if any, of a Reorganization.


    APPRAISAL RIGHTS. Appraisal rights are not available to Shareholders. However, Shareholders retain the right to redeem their shares of the Funds or the New Funds, as the case may be, at any time before or after the Reorganizations.


    CERTAIN COMPARATIVE INFORMATION ABOUT THE CORPORATIONS, OLD TRUSTS, AND NEW TRUSTS.


    STRUCTURE OF THE NEW TRUSTS. Each New Trust will be established under the laws of the State of Delaware by filing a certificate of trust in the office of the Secretary of State of Delaware. Each New Trust will establish series corresponding to and having identical designations as the series of its predecessor Company, except to reflect the new proposed affiliations of the New Funds with AIM and AMVESCAP. Each New Trust will also establish classes with respect to each New Fund corresponding to and having identical designations as the classes of each Fund except that the Class B Shares of each New Fund (unlike those of all of the Funds except New Dimension Fund) will be convertible to Class A Shares thereof. Each New Fund will have the same investment objectives, policies, and restrictions as its predecessor Fund, except that each of the New Fund's fundamental and nonfundamental restrictions will conform to the changes proposed in Proposal 4 (assuming approval of that proposal by the Shareholders). Each New Trust's fiscal year will be the same as that of its predecessor Company. The New Trusts will not have any operations prior to the Reorganizations. Initially, each Company will be the sole shareholder of its corresponding New Trust.



    As a Delaware business trust, each New Trust's operations will be governed by its Trust Instrument and By-Laws and applicable Delaware law rather than by its predecessor Corporation's Articles of Incorporation and By-Laws and applicable Maryland law or by its predecessor Old Trust's Declaration of Trust and By-Laws and applicable Massachusetts law. Certain differences between the different domiciles and various forms of organization are summarized below. The operations of each New Trust will continue to be subject to the provisions of the 1940 Act and the rules and regulations thereunder.


    TRUSTEES AND OFFICERS OF THE NEW TRUSTS. Subject to the provisions of the Trust Instrument, the business of each New Trust will be managed by its trustees, who will serve indefinite terms and will have all powers necessary or convenient to carry out their responsibilities. The responsibilities, powers, and fiduciary duties of the trustees will be substantially the same as those of the Board Members of each Company.


    The trustees of each New Trust would be those persons elected at the Special Meeting to serve as Board Members of its predecessor Company. Information concerning the nominees for election as Board Members of each Company, all of whom presently serve in such positions, is set forth under Proposal 1. It is anticipated that the current officers of each Company, as well as certain AIM personnel will be elected to serve as officers of its successor New Trust and the current officers of each Company will perform the same functions following the Reorganizations that they now perform on behalf of the Companies.



    SHARES OF THE NEW TRUSTS. The beneficial interests in the New Funds will be represented by transferable shares, par value $0.01 per share. Share certificates will not be issued unless requested in writing by a shareholder. The trustees will have the power under the Trust Instrument to establish new series and classes of shares; each Company's Board currently has a similar right. Each Trust Instrument will permit the trustees to issue an unlimited number of shares of each class and series. Each Old Trust is substantially identical to its successor New Trust with regard to the issuance of shares. By contrast, each Corporation is authorized to issue only the number of Shares specified in its Articles of Incorporation and may issue additional Shares only with Board approval and after payment of a fee to the State of Maryland on any additional Shares authorized.



    Each Fund, except New Dimension Fund, currently has three classes of Shares:
Class A, Class B, and Advisor Class. New Dimension Fund currently has four classes of Shares: Class A, Class B, Class C, and Advisor Class. Each New Trust will establish classes for each New Fund the classes that currently exist for its predecessor fund. With the exception of Class B shares, each class of the New Funds will have rights, privileges, and terms identical to those of the corresponding class of the Funds. Class B shares of the New Funds will be identical to Class B Shares of the Funds with respect to all rights, privileges, and terms, except that a conversion feature will be added to Class B shares of the New Funds (with the exception of New Dimension Fund). Initially, the conversion feature will provide that Class B shares will convert to Class A shares eight years following the end of the calendar month in which a shareholder acquired the Class B shares (whether before or after the Reorganizations). The Class B Shares of New Dimension Fund purchased prior to the Closing Date will continue to be subject to the seven-year conversion period then in effect, although such Shares purchased after the Closing Date will be subject to the eight-year conversion period. The conversion feature benefits eligible Class B shareholders because Class A shares have a lower expense ratio than Class B shares.



    SHAREHOLDER MEETING REQUIREMENTS. Each Corporation's By-Laws and Maryland law provide that a special meeting of Shareholders shall be called upon the written request of Shareholders holding 25% of the Corporation's shares. Each Old Trust's Declaration of Trust and By-Laws provide that special meetings of Shareholders shall be called upon the written request of holders of at least 10% of the Old Trust's Shares then outstanding. Each New Trust's By-Laws will provide that a special meeting of shareholders for the purpose of voting on the removal of any trustee may be called by the holders of 10% or more of the outstanding shares of the New Trust.



    Each New Trust, like its predecessor Company, will operate as an open-end management investment company registered with the SEC under the 1940 Act. Shareholders of the New Funds will therefore have the power to vote at special meetings with respect to, among other things, changes in fundamental investment objectives and fundamental policies of the New Funds; approval of certain changes to investment advisory contracts and plans of distribution; and additional matters relating to the New Trusts required by the 1940 Act. If, at any time, less than a majority of the trustees holding office have been elected by the shareholders, the trustees then in office will promptly call a meeting of shareholders of the New Trust for the purpose of electing a trustee or trustees in order to maintain a majority of trustees elected by shareholders.



    REMOVAL OF DIRECTORS AND TRUSTEES. Each Corporation's Articles of Incorporation and By-Laws permit removal of a director by the holders of more than 50% of the Shares voted in person or by proxy at a meeting at which at least 50% of the Corporation's outstanding Shares are represented in person or by proxy. Under each Old Trust's Declaration of Trust, a trustee may be removed by two-thirds of the trustees holding office prior to removal or by holders of two-thirds of the outstanding Old Trust shares at a special meeting called for that purpose. Each New Trust will be substantially identical to the Old Trusts with respect to the removal of trustees.



    SHAREHOLDERS' RIGHTS OF INSPECTION. Maryland law provides generally that persons who have been shareholders of record for six months or more and who own at least 5% of a Fund's Shares may inspect the Fund's books of account and stock ledger. Under Massachusetts law, any Shareholder may inspect a Fund's records, accounts, and books for any legitimate business purpose. Series Trust permits its trustees to determine the extent to which, the times and places at which, and the conditions under which a Shareholder may inspect any book or record. The Declaration of Trust and Bylaws for Growth Series provide that, at each Shareholder meeting, a list of all Shareholders entitled to vote, certifying the number of Shares held by each, shall be made available. Under each New Trust's Trust Instrument and By-Laws, New Fund shareholders who have held shares of record for at least six months and who hold of record at least 5% of the outstanding shares of any class of a New Fund will be permitted, upon written request, to inspect a list of the shareholders of that class.



    SHAREHOLDER LIABILITY. Maryland law provides that a Shareholder is not obligated to a Corporation with respect to the stock held therein, except to the extent that (1) the subscription price or other agreed consideration for the stock has not been paid (subject to limited exceptions); (2) the Shareholder knowingly accepted an illegal distribution; or (3) the Shareholder is subject to any liability imposed by law upon the dissolution, voluntary or involuntary, of the Corporation. Under Massachusetts law, there is a remote possibility, under certain circumstances, that an Old Trust's Shareholders may be held personally liable for the Old Trust's obligations. Each Old Trust's Declaration of Trust, however, disclaims Shareholder liability for acts of obligations of the Old Trust and requires that every written agreement, obligation, or other undertaking made or issued by the Old Trust contain a provision to the effect that Old Trust Shareholders are not personally liable thereunder. In addition, each Declaration of Trust also provides for indemnification out of Old Trust property for any Shareholder held personally liable solely by reason of his or her being or having been a Shareholder. Each Declaration of Trust also provides that the Old Trust shall, upon request, assume the defense of any claim made against any Shareholder for any act or obligation of the Old Trust and satisfy any judgment thereon. Therefore, the risk of any Shareholder's incurring financial loss beyond his or her investment due to Shareholder liability is limited to circumstances in which an Old Trust itself is unable to meet its obligations and the express disclaimer of Shareholder liabilities is determined not to be effective. Given the nature of each Old Trust's assets and operations, the possibility that an Old Trust would be unable to meet its obligations is remote.



    Under Delaware law, each New Trust's shareholders will not be personally liable for the obligations of the New Trust. The Delaware Act provides that a shareholder of a Delaware business trust is entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under Delaware law. The securities regulators of some states, however, have indicated that they may decline to apply Delaware law on this point, and it is conceivable that, notwithstanding current laws, courts in other states may decline to apply Delaware law on this point. As a result, to the extent that each New Trust or a shareholder will be subject to the jurisdiction of courts in those states, there is a risk that those courts might not apply Delaware law and could thereby subject New Trust shareholders to liability. The Boards and management of the Companies believe this risk to be remote. To guard against this risk, each Trust Instrument (i) will contain an express disclaimer of shareholder liability for acts or obligations of the New Trust and (ii) will provide for indemnification out of New Trust property of any shareholder held personally liable for the obligations of the New Trust. Moreover, each Trust Instrument will require that every written agreement, obligation, or other undertaking made or issued by the New Trust contain a provision to the effect that New Fund shareholders are not personally liable thereunder. Thus, the risk of a New Trust shareholder's incurring financial loss beyond the shareholder's investment because of shareholder liability would be limited to circumstances in which (a) a court refused to apply Delaware law or otherwise failed to give full effect to a Trust Instrument or contractual provisions limiting shareholder liability and (b) a New Trust itself was unable to meet its obligations. In light of Delaware law, the nature of each New Trust's business, and the nature of its assets, the Boards believe that the risk of personal liability to a New Trust shareholder is extremely remote.



    LIABILITY OF DIRECTORS AND TRUSTEES. Under the Articles of Incorporation, each Corporation indemnifies its present and past directors, officers, employees, and agents, and persons who are serving or have served at the Corporation's request in similar capacities for other entities, to the maximum extent permitted by applicable law (including Maryland law and the 1940 Act). In the event of any litigation or other proceeding against a director or officer of a Corporation, Maryland law permits the Corporation to indemnify the director or officer for certain expenses and to advance money for such expenses unless (a) it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty;
(b) the director or officer actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe the act or omission was unlawful.


    Under each Old Trust's Declaration of Trust, so long as the trustees have acted under the belief that their actions are in the best interests of the Old Trust, they will be personally liable only for willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties as trustees. Under the Declaration of Trust, trustees, officers and employees will generally be indemnified against liability and against the expenses of litigation incurred by them unless their conduct is determined to constitute willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties or unless it has been determined that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. An Old Trust may also advance money for these expenses, provided that the trustee or officer undertakes to repay the Old Trust if his or her conduct is later determined to preclude indemnification.



    Each New Trust's Trust Instrument will provide indemnification for current and former trustees and officers to the fullest extent permitted by Delaware law and other applicable law. Trustees of a New Trust may be personally liable to the Trust and its Shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties as trustees.



    AMENDMENT OF ARTICLES OF INCORPORATION, DECLARATIONS OF TRUST, AND TRUST INSTRUMENTS. Under each Corporation's Articles of Incorporation and Maryland law, the Articles may be amended upon (a) adoption by the Board of a resolution setting forth the proposed amendment and declaring that the amendment is advisable and (b) approval of the resolution by the holders of a majority of the Corporation's outstanding shares. Each Old Trust's Declaration of Trust may be amended by a majority of the trustees so long as the amendment does not adversely affect the rights of Shareholders. When an amendment adversely affects the rights of Shareholders, it may be adopted by a majority of the trustees so long as the Old Trust obtains the approval of either (1) the holders of more than 50% of the Old Trust's outstanding Shares or (2) holders of more than 50% of the applicable series or class of a series of the Old Trust. Each New Trust's Trust Instrument may be amended by the trustees without any shareholder vote, except that the shareholders will have the right to vote on any amendment that affects their voting rights, that alters the provisions governing amendments to the Trust Instrument, that is required to have shareholder approval by law or by the New Trust's registration statement, or that is submitted to the shareholders by the trustees.



    The foregoing is only a summary of certain differences between and among each Corporation's Articles of Incorporation and By-Laws and Maryland law and each Old Trust's Declaration of Trust and By-Laws and Massachusetts law and each New Trust's Trust Instrument and By-Laws and Delaware law. It is not a complete list of the differences. Shareholders should refer to the provisions of these documents and state law directly for a more thorough comparison. Copies of the Articles of Incorporation and By-Laws of the Corporations, of the Declarations of Trust and the By-Laws of the Old Trusts, and of the New Trust's Trust Instrument and By-Laws are, or will be, available to Shareholders without charge upon written request to a Company or New Trust, when it comes into existence.



    REQUIRED VOTE. Under the applicable provisions of each Corporation's Articles of Incorporation and each Old Trust's Declaration of Trust, the votes required for approval of a Plan are as follows. Series Trust and Growth Series each requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Company as defined in the 1940 Act. The 1940 Act defines a "majority of the outstanding voting securities" as the lesser of (1) 67% of the shares present or represented at a meeting of shareholders if holders of more than 50% of all shares are present or represented by proxy, or
(2) more than 50% of all shares. Investment Funds and Investment Portfolios each requires the affirmative vote of a majority of the aggregate number of votes entitled to be cast. If a Plan is not approved, the applicable Company will continue to operate as a Maryland corporation or as a Massachusetts business trust, as the case may be, and the Funds will continue to operate as series thereof.


                             EACH BOARD RECOMMENDS
                         THAT YOU VOTE "FOR" PROPOSAL 5

     PROPOSAL NO. 6: APPROVAL OF THE CONVERSION OF THE PORTFOLIOS IN WHICH
                              CERTAIN FUNDS INVEST



    RELEVANT FUNDS. Proposal 6 applies to the following Funds: Consumer Products and Services Fund, Financial Services Fund, High Income Fund, Infrastructure Fund, Natural Resources Fund, America Small Cap Fund, and America Value Fund.



    PROPOSAL. Global High Income Portfolio (in which High Income Fund invests all its assets), Global Investment Portfolio (which has four series in which Consumer Products and Services Fund, Financial Services Fund, Infrastructure Fund, and Natural Resources Fund, respectively, invest all their assets), and Growth Portfolio (which has two series in which America Small Cap Fund and America Value Fund, respectively, invest all their assets) (the Portfolios) are organized as New York common law trusts. It is proposed that each Portfolio be reorganized as and converted to a Delaware business trust (each, a "New Portfolio") in a series of transactions (collectively, a "Conversion") pursuant to an Agreement and Plan of Conversion and Termination ("Conversion Plan"). Each Conversion Plan has been approved by the Board of a Portfolio and is substantially similar to the form of Plan described in Proposal 5 and attached to this Proxy Statement as Exhibit K. Each New Portfolio will be governed by an Agreement and Declaration of Trust substantially similar to the Trust Instrument described in Proposal 5 and attached to this Proxy Statement as Exhibit L.



    REASONS FOR THE PROPOSED CONVERSIONS. The Conversions are being proposed because Chancellor LGT, AIM, and the Boards believe that the Delaware business trust form of organization offers a number of advantages over the New York common law trust form. In particular, the New York common law governing trusts is vague in many respects. The Delaware Act, on the other hand, is very specific in most vital areas. For example, and most importantly, the Delaware Act expressly provides that the beneficial owners of a Delaware business trust ("Holders") shall be entitled to the same limitation of personal liability extended to stockholders of a Delaware corporation. Of generally similar significance, the Delaware Act limits inter-series liability in a multi-series business trust (which Global Investment Portfolio and Growth Portfolio will become if this Proposal is approved), so that the assets of one series of a New Portfolio expressly will be protected against claims by creditors and Holders of another series of that New Portfolio. The Delaware Act also contains fairly detailed provisions covering various aspects of a business trust's operations, such as the establishment of new series and management of the trust. Conversion of the Portfolios to Delaware business trusts thus will add protection against liability for Funds that invest therein and should improve certain aspects of administration of the Portfolios. In addition, the Delaware Act provides that trustees, officers, employees, managers, agents, and independent contractors of a Delaware business trust, when acting as such, will not be personally liable to any person other than the trust or a beneficial owner thereof for any act, omission, or obligation of the trust or any trustee thereof.



    DIFFERENCES BETWEEN THE CONVERSION PLANS AND THE PLANS. As noted above, the Conversion Plan proposed to be used for each Conversion of a Portfolio is substantially similar to the form of Plan for the Reorganizations of the Funds described in Proposal 5 (Exhibit K). There are certain differences in those documents, however, resulting from the facts that (1) ownership of the Portfolios' series is represented by "interests" (in each series, all but a nominal portion of which is held by a Fund), while ownership of the Funds is represented by "Shares" (which are widely held), (2) each series of a Portfolio has only a single class of interests, while each Fund has multiple classes of Shares, (3) the Portfolios are organized as New York common law trusts, while the Companies are organized as Maryland corporations or Massachusetts business trusts, and (4) each series of a Portfolio is classified as a partnership for federal income tax purposes, with the result that each Conversion Plan is intended to implement a tax-free partnership-to-partnership conversion, while each Plan is designed to implement a tax-free corporate reorganization.


    DIFFERENCES BETWEEN THE NEW TRUSTS' AND NEW PORTFOLIOS' TRUST
INSTRUMENTS. As noted above, the Trust Instrument to be used for the New Portfolios is substantially similar to the Trust Instrument to be used for the New Trusts described in Proposal 5 (Exhibit L). There are certain differences in those documents, however, resulting from the facts that (1) ownership of the New Portfolios' series will be represented by "interests," while ownership of the New Funds will be represented by "shares," (2) each series of a New Portfolio will have only a single class of interests, while each New Fund will have multiple classes of shares, and (3) for federal income tax purposes, the New Portfolios' series will not be required to annually distribute their income and gains, whereas the New Funds must do so to continue to qualify for treatment as regulated investment companies. In addition, unlike a New Trust's Trust Instrument, a New Portfolio's Trust Instrument will include provisions necessary to comply with partnership tax accounting rules and to avoid being a "publicly traded partnership" (which generally is treated as a corporation for federal income tax purposes).


    TAX CONSEQUENCES. The Conversion of a Portfolio from a New York common law trust to a Delaware business trust will not result in recognition of any gain or loss by that Portfolio, any Fund that invests in any series thereof, or the Shareholders of such a Fund, in the opinion of Kirkpatrick & Lockhart LLP, counsel to each Portfolio.



    REQUIRED VOTE. Under the applicable provisions of the Declarations of Trust of the Portfolios, approval of the proposed Conversions requires the affirmative vote of the lesser of (1) 67% or more of the interests present or represented at the meeting, if Holders of more than 50% of all interests are present or represented by proxy, or (2) more than 50% of all interests. Each Fund that is a Holder of interests in a series of a Portfolio will vote its interest therein in the same proportion as Shareholders of the Fund cast their votes on this Proposal. If a proposed Conversion is not approved with respect to a Portfolio, that Portfolio will continue to operate as a New York common law trust.



                             EACH BOARD RECOMMENDS
                         THAT YOU VOTE "FOR" PROPOSAL 6



                 PROPOSAL NO. 7: RATIFICATION OF THE SELECTION
                       OF INDEPENDENT PUBLIC ACCOUNTANTS


    RELEVANT FUNDS.  Proposal 7 applies to all Funds.


    PROPOSAL. At a meeting called for the purpose of such selection, the firm of Coopers & Lybrand L.L.P. was selected by each Company's Board, including the Independent Board Members, as the independent public accountants to audit the books and the accounts of each Fund for its fiscal year and to include its opinion in financial statements filed with the SEC. Each Board has directed the submission of this selection to the shareholders for ratification. Coopers & Lybrand L.L.P. has advised the Boards that it has no financial interest in any Company. For the most recent fiscal year, the professional services rendered by Coopers & Lybrand L.L.P. included the issuance of an opinion on the financial statements of each Fund and an opinion on other reports of the Funds filed with the SEC. Representatives of Coopers & Lybrand L.L.P. are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.


    REQUIRED VOTE. With respect to each Company, the ratification of the selection of Coopers & Lybrand L.L.P. requires the affirmative vote of a majority of the votes cast thereon at the Meeting.

                             EACH BOARD RECOMMENDS
                         THAT YOU VOTE "FOR" PROPOSAL 7

                               OTHER INFORMATION


EXECUTIVE OFFICERS AND DIRECTORS OF AIM



NAME AND POSITION WITH AIM                                         PRINCIPAL OCCUPATIONS
- ----------------------------------------  ------------------------------------------------------------------------
John J. Arthur                            Director Senior Vice President and Treasurer, AIM; and Vice President
Director                                  and Treasurer, AIM Management, A I M Capital Management, Inc. ("AIM
                                          Capital"), AIM Distributors, AIM Services and Fund Management Company.

Charles T. Bauer                          Chairman of the Board of Directors, AIM Management, AIM, AIM Capital,
Director                                  AIM Distributors, AIM Services, and Fund Management Company; and
                                          Director and Executive Vice Chairman, AMVESCAP

Gary T. Crum                              Director and President, AIM Capital, Director and Senior Vice President,
Director                                  AIM Management; and AIM; Director, AIM Distributors; and Director,
                                          AMVESCAP

Robert H. Graham                          Director, President, and Chief Executive Officer, AIM Management;
Director and President                    Director and President, AIM; Director and Senior Vice President, AIM
                                          Capital, AIM Distributors, AIM Services, and Fund Management Company;
                                          and Director and Chief Executive Officer, AMVESCAP

Dawn M. Hawley                            Director and Vice President, AIM; and Senior Vice President and Chief
Director                                  Financial Officer, AIM Management.

Carol F. Relihan                          Director, Senior Vice President, Secretary and General Counsel, AIM;
Director                                  Director, Vice President and General Counsel, Fund Management Company;
                                          Vice President, Secretary and General Counsel, AIM Management; Vice
                                          President and General Counsel, AIM Capital and AIM Distributors.



EXECUTIVE OFFICERS AND DIRECTORS OF CHANCELLOR LGT



NAME, POSITION(S) WITH
CHANCELLOR LGT AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
- ----------------------------------------  ------------------------------------------------------------------------
Paul J. Loach, 46                         Chairman of the Board of Directors of Chancellor LGT since August 1997;
Chairman of the Board of Directors        Director and Managing Director of LGT Asset Management PLC (London)
1166 Avenue of the Americas               since October 1994; Group Manager and Director of Framlington Group from
New York, NY 10036                        May 1988 to October 1994.

Prince Philipp von und zu Liechtenstein,  Director of Chancellor LGT since November 1996; Vice Chairman of
51                                        Supervisory Board of LGT Bank in Liechtenstein (Deutschland) GmbH
Director                                  (Frankfurt) since 1992; Chairman of the Board of Directors and CEO of
Herrengasse 12, P.O. Box 85               Liechtenstein Global Trust (Vaduz) since 1990; Vice Chairman of the
FL-9490 Vaduz, Liechtenstein              Board of Directors of LGT Bank in Liechtenstein since 1981.

NAME, POSITION(S) WITH
CHANCELLOR LGT AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
- ----------------------------------------  ------------------------------------------------------------------------
John G. Greenwood, 51                     Chief Economist and Director of Chancellor LGT since November 1997;
Director                                  Chief Economist of Chancellor LGT from February 1994 to October 1996;
50 California Street, 27th Floor          Chief Economist of LGT Asset Management, Limited (Hong Kong) from
San Francisco, CA 94111                   September 1974 to January 1994.

Nina Lesavoy, 40                          Director of Chancellor LGT Senior Secured Management, Inc. since
Director and Head of North                November 1996; Director and Head of North American Institutional
American Institutional Distribution       Distribution for Chancellor LGT since November 1996; Director and Head
1166 Avenue of the Americas               of Client Service and Sales for Chancellor LGT from March 1990 to
New York, NY 10036                        October 1996.

Donald H. Young, 59                       Director and Head of the Structured Products Group for Chancellor LGT
Director                                  since November 1996; Director and Head of Global Asset Allocation for
1166 Avenue of the Americas               Chancellor LGT from October 1988 to October 1996.
New York, NY 10036

Ken W. Chancey, 52                        Senior Vice President--Mutual Fund Accounting, Chancellor LGT since
Senior Vice President                     1997; Vice President--Mutual Fund Accounting, Chancellor LGT from 1992
Mutual Fund Accounting                    to 1997; Vice President, Putnam Fiduciary Trust Company from 1989 to
50 California Street, 27th Floor          1992.
San Francisco, CA 94111

Helge K. Lee, 51                          Chief Legal and Compliance Officer--North America for Chancellor LGT
Chief Legal and Compliance                since October 1997; Executive Vice President of the Asset Management
Officer and Secretary                     Division of Liechtenstein Global Trust since October 1996; Senior Vice
50 California Street, 27th Floor          President, General Counsel and Secretary of Chancellor LGT, GT Global,
San Francisco, CA 94111                   Inc., GT Investor Services, Inc. and G.T. Insurance Agency from February
                                          1996 to October 1996; Vice President, General Counsel and Secretary of
                                          LGT Asset Management, Inc., Chancellor LGT, GT Global, Inc., GT Investor
                                          Services, Inc. and G.T. Insurance Agency from May 1994 to February 1996;
                                          Senior Vice President, General Counsel and Secretary of
                                          Strong/Corneliuson Management, Inc. and Secretary of each of the Strong
                                          Funds from October 1991 through May 1994.

Margaret A. Riley, 34                     Director of Chancellor LGT Senior Secured Management, Inc. since
Chief Financial Officer                   November 1996; Director of Chancellor LGT Venture Partners, Inc. since
1166 Avenue of the Americas               October 1997; Managing Director and Chief Financial Officer of
New York, NY 10036                        Chancellor LGT since October 1997; Managing Director and Controller of
                                          Chancellor LGT from November 1996 to October 1997; Managing Director of
                                          Finance for Chancellor LGT from March 1989 to October 1996.


- ------------------------

(1) On October 31, 1996, Chancellor Capital Management, Inc. ("Chancellor Capital") merged with LGT Asset Management, Inc. (San Francisco), and the resulting entity was renamed Chancellor LGT Asset Management, Inc. Prior to October 31, 1996, Ms. Lesavoy, Ms. Riley and Mr. Young held positions only with Chancellor Capital.

EXECUTIVE OFFICERS OF THE COMPANIES

    The executive officers of the Companies are listed below. The business address of each officer is 50 California Street, 27th Floor, San Francisco, California 94111.

    William J. Guilfoyle, age 39, has been President of each Company since February 1997. Mr. Guilfoyle is also President of GT Global, principal distributor of the GT Global Mutual Funds. Additional information about Mr. Guilfoyle is provided above.


    Helge K. Lee, age 51, has been a Vice President and Secretary of the Companies since May 1994. Additional information about Mr. Lee is provided above.



    Kenneth R. Chancey, age 52, has been a Vice President and Chief Accounting Officer of the Companies since 1992. Additional information about Mr. Chancey is provided above.



AFFILIATED BROKERAGE COMMISSIONS



    Three Funds paid commissions to affiliated brokers in their last fiscal year. Growth & Income Fund, Health Care Fund, and Telecommunications Fund paid $12,262, $23,081, and $220,584, respectively, to affiliated brokers in the fiscal year ended October 31, 1997; these commissions represent, respectively, 2.65%, 2.01%, and 1.00% of the total brokerage commissions paid by each of those Funds.


                              GENERAL INFORMATION

SOLICITATION OF PROXIES


    Each Company will request broker/dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. Each Company may reimburse such broker/dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of Proxies by mail, officers of each Company and employees of Chancellor LGT and its affiliates, without additional compensation, may solicit Proxies in person or by telephone. The costs associated with such solicitation and the Special Meeting will be borne by LGT and AMVESCAP.



    Each Company has retained Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, to assist in the solicitation of proxies. You may receive a telephone call from this firm concerning this proxy solicitation. Investment Funds, Investment Portfolios, Growth Series, and Series Trust estimate that SCC will be paid fees of approximately $34,079, $716, $14,146, and $249, respectively. In addition, SCC will be paid for its expenses incurred; the amount of these expenses will depend on the nature and extent of the services provided in connection with the solicitation.


OTHER MATTERS TO COME BEFORE THE MEETING

    The Boards do not know of any matters to be presented at the Meeting other than those described in this Proxy Statement, but should any other matter requiring a vote of Shareholders arise, the Proxyholders will vote thereon according to their best judgment in the interests of the Companies.


PROPOSALS OF SHAREHOLDERS



    Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Annual Meeting, if any, should send their written proposals to the Secretary of the GT Global Funds, 50 California Street, 27th Floor, San Francisco, CA 94111, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion. Normally, there will be no annual meeting of shareholders in any year, except as required under the 1940 Act.

REPORTS TO SHAREHOLDERS

    EACH COMPANY WILL FURNISH TO SHAREHOLDERS, WITHOUT CHARGE AND UPON REQUEST, A COPY OF THE MOST RECENT ANNUAL REPORT AND A COPY OF THE MOST RECENT SEMI-ANNUAL REPORT FOLLOWING SUCH ANNUAL REPORT OF ANY FUND. REQUESTS FOR SUCH REPORTS MAY BE MADE BY WRITING TO THE COMPANY AT 50 CALIFORNIA STREET, 27TH FLOOR, SAN FRANCISCO, CALIFORNIA 94111, OR BY CALLING (800) 824-1580.

    IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                         BY ORDER OF THE BOARDS,

                                                   [LOGO]

                                         HELGE KRIST LEE

                                         SECRETARY


March 31, 1998

        [LOGO]

GT GLOBAL INVESTOR SERVICES
2121 NORTH CALIFORNIA BLVD.
SUITE 395
WALNUT CREEK, CA 94596-3572


                          G.T. INVESTMENT FUNDS, INC.
                           G.T. GLOBAL GROWTH SERIES
                        G.T. INVESTMENT PORTFOLIOS, INC.
                             GT GLOBAL SERIES TRUST


                        SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998


    This proxy is being solicited on behalf of the Board of Trustees/Directors of the Company indicated below and relates to the proposals with respect to the Company, the portfolios of the Company ("Funds") and the classes of the Funds ("Classes") indicated below. The undersigned hereby appoints as proxies William
J. Guilfoyle, Helge K. Lee and Michael A. Silver and each of them (with power of substitution) to vote for the undersigned all shares of beneficial interest/common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 1 p.m., Pacific time, on May 20, 1998, at the offices of the Company, 50 California Street, 26th Floor, San Francisco, California 94111, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company, the Fund and the Class with discretionary power to vote upon such other business as may properly come before the Meeting.



    The Board of Trustees/Directors recommends that you vote FOR each of the nominees and FOR the following proposals:


    YOUR VOTE IS IMPORTANT. Please date and sign this proxy below and return it promptly in the enclosed envelope.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

        GTGXXX                                KEEP THIS PORTION FOR YOUR RECORDS
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAME OF COMPANY/FUND


VOTE ON TRUSTEES/DIRECTORS                       FOR ALL      WITHHOLD ALL     FOR ALL EXCEPT
1. Election of the Company's Board of                 / /             / /               / /     To withhold authority to vote
   Directors or Board of Trustees; 01) C.                                                       for any individual nominee(s),
   Derek Anderson; 02) Frank S. Bayley; 03)                                                     mark "For All Except" and
   William J. Guilfoyle; 04) Arthur C.                                                          write the nominee's number
   Patterson; 05) Ruth H. Quigley                                                               on the line below.
                                                                                                --------------------------



VOTE ON PROPOSALS                                                                    FOR  AGAINST   ABSTAIN
2. (a) Approval of a new investment management and administration agreement;         / /    / /       / /

   (b) Approval of a new sub-advisory and sub-administration agreement;              / /    / /       / /

3. Approval of replacement Rule 12b-1 plans of distribution;                         / /    / /       / /

4. Approval of changes to the fundamental investment restrictions;                   / /    / /       / /

/ / To vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve others, PLACE AN "X" IN THE BOX at left and indicate the letters(s) (as set forth in the proxy statement) of the investment restriction(s) you do not want to change on the line below.
   ----------------------------------------------------------------

5. Approval of an agreement and plan of conversion and termination with respect to   / /    / /       / /
   the Company;

6. Only for Consumer Products and Services Fund, Financial Services Fund,            / /    / /       / /
   Infrastructure Fund, Natural Resources Fund, High Income Fund, America Small Cap
   Fund and America Value Fund: Approval of the conversion of the portfolios in which certain Funds invest;

7. Ratification of the selection of Coopers & Lybrand L.L.P. as the Company's        / /    / /       / /
   Independent Public Accountants;



If shares are held jointly, each shareholder named should sign. If only one signs, his or her signature will be binding. If the shareholder is a corporation, the President or a Vice President should sign in his or her own name indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner".


- -----------------------------------------------------------   -----------------------------
Signature (PLEASE SIGN WITHIN BOX)                            Date

- -----------------------------------------------------------   -----------------------------
Signature (Joint Owners)                                      Date

                                   EXHIBIT A
                   NUMBER OF OUTSTANDING SHARES OF EACH FUND
                              AS OF MARCH 17, 1998



                                                                                      NUMBER OF SHARES OUTSTANDING
NAME OF COMPANY AND FUND                                                                   ON MARCH 17, 1998
- ------------------------------------------------------------------------------------  ----------------------------
G.T. INVESTMENT FUNDS, INC.--TOTAL..................................................          374,762,340.0644
GT Global Developing Markets Fund...................................................            17,559,370.822
GT Global Emerging Markets Fund.....................................................            17,526,229.353
GT Global Latin America Growth Fund.................................................             12,968,197.84
GT Global Consumer Products and Services Fund.......................................             8,099,875.472
GT Global Health Care Fund..........................................................           26,730,460.6604
GT Global Infrastructure Fund.......................................................             5,770,105.428
GT Global Financial Services Fund...................................................             5,581,985.886
GT Global Natural Resources Fund....................................................             6,561,741.418
GT Global Telecommunications Fund...................................................           94,688,164.9206
GT Global Government Income Fund....................................................           27,259,669.8364
GT Global High Income Fund..........................................................            27,539,511.853
GT Global Strategic Income Fund.....................................................             32,394,415.69
GT Global Growth & Income Fund......................................................            92,082,610.885

G.T. GLOBAL GROWTH SERIES--TOTAL....................................................           143,411,353.999
GT Global Europe Growth Fund........................................................            37,287,270.636
GT Global International Growth Fund.................................................            25,504,257.341
GT Global Japan Growth Fund.........................................................            11,708,182,151
GT Global New Pacific Growth Fund...................................................            31,751,549.965
GT Global Worldwide Growth Fund.....................................................            10,091,873.254
GT Global America Mid Cap Growth Fund...............................................            23,272,365.853
GT Global America Small Cap Growth Fund.............................................             2,153,216.865
GT Global America Value Fund........................................................             1,642,637.934

GT GLOBAL SERIES TRUST--TOTAL.......................................................             4,157,326.922
GT Global New Dimension Fund........................................................             4,157,326.922

G.T. INVESTMENT PORTFOLIOS, INC.--TOTAL.............................................           225,113,170.658
GT Global Dollar Fund...............................................................           225,113,170.658

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



    To the Companies' best knowledge, the names and addresses of the beneficial owners of 5% or more of the outstanding shares of a class of a Fund as of the Record Date, and the amount of the outstanding shares owned of record by such owners, are set forth below.



                                                                                             SHARES OWNED
                                                          NAME AND ADDRESS OF                    AS OF         PERCENT
NAME OF COMPANY AND FUND                                   BENEFICIAL OWNER                 MARCH 17, 1998     OF CLASS
- --------------------------------------------  -------------------------------------------  -----------------  ----------
G.T. INVESTMENT FUNDS, INC.
GT Global Developing Markets Fund
Class B                                            Raymond James & Assoc. Inc. Csdn.              1,358.8480       8.21%
                                                          Mary Lynn James IRA
                                                       1215 W Los Angeles Circle
                                                      Broken Arrow, OK 74011-4215

                                                 PaineWebber for the benefit of Joseph              899.8970       5.44%
                                                      McDonald & Mildred McDonald
                                                                JTWROS
                                                         379 Quarry Pond Court
                                                        Moriches, NY 11955-1706

                                                      Olde Discount FBO 05012322                  9,902.7410      59.82%
                                                           751 Griswold St.
                                                        Detroit, MI 48226-3224

                                                           Smith Barney Inc.                        917.4070       5.54%
                                                              00150926032
                                                           388 Greenwich St.
                                                        New York, NY 10013-2339

G.T. INVESTMENT PORTFOLIOS, INC.
GT Global Dollar Fund
Class A                                              Bear Stearns Securities Corp.            7,053,362.7700       5.39%
                                                           FBO 102-06578-29
                                                       1 Metrotech Center North
                                                        Brooklyn, NY 11201-3870

                                                     Bear Stearns Securities Corp.           16,255,055.1050      12.41%
                                                           FBO 101-40029-25
                                                       1 Metrotech Center North
                                                        Brooklyn, NY 11201-3870

                                   EXHIBIT B
            NUMBER OF OUTSTANDING SHARES OWNED BY TRUSTEES/DIRECTORS
                       AND OFFICERS AS OF MARCH 17, 1998



    The following table sets forth certain information regarding the ownership of the shares of the Companies listed below by the Board Members and Officers of such Companies. To the extent that a Company is not listed next to an individual's name, such individual held no shares of any class of such Company as of March 17, 1998. As of March 17, 1998, Mr. Anderson did not own any shares of the Companies.



                                                                                                   SHARES OWNED
                                                                                                  BENEFICIALLY AS
NAME OF BOARD                                                                                           OF
MEMBER/OFFICER                                      NAME OF COMPANY AND FUND                      MARCH 17, 1998
- ------------------------------  ----------------------------------------------------------------  ---------------
Frank S. Bayley...............  G.T. GLOBAL GROWTH SERIES
                                GT Global Europe Growth Fund (Class A)                                  455.1320

                                G.T. INVESTMENT FUNDS, INC.
                                GT Global Government Income Fund (Class A)                              935.7180

                                GT Global Growth & Income Fund (Class A)                                190.9720

                                GT Global Developing Markets Fund (Class A)                             100.0000

William J. Guilfoyle..........  G.T. INVESTMENT PORTFOLIOS, INC.
                                GT Global Dollar Fund (Class A)                                           0.5300

                                G.T. GLOBAL GROWTH SERIES
                                GT Global New Pacific Growth Fund (Class A)                             946.1480

                                GT Global Europe Growth Fund (Class A)                                  186.5580

                                GT Global America Mid Cap Growth Fund (Class A)                         149.5400

                                G.T. INVESTMENT FUNDS, INC.
                                GT Global Government Income Fund (Class A)                              193.9030

                                GT Global Growth & Income Fund (Class A)                                286.0660

                                GT Global Health Care Fund (Class A)                                    125.2720

Arthur C. Patterson...........  G.T. INVESTMENT FUNDS, INC.
                                GT Global Latin America Growth Fund (Class A)                           832.6630

Ruth H. Quigley...............  G.T. INVESTMENT FUNDS, INC.
                                GT Global Developing Markets Fund (Class A)                             100.0000

Kenneth W. Chancey............  GT GLOBAL SERIES TRUST
                                GT Global New Dimension Fund (Class A)                                  915.4810

Helge K. Lee..................  G.T. GLOBAL GROWTH SERIES
                                GT Global Europe Growth Fund (Class A)                                3,814.2670

                                G.T. INVESTMENT FUNDS, INC.
                                GT Global Latin America Growth Fund (Class A)                         1,347.7590

                                   EXHIBIT C
                               [NAME OF COMPANY]
            MASTER INVESTMENT MANAGEMENT AND ADMINISTRATION CONTRACT
                                    BETWEEN
                                     [FUND]
                                      AND
                              A I M ADVISORS, INC.


    Contract made as of               , 1998, between [Company], a Delaware
business trust ("Company), and A I M Advisors, Inc., a Delaware corporation (the "Adviser").


    WHEREAS the Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for public sale shares of [Funds], each being a series of the Company's shares of beneficial interest: and

    WHEREAS the Company hereafter may establish additional series of its shares of beneficial interest (any such additional series, together with the series named in the paragraph immediately preceding, are collectively referred to herein as the "Funds," and singly may be referred to as a "Fund"); and


    WHEREAS the Company desires to retain Adviser as investment manager and administrator to furnish certain investment advisory, portfolio management and administration services to the Company and the Funds, and Adviser is willing to furnish such services;


    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

    1. APPOINTMENT. The Company hereby appoints Adviser as investment manager and administrator of each Fund for the period and on the terms set forth in this Contract. Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    2.  DUTIES AS INVESTMENT MANAGER.

    (a) Subject to the supervision of the Company's Board of Trustees ("Board"), Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents of the Fund. Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund, and the brokers and dealers through whom trades will be executed.

    (b) Adviser agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who sell shares of the Funds or provide the Funds or Adviser's other clients with research, analysis, advice and similar services. Adviser may pay to brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to Adviser's determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of Adviser to the Funds and its other clients and that the total commissions or spreads paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to Adviser or any affiliated person thereof except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever Adviser simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Company recognizes that in some cases this procedure may adversely affect the results obtained for each Fund.

    [For New Dimension Fund, Sections 2(a) and (b) are replaced with the following: "The Adviser will be responsible for the daily allocation and periodic rebalancing of the Fund's assets among the investment companies in which the Fund invests ("Underlying Funds"). Such allocation and rebalancing shall be made in accordance with the Company's Registration Statement. The Adviser will be responsible for placing all trades on behalf of the Fund. The Adviser also will determine from time to time what other securities, if any, will be purchased, retained or sold by the Fund and what cash, if any, will be retained by the Fund."]

    (c) Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Funds, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.

    3. DUTIES AS ADMINISTRATOR. Adviser will administer the affairs of each Fund subject to the supervision of the Board and the following understandings:


    (a) Adviser will supervise all aspects of the operations of each Fund, including the oversight of transfer agency and custodial services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.


    (b) At Adviser's expense, Adviser will provide the Company and the Funds with such corporate, administrative and clerical personnel (including officers of the Company) and services as are reasonably deemed necessary or advisable by the Board.


    (c) Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's [prospectus, statement of additional information,] proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.


    (d) Adviser will provide the Company and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

    4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.


    5.  DELEGATION OF ADVISER'S DUTIES AS INVESTMENT MANAGER AND
ADMINISTRATOR. With respect to one or more of the Funds, Adviser may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which Adviser delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Paragraphs 2 and 3 of this Contract, provided that: (i) each Sub-Advisory and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which Adviser is subject with respect to the services under Paragraphs 2, 3 and 4 of this Contract; (ii) each Sub-Advisory and Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder, and (iii) Adviser shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.


    6. SERVICES NOT EXCLUSIVE. The services furnished by Adviser hereunder are not to be deemed exclusive and Adviser shall be free to furnish similar services to others so long as its services under this

Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Adviser, who may also be a Trustee, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

    7.  EXPENSES.


    (a) During the term of this Contract, each Fund will bear all expenses, not specifically assumed by Adviser, incurred in its operations [and the offering of its shares.] [Bracketed language omitted in Portfolio Agreements.]



    (b) Expenses borne by each Fund will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Adviser under this Contract; (iii) investment consulting fees and related costs;
(iv) expenses of organizing the Company and the Fund; (v) expenses of preparing filing reports and other documents with governmental and regulatory agencies;
(vi) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Company under federal and/or state securities laws and maintaining such registrations and qualifications; (vii) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares of beneficial interest; (viii) fees and salaries payable to the Company's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company or the Fund for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) expenses of disbursing dividends and distributions; [(xvii) costs of preparing share certificates;] (xviii) expenses of setting in type, printing and mailing [prospectuses and supplements thereto, statements of additional information and supplements thereto,] reports, notices and proxy materials for existing shareholders; (xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Company or the Fund; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof;
(xxii) the cost of investment company literature and other publications provided by the Company to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment. [Bracketed language omitted in Portfolio Agreements.]


    (c) All general expenses of the Company and joint expenses of the Funds shall be allocated among each Fund on a basis deemed fair and equitable by Adviser, subject to the Board's supervision.

    (d) Adviser will assume the cost of any compensation for services provided to the Company received by the officers of the Company and by the Trustees of the Company who are not Independent Trustees.

    (e) The payment or assumption by Adviser of any expense of the Company or any Fund that Adviser is not required by this Contract to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense of the Company or any Fund on any subsequent occasion. [For New Dimension Fund, Section 7 is replaced with the following:

        "EXPENSES. (a) During the term of this Agreement, the Adviser shall bear all expenses of the Fund (other than expenses reimbursed pursuant to the Fund's Rule 12b-1 plans of distribution and non-recurring and extraordinary expenses of the Fund) until such time as the Fund enters into a special servicing or similar agreement among the Company, the Adviser, G.T. Investment Funds, Inc. and GT Investor Services, Inc. ("Special Servicing Agreement"). Once the Company enters into the Special Servicing Agreement, all expenses of the Fund (other than expenses reimbursed pursuant to the Fund's Rule 12b-1 plans of distribution and non-recurring and extraordinary expenses of the Fund) shall be paid for pursuant to that agreement. Without limiting the generality of the foregoing, such expenses include the following: (i) the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) expenses of organizing the Fund; (iii) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Company under federal and/or state securities law and maintaining such registrations and qualifications;
    (iv) fees and salaries payable to the Company's Trustees who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"); (v) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (vi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (vii) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (viii) charges of custodians, transfer agents, pricing agents and other agents; (ix) costs of preparing share certificates; (x) expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information, reports and proxy materials for existing shareholders; (xi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xii) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xiii) the cost of investment company literature and other publications provided by the Company to its Trustees and officers; and (xiv) costs of mailing, stationery and communications equipment.

        (c) During the term of this Agreement, the Fund shall bear any non-recurring and extraordinary expenses incurred in its operations. Such non-recurring and extraordinary expenses include: (i) the fees and costs of actions, suits or proceedings, and any penalties, damages or payments in settlement in connection therewith, for which the Company and/or the Fund may be liable directly, or which they may incur as a result of their legal obligation to provide indemnification to their officers, trustees and agents; (ii) the fees and costs of any governmental investigation and any fines or penalties in connection therewith; (iii) and any federal, state or local tax, or related interest, penalties or additions to tax for which the Company or the Fund may be liable.

        (d) The payment or assumption by the Adviser of any expense of the Fund prior to the effective date of the Special Servicing Agreement shall not obligate the Adviser to pay or assume the same or any similar expense of the Fund after the effective date of the Special Servicing Agreement."]

    8.  COMPENSATION.

    (a) For the services provided to a Fund under this Contract, the Company shall pay the Adviser an annual fee, payable monthly, based upon the average daily net assets of such Fund as forth in Appendix A attached hereto. Such compensation shall be paid solely from the assets of such Fund. [For High Income Portfolio, add the following: "The Portfolio will also pay the Adviser a fee equal to 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles, adjusted daily for currency revaluations, on a marked to market basis, of the Portfolio's assets; provided, however, that during any fiscal year this amount shall not exceed 2% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles."]

    (b) For the services provided under this Contract, each Fund as hereafter may be established will pay to Adviser a fee in an amount to be agreed upon in a written Appendix to this Contract executed by the Company on behalf of such Fund and by Adviser.

    (c) The fee shall be computed daily and paid monthly to Adviser on or before the last business day of the next succeeding calendar month.

    (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

    [For New Dimension Fund, Section 8 is replaced with the following: "The Adviser will not be paid any special compensation for the services provided by it hereunder. However, the Adviser may receive fees for performing investment management and other services on behalf of the Underlying Funds and may receive further fees from the Underlying Funds pursuant to the Special Servicing Agreement."]

    9. LIMITATION OF LIABILITY OF ADVISER AND INDEMNIFICATION. Adviser shall not be liable and each Fund shall indemnify Adviser and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Company in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Adviser in the performance by Adviser of its duties or from reckless disregard by Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Adviser, who may be or become an officer, Trustee, employee or agent of the Company shall be deemed, when rendering services to a Fund or the Company or acting with respect to any business of a Fund or the Company, to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of Adviser even though paid by it.

    10.  DURATION AND TERMINATION.

    (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities.

    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to each Fund this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.


    (c) Notwithstanding the foregoing, with respect to any Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Adviser or by Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Company. Termination of this Contract with respect to one Fund shall not affect the continued effectiveness of this Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.


    11. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

    12. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

    13. LICENSE AGREEMENT. The Company shall have the non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or adviser to the Company with respect to such series of shares.



    14. LIMITATION OF SHAREHOLDER LIABILITY. It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally, but shall only bind the assets and property of the Funds, as provided in the Company's Agreement and Declaration of Trust. The execution and delivery of this Contract have been authorized by the Trustees of the Company and shareholders of the Funds, and this Contract has been executed and delivered by an authorized officer of the Company acting as such; neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Company's Agreement and Declaration of Trust.


    15. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                        [COMPANY]

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

Attest:                                        A I M ADVISORS, INC.

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

                                   APPENDIX A
                                       TO
       MASTER INVESTMENT ADVISORY MANAGEMENT AND ADMINISTRATION CONTRACT
                                       OF
                                     [FUND]


    The Company shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 [SERIES FUND]

NET ASSETS                                                                          ANNUAL RATE
- --------------------------------------------------------------------------------  ---------------
First $    million..............................................................              %
Next $    million...............................................................              %
Next $    million...............................................................              %
Over $    million...............................................................              %

                                 [SERIES FUND]

NET ASSETS                                                                          ANNUAL RATE
- --------------------------------------------------------------------------------  ---------------
First $    million..............................................................              %
Next $    million...............................................................              %
Next $    million...............................................................              %
Over $    million...............................................................              %

                                 [SERIES FUND]

NET ASSETS                                                                          ANNUAL RATE
- --------------------------------------------------------------------------------  ---------------
First $    million..............................................................              %
Next $    million...............................................................              %
Next $    million...............................................................              %
Over $    million...............................................................              %

                                 [SERIES FUND]

NET ASSETS                                                                          ANNUAL RATE
- --------------------------------------------------------------------------------  ---------------
First $    million..............................................................              %
Next $    million...............................................................              %
Next $    million...............................................................              %
Over $    million...............................................................              %

                                   EXHIBIT D
                               [NAME OF COMPANY]
              MASTER SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT
                                    BETWEEN
                              A I M ADVISORS, INC.
                                      AND
          [CHANCELLOR LGT ASSET MANAGEMENT, INC.--NAME TO BE CHANGED]


    Contract made as of             , 1998, between A I M Advisors, Inc., a
Delaware corporation ("Adviser"), and [Chancellor LGT Asset Management, Inc.--name to be changed], a California corporation ("Sub-Adviser").

    WHEREAS Adviser has entered into an Investment Management and Administration Contract with [Company], an [open-end] management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to [Funds], each Fund being a series of the Company's shares of beneficial interest; and

    WHEREAS Adviser desires to retain Sub-Adviser as sub-adviser and sub-administrator to furnish certain advisory and administrative services to the Funds, and Sub-Adviser is willing to furnish such services;

    NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

    1. APPOINTMENT. Adviser hereby appoints Sub-Adviser as sub-adviser and sub-administrator of each Fund for the period and on the terms set forth in this Contract. Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    2.  DUTIES AS SUB-ADVISER.


    (a) Subject to the supervision of the Company's Board of Trustees ("Board") and Adviser, the Sub-Adviser will provide a continuous investment program for each Fund, including investment research and management, with respect to all securities and investments and cash equivalents of the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund, and the brokers and dealers through whom trades will be executed.



    (b) The Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Funds or provide the Funds, Adviser's other clients, or Sub-Adviser's other clients with research, analysis, advice and similar services. The Sub-Adviser may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to the Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser and the Sub-Adviser to the Funds and their other clients and that the total commissions or spreads paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by the Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.


    [For New Dimension Fund, Sections 2(a) and (b) are replaced with the following: "The Sub-Adviser will be responsible for the daily allocation and periodic rebalancing of the Fund's assets among the investment companies in which the Fund invests ("Underlying Funds"). Such allocation and rebalancing shall be made in accordance with the Company's Registration Statement. The Sub-Adviser will be responsible for placing all trades on behalf of the Fund. The Sub-Adviser also will determine from time to time what other securities, if any, will be purchased, retained or sold by the Fund and what cash, if any, will be retained by the Fund."]

    (c) The Sub-Adviser will maintain all books and records with respect to the securities transactions of the Funds, and will furnish the Board and Adviser with such periodic and special reports as the Board or Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.


    3. DUTIES AS SUB-ADMINISTRATOR. Sub-Adviser will administer the affairs of each Fund subject to the supervision of the Company's Board of Trustees ("Board"), the Adviser and the following understandings:



    (a) Sub-Adviser will supervise all aspects of the operations of each Fund, including the oversight of transfer agency and custodial services except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.


    (b) At Sub-Adviser's expense, Sub-Adviser will provide the Company and the Funds with such corporate, administrative and clerical personnel (including officers of the Company) and services as are reasonably deemed necessary or advisable by the Board.

    (c) Sub-Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's [prospectus, statement of additional information,] proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities. [Bracketed language omitted in Portfolio Agreements.]

    (d) Sub-Adviser will provide the Company and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.


    4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.


    5. SERVICES NOT EXCLUSIVE. The services furnished by Sub-Adviser hereunder are not to be deemed exclusive and Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Sub-Adviser, who may also be a Trustee, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

    6.  EXPENSES.


    (a) During the term of this Contract, each Fund will bear all expenses, not specifically assumed by [Adviser and] Sub-Adviser, incurred in its operations [and the offering of its shares]. [Bracketed language omitted in Portfolio Agreements.]

    (b) Expenses borne by each Fund will include but not be limited to the following: (i) all direct charges relating to the purchase and sale of portfolio securities, including the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Sub-Adviser under this Contract; (iii) investment consulting fees and related costs; (iv) expenses of organizing the Company and the Fund; (v) expenses of preparing and filing reports and other documents with governmental and regulatory agencies; (vi) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Company under federal and/or state securities laws and maintaining such registrations and qualifications;
(vii) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares of beneficial interest; (viii) fees and salaries payable to the Company's Trustees who are not parties to this Contract or interested persons of any such party ("Independent Trustees"); (ix) all expenses incurred in connection with the Independent Trustees' services, including travel expenses;
(x) taxes (including any income or franchise taxes) and governmental fees; (xi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Company or the Fund for violation of any law; (xiii) interest charges; (xiv) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xv) charges of custodians, transfer agents, pricing agents and other agents; (xvi) expenses of disbursing dividends and distributions; [(xvii) costs of preparing share certificates;] (xviii) expenses of setting in type, printing and mailing [prospectuses and supplements thereto, statements of additional information,] reports, notices and proxy materials for existing shareholders;
(xix) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Company; (xx) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxii) the cost of investment company literature and other publications provided by the Company to its Trustees and officers; and (xxiii) costs of mailing, stationery and communications equipment. [Bracketed language omitted in Portfolio Agreements.]



   (c) Sub-Adviser will assume the cost of any compensation for services provided to the Company received by the officers of the Company and by the Trustees of the Company who are not Independent Trustees.



   (d) The payment or assumption by Sub-Adviser of any expense of the Company or any Fund that Sub-Adviser is not required by this Contract to pay or assume shall not obligate Sub-Adviser to pay or assume the same or any similar expense of the Company or any Fund on any subsequent occasion.


    [For New Dimension Fund, Section 6 is replaced with the following:

    "EXPENSES. (a) During the term of this Agreement, the Sub-Adviser shall bear all expenses of the Fund (other than expenses reimbursed pursuant to the Fund's Rule 12b-1 plans of distribution and non-recurring and extraordinary expenses of the Fund) until such time as the Fund enters into a special servicing or similar agreement among the Company, the Sub-Adviser, G.T. Investment Funds, Inc. and GT Investor Services, Inc. ("Special Servicing Agreement"). Once the Company enters into the Special Servicing Agreement, all expenses of the Fund (other than expenses reimbursed pursuant to the Fund's Rule 12b-1 plans of distribution and non-recurring and extraordinary expenses of the
Fund) shall be paid for pursuant to that agreement. Without limiting the generality of the foregoing, such expenses include the following: (i) the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) expenses of organizing the Fund; (iii) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Company under federal and/or state securities law and maintaining such registrations and qualifications; (iv) fees and salaries payable to the Company's Trustees who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"); (v) all expenses incurred in connection with the Independent

Trustees' services, including travel expenses; (vi) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (vii) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (viii) charges of custodians, transfer agents, pricing agents and other agents; (ix) costs of preparing share certificates; (x) expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information, reports and proxy materials for existing shareholders; (xi) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations;
(xii) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xiii) the cost of investment company literature and other publications provided by the Company to its Trustees and officers; and (xiv) costs of mailing, stationery and communications equipment.

    (c) During the term of this Agreement, the Fund shall bear any non-recurring and extraordinary expenses incurred in its operations. Such non-recurring and extraordinary expenses include: (i) the fees and costs of actions, suits or proceedings, and any penalties, damages or payments in settlement in connection therewith, for which the Company and/or the Fund may be liable directly, or which they may incur as a result of their legal obligation to provide indemnification to their officers, trustees and agents; (ii) the fees and costs of any governmental investigation and any fines or penalties in connection therewith; (iii) and any federal, state or local tax, or related interest, penalties or additions to tax for which the Company or the Fund may be liable.

    (d) The payment or assumption by the Sub-Adviser of any expense of the Fund prior to the effective date of the Special Servicing Agreement shall not obligate the Sub-Adviser to pay or assume the same or any similar expense of the Fund after the effective date of the Special Servicing Agreement."]

    7.  COMPENSATION.


    (a) For the services provided to a Fund under this Contract, Adviser will pay Sub-Adviser a fee, computed weekly and paid monthly, as set forth in Appendix A hereto. [For High Income Portfolio, add the following: "Adviser will also pay Sub-Adviser a fee equal to 0.8% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles, adjusted daily for currency revaluations, on a marked to market basis, of the Portfolio's assets; provided, however, that during any fiscal year this amount shall not exceed 0.8% of the Portfolio's total investment income calculated in accordance with generally accepted accounting principles."]


    (b) For the services provided under this Contract to each Fund as hereafter may be established, Adviser will pay to Sub-Adviser a fee in an amount to be agreed upon in a written Appendix to this Contract executed by Adviser and by Sub-Adviser.

    (c) The fee shall be computed weekly and paid monthly to Sub-Adviser on or before the last business day of the next succeeding calendar month.

    (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.


    [For New Dimension Fund, Section 7 is replaced with the following: "The Sub-Adviser will not be paid any special compensation for the services provided by it hereunder. However, the Sub-Adviser may receive fees for performing investment management and other services on behalf of the Underlying Funds and may receive further fees from the Underlying Funds pursuant to the Special Servicing Agreement."]


    8. LIMITATION OF LIABILITY OF SUB-ADVISER AND INDEMNIFICATION. Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Company in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance by Sub-

Adviser of its duties or from reckless disregard by Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Company, shall be deemed, when rendering services to a Fund or the Company or acting with respect to any business of a Fund or the Company to be rendering such service to or acting solely for the Fund or the Company and not as an officer, partner, employee, or agent or one under the control or direction of Sub-Adviser even though paid by it.

    9.  DURATION AND TERMINATION.

    (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities.

    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to each Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.


    (c) Notwithstanding the foregoing, with respect to any Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Sub-Adviser or by Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to the Company. Termination of this Contract with respect to one Fund shall not affect the continued effectiveness of this Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.


    10. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

    11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

    12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                        A I M ADVISORS, INC.

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

Attest:                                        CHANCELLOR LGT ASSET MANAGEMENT, INC. [Name
                                               to be Changed]

- --------------------------------------------   By: -----------------------------------------
                                               Name:
                                               Title:

                                   APPENDIX A
                                       TO
                  SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT
                                 [SERIES FUND]

NET ASSETS                                                                        ANNUAL RATE
- --------------------------------------------------------------------------------  ------------
First $   million...............................................................            %
Next $   million................................................................            %
Next $   million................................................................            %
Over $   million................................................................            %

                                 [SERIES FUND]

NET ASSETS                                                                        ANNUAL RATE
- --------------------------------------------------------------------------------  ------------
First $   million...............................................................            %
Next $   million................................................................            %
Next $   million................................................................            %
Over $   million................................................................            %

                                 [SERIES FUND]

NET ASSETS                                                                        ANNUAL RATE
- --------------------------------------------------------------------------------  ------------
First $   million...............................................................            %
Next $   million................................................................            %
Next $   million................................................................            %
Over $   million................................................................            %

                                 [SERIES FUND]

NET ASSETS                                                                        ANNUAL RATE
- --------------------------------------------------------------------------------  ------------
First $   million...............................................................            %
Next $   million................................................................            %
Next $   million................................................................            %
Over $   million................................................................            %

                                   EXHIBIT E
              ADVISORY AGREEMENT FEE SCHEDULE FOR GT GLOBAL FUNDS


                                                                                                       TOTAL NET
                                                                                                        ASSETS
                                                                                                        FOR THE
NAME OF COMPANY                     ADVISORY FEE                        SUB-ADVISORY FEE             MOST RECENTLY
AND FUND AND CATEGORY         (BASED ON AVERAGE DAILY               (BASED ON AVERAGE DAILY            COMPLETED
OF EXPENSE CAP                      NET ASSETS)                          NET ASSETS)(1)               FISCAL YEAR
- ----------------------  ------------------------------------  ------------------------------------  ---------------

G.T. GLOBAL GROWTH SERIES

GT Global Europe
Growth Fund (A).......  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 491,253,811
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global
International Growth
Fund (A)..............  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 204,450,024
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global Japan Growth
Fund (A)..............  .975% on the first $500 million;      .39% on the first $500 million; .38%   $  99,184,283
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global New Pacific
Growth Fund (A).......  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 193,115,287
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global Worldwide
Growth Fund (A).......  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 151,406,807
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global America
Small Cap Growth Fund
(C)...................  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $  33,710,743
                        the Small Cap Growth Portfolio.)(2)   of fees paid by the Small Cap Growth
                                                              Portfolio.)

GT Global America Mid
Cap Growth Fund (C)...  .725% on the first $500 million;      .29% on the first $500 million; .28%   $ 512,282,162
                        .70% on the next $500 million; .675%  on the next $500 million; .27% on
                        on the next $500 million; and .65%    the next $500 million; and .26% on
                        on amounts thereafter                 amounts thereafter

GT Global America
Value Fund (C)........  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $  24,824,615
                        the Value Portfolio.)(2)              of fees paid by the Value
                                                              Portfolio.)

                                                                                                       TOTAL NET
                                                                                                        ASSETS
                                                                                                        FOR THE
NAME OF COMPANY                     ADVISORY FEE                        SUB-ADVISORY FEE             MOST RECENTLY
AND FUND AND CATEGORY         (BASED ON AVERAGE DAILY               (BASED ON AVERAGE DAILY            COMPLETED
OF EXPENSE CAP                      NET ASSETS)                          NET ASSETS)(1)               FISCAL YEAR
- ----------------------  ------------------------------------  ------------------------------------  ---------------
GROWTH PORTFOLIO

Small Cap Growth
Portfolio.............  .475% on the first $500 million;      .29% on the first $500 million; .28%   $  33,710,743
                        .45% on the next $500 million; .425%  on the next $500 million; .27% on
                        on the next $500 million; and .40%    the next $500 million; and .26% on
                        on amounts thereafter                 amounts thereafter

Value Portfolio.......  .475% on the first $500 million;      .29% on the first $500 million; .28%   $  24,824,615
                        .45% on the next $500 million; .425%  on the next $500 million; .27% on
                        on then next $500 million; and .40%   the next $500 million; and .26% on
                        on amounts thereafter                 amounts thereafter

G.T. GLOBAL VARIABLE INVESTMENT SERIES

GT Global Variable
America Fund (F)......                  .75%                                  .30%                   $  43,976,824

GT Global Variable New
Pacific Fund (E)......                 1.00%                                  .40%                   $  16,490,084

GT Global Variable
Europe Fund (E).......                 1.00%                                  .40%                   $  27,409,750

GT Global Variable
International Fund
(E)...................                 1.00%                                  .40%                   $   5,929,179

GT Global Money Market
Fund (G)..............                  .50%                                  .20%                   $  26,964,207

G.T. GLOBAL VARIABLE INVESTMENT TRUST

GT Global Variable
Telecommunications
Fund (E)..............                 1.00%                                  .40%                   $  68,186,143

GT Global Variable
Emerging Markets Fund
(E)...................                 1.00%                                  .40%                   $  16,508,757

GT Global Variable
Infrastructure Fund
(E)...................                 1.00%                                  .40%                   $   8,745,185

GT Global Variable
Latin America Fund
(E)...................                 1.00%                                  .40%                   $  28,786,217

GT Global Variable
Growth & Income Fund
(E)...................                 1.00%                                  .40%                   $  50,356,264

GT Global Variable
Strategic Income Fund
(F)...................                  .75%                                  .30%                   $  28,496,692

GT Global Variable
Natural Resources Fund
(E)...................                 1.00%                                  .40%                   $  16,709,007

                                                                                                       TOTAL NET
                                                                                                        ASSETS
                                                                                                        FOR THE
NAME OF COMPANY                     ADVISORY FEE                        SUB-ADVISORY FEE             MOST RECENTLY
AND FUND AND CATEGORY         (BASED ON AVERAGE DAILY               (BASED ON AVERAGE DAILY            COMPLETED
OF EXPENSE CAP                      NET ASSETS)                          NET ASSETS)(1)               FISCAL YEAR
- ----------------------  ------------------------------------  ------------------------------------  ---------------
GT Global Variable
Global Government
Income Fund (F).......                  .75%                                  .30%                   $   8,251,027

GT Global Variable
U.S. Government Income
Fund (F)..............                  .75%                                  .30%                   $   7,372,636

G.T. INVESTMENT FUNDS, INC.

GT Global Government
Income Fund (C).......  .725% on the first $500 million;      .29% on the first $500 million; .28%   $ 282,109,478
                        .70% on the next $1 billion; .675%    on the next $1 billion; .27% on the
                        on the next $1 billion; and .65% on   next $1 billion; and .26% on amounts
                        amounts thereafter                    thereafter

GT Global High Income
Fund (C)..............  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $ 365,792,411
                        the Global High Income                of fees paid by the Global High
                        Portfolio.)(2)                        Income Portfolio.)

GT Global Strategic
Income Fund (C).......  .725% on the first $500 million;      .29% on the first $500 million; .28%   $ 420,623,795
                        .70% on the next $1 billion; .675%    on the next $1 billion; .27% on the
                        on the next $1 billion; and .65% on   next $1 billion; and .26% on amounts
                        amounts thereafter                    thereafter

GT Global Health Care
Fund (B)..............  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 626,342,117
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global
Infrastructure Fund
(B)...................  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $  98,019,059
                        the Global Infrastructure             of fees paid by the Global
                        Portfolio.)(2)                        Infrastructure Portfolio.)

GT Global Natural
Resources Fund (B)....  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $ 171,673,573
                        the Global Natural Resources          of fees paid by the Global Natural
                        Portfolio.)(2)                        Resources Portfolio.)

GT Global
Telecommunications
Fund (B)..............  .975% on the first $500 million;      .39% on the first $500 million; .38%   $1,721,119,059
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global Financial
Services Fund (B).....  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $  80,961,634
                        the Global Financial Services         of fees paid by the Global Financial
                        Portfolio.)(2)                        Services Portfolio.)

                                                                                                       TOTAL NET
                                                                                                        ASSETS
                                                                                                        FOR THE
NAME OF COMPANY                     ADVISORY FEE                        SUB-ADVISORY FEE             MOST RECENTLY
AND FUND AND CATEGORY         (BASED ON AVERAGE DAILY               (BASED ON AVERAGE DAILY            COMPLETED
OF EXPENSE CAP                      NET ASSETS)                          NET ASSETS)(1)               FISCAL YEAR
- ----------------------  ------------------------------------  ------------------------------------  ---------------
GT Global Consumer
Products and Services
Fund (B)..............  0% (The advisory fee is imposed on    0% (The sub-advisory fee is paid out   $ 162,662,313
                        the Global Consumer Products and      of fees paid by the Global Consumer
                        Services Portfolio.)(2)               Products and Services Portfolio.)

GT Global Emerging
Markets Fund (B)......  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 242,901,049
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global Latin
America Growth Fund
(B)...................  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 293,580,062
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global Growth and
Income Fund (C).......  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 752,477,823
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GT Global Developing
Markets Fund (B)......  .975% on the first $500 million;      .39% on the first $500 million; .38%   $ 457,379,188
                        .95% on the next $500 million; .925%  on the next $500 million; .37% on
                        on the next $500 million; and .90%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

GLOBAL INVESTMENT PORTFOLIO

Global Consumer
Products and Services
Portfolio.............  .725% on the first $500 million;      .39% on the first $500 million; .38%   $ 162,616,034
                        .70% on the next $500 million; .675%  on the next $500 million; .37% on
                        on the next $500 million; and .65%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

Global Financial
Services Portfolio....  .725% on the first $500 million;      .39% on the first $500 million; .38%   $  80,246,799
                        .70% on the next $500 million; .675%  on the next $500 million; .37% on
                        on the next $500 million; and .65%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

Global Infrastructure
Portfolio.............  .725% on the first $500 million;      .39% on the first $500 million; .38%   $  98,575,211
                        .70% on the next $500 million; .675%  on the next $500 million; .37% on
                        on the next $500 million; and .65%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

                                                                                                       TOTAL NET
                                                                                                        ASSETS
                                                                                                        FOR THE
NAME OF COMPANY                     ADVISORY FEE                        SUB-ADVISORY FEE             MOST RECENTLY
AND FUND AND CATEGORY         (BASED ON AVERAGE DAILY               (BASED ON AVERAGE DAILY            COMPLETED
OF EXPENSE CAP                      NET ASSETS)                          NET ASSETS)(1)               FISCAL YEAR
- ----------------------  ------------------------------------  ------------------------------------  ---------------
Global Natural
Resources Portfolio...  .725% on the first $500 million;      .39% on the first $500 million; .38%   $ 171,031,199
                        .70% on the next $500 million; .675%  on the next $500 million; .37% on
                        on the next $500 million; and .65%    the next $500 million; and .36% on
                        on amounts thereafter                 amounts thereafter

Global High Income
Portfolio.............  .475% on the first $500 million;      .29% on the first $500 million; .28%   $ 368,639,850
                        .45% on the next $1 billion; .425%    on the next $1 billion; .27% on the
                        on the next $1 billion; and .40% on   next $1 billion; and .26% on amounts
                        amounts thereafter, plus 2% of the    thereafter, plus 0.8% of the
                        Portfolio's total investment income   Portfolio's total investment income

G.T. INVESTMENT PORTFOLIOS, INC.

GT Global Dollar Fund
(D)...................                  .50%                                  .20%                   $ 276,888,755

GT GLOBAL SERIES TRUST

GT Global New
Dimension Fund........  0% (Advisory Fees are paid by the GT  0% (Sub-Advisory Fees are paid out     $  35,569,014
                        Global Theme Funds.)                  of fees paid by the GT Global Theme
                                                              Funds.)


- --------------------------

(1) For information about advisory fees and total compensation paid to Chancellor LGT and its affiliates during the most recently completed fiscal year, see the Annual Report of the applicable Fund.

(2) The Fund is also subject to an administration fee of 0.25% of the Fund's average daily net assets.

    The expense caps correspond to the following percents of the Funds' average daily net assets, exclusive of brokerage commissions, taxes, interest and extraordinary expenses:

Expense Cap A...............  Class A                  2.00%
                              Class B                  2.65%
                              Advisor Class            1.65%

Expense Cap B...............  Class A                  2.00%
                              Class B                  2.50%
                              Advisor Class            1.50%

Expense Cap C...............  Class A                  1.75%
                              Class B                  2.40%
                              Advisor Class            1.40%

Expense Cap D...............  Class A                  1.00%
                              Class B                  1.75%
                              Advisor Class            1.00%

Expense Cap E...............  All Shares               1.25%

Expense Cap F...............  All Shares               1.00%

Expense Cap G...............  All Shares                .75%

                                   EXHIBIT F
      ADVISORY AGREEMENT FEE SCHEDULE FOR AIM FUNDS AS OF JANUARY 31, 1998



                                                                                            TOTAL NET ASSETS
                                                          ADVISORY FEE (BASED ON           AS OF JANUARY 31,
NAME OF COMPANY AND FUND                                AVERAGE DAILY NET ASSETS)                 1998
- ------------------------------------------------  --------------------------------------  --------------------
AIM ADVISOR FUNDS, INC.
AIM Advisor Flex Fund...........................                 .75%(1)                   $      625,853,949

AIM Advisor Large Cap Value Fund................                 .75%(1)                   $      174,849,143

AIM Advisor International Value Fund............                 1.00%(2)                  $      103,739,567

AIM Advisor MultiFlex Fund......................                 1.00%(3)                  $      387,498,357

AIM Advisor Real Estate Fund....................                 .90%(4)                   $       65,098,868

AIM EQUITY FUNDS, INC.
AIM Aggressive Growth Fund......................  .80% of the first $150 million and       $    3,493,585,350
                                                  .625% of amounts in excess of $150
                                                  million

AIM Blue Chip Fund..............................  .75% of the first $350 million and       $      979,685,761
                                                  .625% of amounts in excess of $350
                                                  million

AIM Capital Development Fund....................  .75% of the first $350 million and       $    1,010,135,296
                                                  .625% of amounts in excess of $350
                                                  million

AIM Charter Fund................................  1.0% of the first $30 million; .75% of   $    4,752,019,015
                                                  the next $120 million; and .625% of
                                                  amounts in excess of $150 million(5)

AIM Constellation Fund..........................  1.0% of the first $30 million; .75% of   $   13,912,446,119
                                                  the next $120 million; and .625% of
                                                  amounts in excess of $150 million(5)

AIM Weingarten Fund.............................  1.0% of the first $30 million; .75% of   $    6,483,927,020
                                                  the next $320 million; and .625% of
                                                  amounts in excess of $350 million(5)

AIM FUNDS GROUP
AIM Balanced Fund...............................  .75% of the first $150 million and       $    1,277,805,629
                                                  .50% of amounts in excess of $150
                                                  million

AIM Global Utilities Fund.......................  .60% of the first $200 million; .50%     $      277,498,403
                                                  of the next $300 million; .40% of the
                                                  next $500 million; and .30% in excess
                                                  of $1 billion

AIM Intermediate Government Securities Fund.....  .50% of the first $200 million; .40%     $      265,925,326
                                                  of the next $300 million; .35% of the
                                                  next $500 million; and .30% in excess
                                                  of $1 billion

                                                                                            TOTAL NET ASSETS
                                                          ADVISORY FEE (BASED ON           AS OF JANUARY 31,
NAME OF COMPANY AND FUND                                AVERAGE DAILY NET ASSETS)                 1998
- ------------------------------------------------  --------------------------------------  --------------------
AIM Growth Fund.................................  .80% of the first $150 million and       $      616,924,481
                                                  .625% of amounts in excess of $150
                                                  million

AIM High Yield Fund.............................  .625% of the first $200 million; .55%    $    3,605,716,624
                                                  of the next $300 million; .50% of the
                                                  next $500 million; and .45% in excess
                                                  of $1 billion

AIM Income Fund.................................  .50% of the first $200 million; .40%     $      489,526,640
                                                  of the next $300 million; .35% of the
                                                  next $500 million; and .30% in excess
                                                  of $1 billion

AIM Money Market Fund...........................  .55% of the first $1 billion and .50%    $      750,048,007
                                                  in excess of $1 billion

AIM Municipal Bond Fund.........................  .50% of the first $200 million; .40%     $      370,535,277
                                                  of the next $300 million; .35% of the
                                                  next $500 million; and .30% in excess
                                                  of $1 billion

AIM Value Fund..................................  .80% of the first $150 million and       $   13,824,307,149
                                                  .625% in excess of $150 million(6)

AIM INTERNATIONAL FUNDS, INC.
AIM Asian Growth Fund...........................  .95% of the first $500 million and       $        2,743,531
                                                  .90% of amounts in excess of $500
                                                  million(7)

AIM European Development Fund...................  .95% of the first $500 million and       $        4,315,458
                                                  .90% of amounts in excess of $500
                                                  million(7)

AIM International Equity Fund...................  .95% of the first $1 billion and .90%    $    2,317,723,349
                                                  of amounts in excess of $1 billion(8)

AIM Global Income Fund..........................  .70% of the first $1 billion and .65%    $       63,888,544
                                                  of amounts in excess of $1 billion(9)

AIM Global Growth Fund..........................  .85% of the first $1 billion and .80%    $      421,251,030
                                                  of amounts in excess of $1 billion

AIM Global Aggressive Growth Fund...............  .90% of the first $1 billion and .85%    $    2,260,087,933
                                                  of amounts in excess of $1 billion

AIM INVESTMENT SECURITIES FUNDS
AIM Limited Maturity Treasury Fund..............  .20% of the first $500 million and       $      440,551,972
                                                  .175% in excess of $500 million

                                                                                            TOTAL NET ASSETS
                                                          ADVISORY FEE (BASED ON           AS OF JANUARY 31,
NAME OF COMPANY AND FUND                                AVERAGE DAILY NET ASSETS)                 1998
- ------------------------------------------------  --------------------------------------  --------------------
AIM SUMMIT FUND, INC............................  1.00% of the first $10 million; .75%     $    1,645,427,899
                                                  of the next $140 million; and .625% of
                                                  amounts in excess of $150 million(10)

AIM TAX EXEMPT FUNDS, INC.
AIM High Income Municipal Fund..................  .0% of the first $500 million; .55% of   $       13,736,161
                                                  the next $500 million; .50% of the
                                                  next $500 million; and .45% of amounts
                                                  in excess of $1.5 billion(11)

AIM Tax-Exempt Bond Fund of Connecticut.........  .50%(12)                                 $       39,350,145

AIM Tax-Exempt Cash Fund........................  .35%                                     $       51,861,063

AIM Tax-Free Intermediate Fund..................  .30% of the first $500 million; .25%     $      193,457,422
                                                  of the next $500 million; and .20% of
                                                  amounts in excess of $1 billion

AIM VARIABLE INSURANCE FUNDS, INC.
AIM V.I. Capital Appreciation Fund..............  .65% of the first $250 million and       $      518,951,143
                                                  .60% of amounts in excess of $250
                                                  million

AIM V.I. Diversified Income Fund................  .60% of the first $250 million and       $       92,801,459
                                                  .55% of amounts in excess of $250
                                                  million

AIM V.I. Government Securities Fund.............  .50% of the first $250 million and       $       34,818,984
                                                  .45% of amounts in excess of $250
                                                  million

AIM V.I. Growth Fund............................  .65% of the first $250 million and       $      263,728,239
                                                  .60% of amounts in excess of $250
                                                  million

AIM V.I. Growth and Income Fund.................  .65% of the first $250 million and       $      679,090,534
                                                  .60% of amounts in excess of $250
                                                  million

AIM V.I. International Equity Fund..............  .75% of the first $250 million and       $      209,002,303
                                                  .70% of amounts in excess of $250
                                                  million

AIM V.I. Money Market Fund......................  .40% of the first $250 million and       $       54,028,632
                                                  .35% of amounts in excess of $250
                                                  million

AIM V.I. Global Utilities Fund..................  .65% of the first $250 million and       $       22,915,161
                                                  .60% of amounts in excess of $250
                                                  million

AIM V.I. Value Fund.............................  .65% of the first $250 million and       $      710,899,635
                                                  .60% of amounts in excess of $250
                                                  million

                                                                                            TOTAL NET ASSETS
                                                          ADVISORY FEE (BASED ON           AS OF JANUARY 31,
NAME OF COMPANY AND FUND                                AVERAGE DAILY NET ASSETS)                 1998
- ------------------------------------------------  --------------------------------------  --------------------
SHORT-TERM INVESTMENTS CO.
Liquid Asset Portfolio..........................  .15%(13)                                 $    3,788,439,224

Prime Portfolio.................................  .20% of the first $100 million; .15%     $    7,378,100,156
                                                  of the next $100 million; .10% of the
                                                  next $100 million; .06% of the next
                                                  $1.2 billion; and .05% of amounts in
                                                  excess of $1.5 billion

SHORT TERM INVESTMENTS TRUST
Treasury Portfolio..............................  .15% of the first $300 million; .06%     $    4,887,208,702
                                                  of the next $1.2 billion; and .05% of
                                                  the amounts in excess of $1.5 billion

Treasury Tax Advantage Portfolio................  .20% of the first $250 million; .15%     $      170,033,083
                                                  of the next $250 million; and .10% of
                                                  the amounts in excess of $500
                                                  million(14)

TAX-FREE INVESTMENTS CO.
Cash Reserve Portfolio..........................  .25% of the first $500 million and       $      991,816,762
                                                  .20% of amounts in excess of $500
                                                  million(15)


- ------------------------

NOTES:


 (1) AIM has agreed to pay INVESCO Capital Management, which serves as sub-advisor, a fee equal to .20% of the average daily net asset value of the Fund for each of the Large Cap Value Fund and Flex Fund.



    The following is the expense limitation schedule for AIM Advisor Large Cap Value Fund and Flex Fund: Total expenses are capped for the first $500 million at the annual rate of 1.45% for Class A and 2.20% for Class C; on the next $500 million of net assets, expenses shall not exceed 1.40% for Class A and 2.15% for Class C; on the net $1 billion of net assets, expenses shall not exceed 1.35% for Class A and 2.10% for Class C; and on all assets over $2 billion, expenses shall not exceed 1.30% for Class A and 2.05% for Class C. A portion of the Flex Fund's administrative fees are currently being waived due to the expense limitation.



 (2) AIM has agreed to pay INVESCO Global Asset Management Limited (IGAM), which serves as sub-advisor, a fee equal to .35% of average net assets up to $50 million; .30% on average net assets over $50 million up to $100 million; and .25% on average net assets in excess of $100 million of the International Value Fund.



    The following is the expense limitation schedule for AIM Advisor International Value Fund: Total expenses are capped for the first $100 million at the annual rate of 1.70% for Class A and 2.45% for Class C; on the next $400 million of net assets, expenses shall not exceed 1.65% for Class A and 2.40% for Class C; on the next $500 million of net assets, expenses shall not exceed 1.60% for Class A and 2.35% for Class C; on the next $l billion of assets, expenses shall not exceed 1.55% for Class A and 2.30% for Class C; and on all assets over $2 billion, expenses shall not exceed 1.50% for Class A and 2.25% for Class C. A portion of International Value Fund's administrative fees are being waived due to the expense limitation.

 (3) AIM has agreed to pay INVESCO Management & Research, Inc., which serves as a sub-advisor, a fee equal to .35% of average net assets on the first $500 million of assets and .25% of average net assets in excess of $500 million of the MultiFlex Fund.



    The following is the expense limitation schedule for AIM Advisor MultiFlex
    Fund: Total expenses are capped for the first $100 million at the annual rate of 1.70% for Class A and 2.45% for Class C; on the next $400 million of net assets, expenses shall not exceed 1.65% for Class A and 2.40% for Class C; on the next $500 million of net assets, expenses shall not exceed 1.60% for Class A and 2.35% for Class C; on assets over $1 billion, expenses shall not exceed 1.55% for Class A and 2.30% for Class C; and on all assets over $2 billion, expenses shall not exceed 1.50% for Class A and 2.25% for Class C.



 (4) AIM has agreed to pay INVESCO Realty Advisors, Inc., which serves as sub-advisor, a fee equal to .35% of average net assets on the first $100 million of assets and .25% of average net assets in excess of $100 million of the Real Estate Fund.



    The following is the expense limitation schedule for AIM Advisor Real Estate
    Fund: Total expenses are capped for the first $500 million at the annual rate of 1.60% for Class A and 2.35% for Class C; on the next $500 million, expenses shall not exceed 1.55% for Class A and 2.30% for Class C; and on all assets over $1 billion, expenses shall not exceed 1.50% for Class A and 2.25% for Class C.



 (5) AIM pays 50% of the advisory fees it receives with respect to AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund to AI M Capital Management, Inc. as Sub-Advisor for such funds. AIM and A I M Capital Management, Inc. are voluntarily waiving fees for AIM Weingarten Fund for net asset levels in excess of $2 billion. In lieu of the contractual agreement, fees are being calculated at the annual rate of .60% of the Fund's average daily net assets in excess of $2 billion to and including $3 billion, plus .575% of the Fund's average daily net assets in excess of $3 billion to and including $4 billion, plus .55% of the Fund's average daily net assets in excess of $4 billion. AIM and A I M Capital Management, Inc. are voluntarily waiving fees for AIM Constellation Fund and AIM Charter Fund for net asset levels in excess of $2 billion. In lieu of the contractual agreement, fees are being calculated at the annual rate of .60% of the Fund's average daily net assets in excess of $2 billion.



 (6) AIM is voluntarily waiving a portion of the fees for AIM Value Fund for net asset levels in excess of $2 billion. In lieu of the contractual agreement, fees are being calculated at the annual rate of .60% of the Fund's average daily net assets in excess of $2 billion.



 (7) AIM has agreed to pay INVESCO Global Asset Management Limited (IGAM) a fee equal to .20% of the first $500 million of net assets and .175% of net assets over $500 million for each of the AIM Asian Growth Fund and AIM European Development Fund.



    IGAM has sub-sub advisory agreements with INVESCO Asset Management Limited
    (IAML) and INVESCO Asia Limited (IAL) for the European Development Fund and Asian Growth Fund, respectively. IAL and IAML are entitled to an annual fee equal to 100% of the fees received by IGAM with respect to the Funds.



 (8) AIM has agreed to waive fees for AIM International Equity Fund. In lieu of the contractual agreement, fees are being calculated at the annual rate of .90% of the Fund's average daily net assets in excess of $500 million to and including $1 billion, plus .85% of the Fund's average daily net assets exceeding $1 billion.



 (9) AIM has agreed on a voluntary basis to waive fees and reimburse expenses to the extent that the expense ratios do not exceed 1.25% and 1.75% for Class A & B respectively.



(10) AIM bears a portion of the fee reduction obligation. The other portion is borne by TradeStreet, which serves as sub-advisor to AIM Summit Fund, Inc. AIM and TradeStreet reduce their fees in proportion to the fees being received from AIM Summit Fund, Inc. TradeStreet has agreed to accept a fee of .50% of the first $10 million of the Fund's average daily net assets, .35% of the next $140 million of the Fund's average daily net assets, .225% of the next $550 million of the Fund's average daily net assets and .15% of the Fund's average daily net assets in excess of $700 million.


(11) AIM is currently waiving all advisory fees on the High Yield Municipal Bond Fund. AIM has agreed to limit expenses of this Fund as follows: Class A .25% of average daily net assets; Class B & C 1.00% of average daily net assets. AIM has agreed to this limit until June 30, 1998; however, it may be decided to continue this limit.



(12) AIM is currently waiving a portion of the advisory fee for AIM Tax Exempt Bond Fund of Connecticut. In lieu of the contractual agreement, fees are currently calculated at the annual rate of .35% of the Fund's average daily net assets.



(13) AIM is currently voluntarily waiving a portion of the advisory fee for the Liquid Assets Portfolio.



(14) AIM has agreed to reduce its fee on the Tax Advantage Portfolio to the extent required so that the amount of ordinary expenses of the Portfolio (excluding interest, taxes, brokerage commissions and extraordinary expenses) do not exceed an annual rate of .20% of the average daily net assets.



(15) As of June 1, 1985, AIM agreed to reduce its fees from Tax-Free Investments Co. to the extent necessary to cause the expense ratio of the Institutional Cash Reserve Shares of Tax-Free Investments Co. not to exceed .20% (exclusive of interest, taxes, brokerage commissions, directors' fees and registration fees payable to the SEC).

                                   EXHIBIT G
                    SALES CHARGE SCHEDULE OF GT GLOBAL FUNDS

GROUP I:

G.T. GLOBAL GROWTH SERIES

GT Global Europe Growth Fund
GT Global International Growth Fund
GT Global Japan Growth Fund
GT Global New Pacific Growth Fund
GT Global Worldwide Growth Fund
GT Global America Mid Cap Growth Fund
GT Global America Small Cap Growth Fund
GT Global America Value Fund

G.T. INVESTMENT FUNDS, INC.

GT Global Growth & Income Fund

                                           CURRENT SALES CHARGES AS % OF         PROPOSED SALES CHARGES AS % OF
AMOUNT OF PURCHASE                                 OFFERING PRICE                        OFFERING PRICE
- --------------------------------------  ------------------------------------  ------------------------------------

less than $25,000                       4.75%                                 5.50%

$25,000 but less than $50,000           4.75%                                 5.25%

$50,000 but less than $100,000          4.00%                                 4.75%

$100,000 but less than $250,000         3.00%                                 3.75%

$250,000 but less than $500,000         2.00%                                 3.00%

$500,000 but less than $1,000,000       0.00%*                                2.00%

$1,000,000 or more                      0.00%*                                0.00%*

                                        * All shares purchased without a      * A CDSC of 1% of the lesser of the
                                        sales charge based on the aggregate   value of the shares redeemed
                                        purchase amount equaling at least     (excluding reinvested dividends and
                                        $500,000 will be subject to a         capital gain distributions) or the
                                        contingent deferred sales charge for  total original cost of such shares
                                        the first year after their purchase   applies to purchases of $1,000,000
                                        equal to 1% of the lower of the       or more that are redeemed within 18
                                        original purchase price or the NAV    months of the date of purchase.
                                        of such shares at redemption.

GROUP II:

G.T. INVESTMENT FUNDS, INC.

GT Global Developing Markets Fund
GT Global Emerging Markets Fund
GT Global Latin America Growth Fund
GT Global Consumer Products and Services Fund
GT Global Financial Services Fund
GT Global Health Care Fund
GT Global Infrastructure Fund
GT Global Natural Resources Fund
GT Global Telecommunications Fund
GT Global Government Income Fund
GT Global High Income Fund
GT Global Strategic Income Fund


GT GLOBAL SERIES TRUST


GT Global New Dimension Fund

                                           CURRENT SALES CHARGES AS % OF         PROPOSED SALES CHARGES AS % OF
AMOUNT OF PURCHASE                                 OFFERING PRICE                        OFFERING PRICE
- --------------------------------------  ------------------------------------  ------------------------------------

less than $25,000                       4.75%                                 4.75%

$25,000 but less than $50,000           4.75%                                 4.75%

$50,000 but less than $100,000          4.00%                                 4.00%

$100,000 but less than $250,000         3.00%                                 3.75%

$250,000 but less than $500,000         2.00%                                 2.50%

$500,000 but less than $1,000,000       0.00%*                                2.00%

$1,000,000 or more                      0.00%*                                0.00%*

                                        * All shares purchased without a      * A CDSC of 1% of the lesser of the
                                        sales charge based on the aggregate   value of the shares redeemed
                                        purchase amount equaling at least     (excluding reinvested dividends and
                                        $500,000 will be subject to a         capital gain distributions) or the
                                        contingent deferred sales charge for  total original cost of such shares
                                        the first year after their purchase   applies to purchases of $1,000,000
                                        equal to 1% of the lower of the       or more that are redeemed within 18
                                        original purchase price or the NAV    months of the date of purchase.
                                        of such shares at redemption.

                                   EXHIBIT H
                            MASTER DISTRIBUTION PLAN
                                       OF
                                [NAME OF TRUST]
                     (CLASS A SHARES [AND CLASS C SHARES])



    SECTION 1. [Name of Trust], a Delaware business trust (the "Fund"), on behalf of the series of shares of beneficial interest set forth in Schedule A to this plan (the "Portfolios"), may act as a distributor of the Class A Shares [and Class C Shares] (each a "Class") of such Portfolios as described in Schedule A to this plan (the "Shares") of which the Fund is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").


    SECTION 2. The Fund may incur as a distributor of the Shares, expenses at the rates set forth in Schedule A per annum of the average daily net assets of the Fund attributable to the Shares, subject to any applicable limitations imposed from time to time by applicable rules of the NASD Regulation, Inc.


    SECTION 3. Amounts set forth in Schedule A may be expended when and if authorized in advance by the Fund's Board of Trustees. Such amounts may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to dealers and other institutions as asset-based sales charges. Amounts set forth on Schedule A may also be used to finance payments of service fees under a shareholder service arrangement to be established by A I M Distributors, Inc. ("Distributors") as the Fund's distributor in accordance with Section 4, and the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for distribution-related services of Distributors or the Fund's former distributor, GT Global, Inc. All amounts expended pursuant to the Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. That portion of the amounts paid under the Plan that is not paid or advanced by Distributors to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge. No provision of this Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.


    SECTION 4.

    (a) Amounts expended by the Fund under the Plan shall be used in part for the implementation by Distributors of shareholder service arrangements. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%), or such lower rate for the Portfolio and Class as is specified on Schedule A, per annum of the average daily net assets of the Fund attributable to the Shares owned by the customers of such service provider.


    (b) Pursuant to this program, Distributors may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributors for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and in enrolling into any of several retirement plans offered in connection with the purchase of the

       Shares; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; and (vi) providing such other information and services as the Fund or the Customer may reasonably request.


    (c) Distributors may also enter into Bank Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Bank Agreements from time to time.


    (d) Distributors may also enter into Agency Pricing Agreements substantially in the form attached hereto as Exhibit C ("Pricing Agreements") with selected retirement plan service providers acting in an agency capacity for their customers ("Retirement Plan Providers"). Retirement Plan Providers acting in such a capacity will provide some or all of the shareholders services to their customers as set forth in the Pricing Agreements from time to time.

    (e) Distributors may also enter into Shareholder Service Agreements substantially in the form attached hereto as Exhibit D ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements.

    SECTION 5. Any amendment to this Plan that requires the approval of the shareholders of a Class pursuant to Rule 12b-1 under the 1940 Act shall become effective as to such Class upon approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Class, provided that the Board of Trustees of the Fund has approved such amendment in accordance with the provisions of Section 6 of this Plan.


    SECTION 6. This Plan, any amendment to this Plan and any agreements related to this Plan shall become effective with respect to any Class of any Portfolio immediately upon receipt by the Fund of both (a) the affirmative vote of a majority of the Board of Trustees of the Fund, and (b) the affirmative vote of a majority of those trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of a Class of a Portfolio shall become effective as to such Class until such amendment has been approved by the shareholders of such Class in accordance with the provisions of
Section 5 of this Plan.


    SECTION 7.  Unless sooner terminated pursuant to Section 9, this Plan shall
continue in effect until               and thereafter shall continue in effect
so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 6.

    SECTION 8. Distributors shall provide to the Fund's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

    SECTION 9. This Plan may be terminated with respect to the shares of any Class of any Portfolio at any time by vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding voting securities of such Class of such Portfolio. Upon termination of this Plan with respect to any or all such Classes, the obligation of the Fund to make payments pursuant to this Plan with respect to such Classes shall terminate, and the Fund shall not be required to make payments hereunder beyond such termination date with respect to expenses incurred in connection with shares of such Classes sold prior to such termination date.


    SECTION 10. Any agreement related to this Plan shall be made in writing, and shall provide:


       (a) that such agreement may be terminated with respect to the shares of any Class of any Portfolio at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees or by a vote of the outstanding voting securities of such Class of such Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

       (b) that such agreement shall terminate automatically in the event of its assignment.

    SECTION 11. This Plan may not be amended with respect to the shares of any Class of any Portfolio to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved by such Class in the manner provided in Section 5 hereof, and no material amendment to the Plan with respect to the shares of any Class of any Portfolio shall be made unless approved in the manner provided for in Section 6 hereof.


                                               [Name of Trust]
                                               (on behalf of its Class A Shares [and Class C
                                               Shares])

Attest:                                        By: -----------------------------------------
- --------------------------------------
     Assistant Secretary                       President

Effective as of               .

                                   SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                [NAME OF TRUST]
                               (DISTRIBUTION FEE)

    The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                                   MINIMUM
                                                                 ASSET-BASED       MAXIMUM     MAXIMUM AGGREGATE
PORTFOLIO (CLASS A SHARES)                                      SALES CHARGE     SERVICE FEE          FEE
- -------------------------------------------------------------  ---------------  -------------  -----------------



                                                                   MAXIMUM
                                                                 ASSET-BASED       MAXIMUM     MAXIMUM AGGREGATE
[PORTFOLIO (CLASS C SHARES)                                     SALES CHARGE     SERVICE FEE         FEE]
- -------------------------------------------------------------  ---------------  -------------  -----------------



    The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

THIS PLAN REFERS TO EXHIBITS A-D, WHICH RELATE TO AGREEMENTS THAT THE DISTRIBUTOR MAY ENTER INTO WITH THIRD PARTIES. FORMS OF THESE AGREEMENTS HAVE NOT BEEN INCLUDED WITH THIS PLAN.

- ------------------------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

                                   EXHIBIT I
                            MASTER DISTRIBUTION PLAN
                                       OF
                                [NAME OF TRUST]
                                (CLASS B SHARES)
                           [(SECURITIZATION FEATURE)]


    SECTION 1. [Name of Trust] (the "Fund"), on behalf of the series of beneficial interest set forth in Schedule A to this plan (the "Portfolios"), may pay for distribution of the Class B Shares of such Portfolios (the "Shares") which the Fund issues from time to time, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").


    SECTION 2. The Fund may incur expenses for and pay any institution selected to act as the Fund's agent for distribution of the Shares of any portfolio from time to time (each, a "Distributor") at the rates set forth in Schedule A hereto based on the average daily net assets of each class of Shares subject to any applicable limitations imposed by the Conduct Rules of the NASD Regulation, Inc. in effect from time to time (the "Conduct Rules"). All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

    SECTION 3.

    (a) Amounts set forth in Section 2 may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars and running advertising programs, payment of finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, payment of overhead and supplemental payments to dealers and other institutions as asset-based sales charges. Amounts set forth in Section 2 may also be used to finance payments of service fees under a shareholder service arrangement, which may be established by each Distributor in accordance with Section 4, and the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse the Distributor for any such expense, such amounts may be treated as compensation for the Distributor's distribution-related services. No provision of this Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.


    (b) Subject to the provisions in Sections 8 and 9 hereof, amounts payable pursuant to Section 2 in respect of Shares of each Portfolio shall be paid by the Fund to the Distributor in respect of such Shares or, if more than one institution has acted or is acting as Distributor in respect of such Shares, then amounts payable pursuant to Section 2 in respect of such Shares shall be paid to each such Distributor in proportion to the number of such Shares sold by or attributable to such Distributor's distribution efforts in respect of such Shares in accordance with allocation provisions of each Distributor's distribution agreement (the "Distributor's 12b-1 Share") notwithstanding that such Distributor's distribution agreement with the fund may have been terminated. The Distributor's 12b-1 Share shall include amounts payable pursuant to Section 2 in respect of Shares sold by or attributable to distribution efforts of GT Global, Inc. That portion of the amounts paid under the Plan that is not paid or advanced by the Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to
Section 4 shall be deemed an asset-based sales charge.


    (c) Any Distributor may assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of its Distributor's 12b-1 Share from time to time (but not such Distributor's duties and obligations pursuant hereto or pursuant to any distribution agreement in effect from time to time, if any, between such Distributor and the Fund), free and clear of any offsets or claims the Fund may have against such Distributor. Each such Assignee's ownership interest in a Transfer of a specific designated portion of a Distributor's 12b-1 Share is hereafter referred to as an "Assignee's 12b-1 Portion." A Transfer pursuant to this
Section 3(c) shall not reduce or extinguish any claims of the Fund against the Distributor.

    (d) Each Distributor shall promptly notify the Fund in writing of each such Transfer by providing the Fund with the name and address of each such Assignee.


    (e) A Distributor may direct the Fund to pay an Assignee's 12b-1 Portion directly to such Assignee. In such event, the Distributor shall provide the Fund with a monthly calculation of the amount of (i) the Distributor's 12b-1 Share, and (ii) each Assignee's 12b-1 Portion, if any, for such month (the "Monthly Calculation"). In such event, the Fund shall, upon receipt of such notice and Monthly Calculation from the Distributor, make all payments required under such distribution agreement directly to the Assignee in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to the Distributor.


    (f) Alternatively, in connection with a Transfer, a Distributor may direct the Fund to pay all of such Distributor's 12b-1 Share from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distributor's 12b-1 Share between the Assignee's 12b-1 Portion and the balance of the Distributor's 12b-1 Share (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion"), in which case only the Distributor's 12b-1 Portion may be subject to offsets or claims the Fund may have against such Distributor.

    SECTION 4.

    (a) Amounts expended by the Fund under the Plan shall be used in part for the implementation by the Distributor of shareholder service arrangements with respect to the Shares. The maximum service fee payable to any provider of such shareholder service shall be twenty-five one-hundredths of one percent (0.25%) per annum of the daily net assets of the Shares attributable to the customers of such service provider. All such payments are the legal obligation of the Fund and not of any Distributor or its designee.


    (b) Pursuant to this Plan, the Distributor may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by the Distributor for the provision of continuing shareholder services in connection with Shares held by such Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, some or all of the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and in enrolling in any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting in the establishment and maintenance of Customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; (vi) performing sub-accounting; (vii) providing periodic statements showing a Customer's shareholder account balance and the integration of such statements with those of other transactions and balances in the Customer's account serviced by such institution; (viii) forwarding applicable prospectuses, proxy statements, reports and notices to Customers who hold Shares; and (ix) providing such other information and administrative services as the Fund or the Customer may reasonably request.


    (c) The Distributor may also enter into Bank Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks and financial institutions acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Bank Agreements from time to time.

    (d) The Distributor may also enter into Agency Pricing Agreements substantially in the form attached hereto as Exhibit C ("Pricing Agreements") with selected retirement plan service providers acting in an agency capacity for their customers ("Retirement Plan Providers"). Retirement Plan Providers acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Pricing Agreements from time to time.

    (e) The Distributor may also enter into Shareholder Service Agreements substantially in the form attached hereto as Exhibit D ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements from time to time.

    SECTION 5. This Plan shall not take effect with respect to any Shares of any Portfolio until (i) it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Fund, and (b) those trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements, and (ii) the execution by the Fund and A I M Distributors, Inc. of a Master Distribution Agreement in respect of the Shares of such Portfolio.

    SECTION 6.  Unless sooner terminated pursuant to Section 8, this Plan shall
continue in effect until              and thereafter shall continue in effect so
long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 5.

    SECTION 7. Each Distributor shall provide the Fund's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended for distribution of the Shares and the purposes for which such expenditures were made.


    SECTION 8. This Plan may be terminated with respect to the Shares of any Portfolio at any time by vote of a majority of the Disinterested Trustees, or by a vote of a majority of outstanding Shares of such Portfolio. Upon termination of this Plan with respect to any or all such classes, the obligation of the Fund to make payments pursuant to this Plan with respect to such classes shall terminate, and the Fund shall not be required to make payments hereunder beyond such termination date with respect to expenses incurred in connection with Shares sold prior to such termination date, provided, in each case that each of the requirements of a Complete Termination of the Plan in respect of such class, as defined below, are met. A termination of this Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligation of the Fund to withhold and pay to any Distributor contingent deferred sales changes to which such distributor is entitled pursuant to any distribution agreement. For purposes of this Section 8, a "Complete Termination" of this Plan in respect of any Portfolio shall mean a termination of this Plan in respect of such Portfolio, provided that: (i) the Disinterested Trustees of the Fund shall have acted in good faith and shall have determined that such termination is in the best interest of the Fund and the shareholders of such Portfolio; (ii) the Fund does not alter the terms of the contingent deferred sales charges applicable to Shares outstanding at the time of such termination; and (iii) unless the applicable Distributor at the time of such termination was in material breach under the distribution agreement in respect of such Portfolio, the Fund shall not, in respect of such Portfolio, pay to any person or entity, other than such Distributor or its designee, either the asset-based sales charge or the service fee (or any similar fee) in respect of the Shares sold by such Distributor prior to such termination.


    SECTION 9. Any agreement related to this Plan shall be made in writing, and shall provide:

    (a) that such agreement may be terminated with respect to the Shares of any or all Portfolios at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees or by a vote of the majority of the outstanding Shares of such Portfolio, on not more than sixty
(60) days' written notice to any other party to the agreement; and

    (b) that such agreement shall terminate automatically in the event of its assignment; provided, however, that, subject to the provisions of Section 8 hereof, if such agreement is terminated for any reason, the obligation of the Fund to make payments of (i) the Distributor's 12b-1 Share in accordance with the directions of the Distributor pursuant to Section 3(e) or (f) hereof if there exist Assignees for all or any portion of such Distributor's 12b-1 Share, and (ii) the remainder of such Distributor's 12b-1 Share to such Distributor if there are no Assignees for such Distributor's Share, pursuant to such agreement and this Plan will continue with respect to the Shares until such Shares are redeemed or automatically converted into another class of shares of the Fund.

    SECTION 10. This Plan may not be amended with respect to the shares of any Portfolio to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Shares of such Portfolio, and no material amendment to the Plan with respect to the shares of any Portfolio shall be made unless approved in the manner provided for in Section 5 hereof.

                                               [Name of Trust]
                                               (on behalf of its Class B Shares)

Attest:--------------------------------------  By:-----------------------------------------
     [Secretary]                                 [President]

Effective as of               .

                                   SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                [NAME OF TRUST]
                               (DISTRIBUTION FEE)


                                                                              ASSET-BASED       MAXIMUM         MAXIMUM
CLASS B SHARES                                                  PORTFOLIO    SALES CHARGE     SERVICE FEE    AGGREGATE FEE
- -------------------------------------------------------------  -----------  ---------------  -------------  ---------------



THIS PLAN REFERS TO EXHIBITS A-D, WHICH RELATE TO AGREEMENTS THAT THE DISTRIBUTOR MAY ENTER INTO WITH THIRD PARTIES. FORMS OF THESE AGREEMENTS HAVE NOT BEEN INCLUDED WITH THIS PLAN.

                                   EXHIBIT J
                                GT GLOBAL FUNDS
                               12B-1 FEE SCHEDULE


                                                                                             AMOUNT EXPENDED
                                                                                          PURSUANT TO 12B-1 PLAN
                                                                                          FOR THE MOST RECENTLY
                                                                                          COMPLETED FISCAL YEAR
                                                                                        --------------------------
COMPANY                                                                                   CLASS A       CLASS B
- --------------------------------------------------------------------------------------  ------------  ------------
G.T. GLOBAL GROWTH SERIES
GT Global Europe Growth Fund..........................................................  $  1,554,410  $    910,363
GT Global International Growth Fund...................................................  $    607,400  $    625,899
GT Global Japan Growth Fund...........................................................  $    212,419  $    317,148
GT Global New Pacific Growth Fund.....................................................  $    942,945  $  1,119,211
GT Global Worldwide Growth Fund.......................................................  $    400,318  $    496,417
GT Global America Small Cap Growth Fund...............................................  $     33,776  $    148,043
GT Global America Mid Cap Growth Fund.................................................  $    958,593  $  2,781,908
GT Global America Value Fund..........................................................  $     17,701  $    102,587

G.T. INVESTMENT FUNDS, INC.
GT Global Government Income Fund......................................................  $    672,237  $  1,392,802
GT Global High Income Fund............................................................  $    605,133  $  2,653,190
GT Global Strategic Income Fund.......................................................  $    560,886  $  3,185,408
GT Global Health Care Fund............................................................  $  2,327,631  $  1,316,284
GT Global Infrastructure Fund.........................................................  $    218,486  $    621,768
GT Global Natural Resources Fund......................................................  $    291,788  $    733,200
GT Global Telecommunications Fund.....................................................  $  5,105,842  $  8,933,516
GT Global Financial Services Fund.....................................................  $     97,454  $    280,650
GT Global Consumer Products and Services Fund.........................................  $    351,953  $    941,035
GT Global Emerging Markets Fund.......................................................  $    977,082  $  2,022,092
GT Global Latin America Growth Fund...................................................  $  1,011,259  $  1,587,737
GT Global Growth & Income Fund........................................................  $    994,519  $  4,233,024
GT Global Developing Markets Fund.....................................................           N/A*          N/A*

G.T. INVESTMENT PORTFOLIOS, INC.
GT Global Dollar Fund**...............................................................  $          0  $    746,848

GT GLOBAL SERIES TRUST
GT Global New Dimension Fund..........................................................  $     11,800  $     27,856


- ------------------------

* Effective November 1, 1997, GT Global Developing Markets Fund became and open-end fund. Prior thereto, the fund did not incur any distribution fees pursuant to Rule 12b-1.

** The figures shown for payments under the Class A and Class B Plans reflect a waiver of expenses by GT Global. Without the waiver, Dollar Fund would have paid GT Global $422,808 and $995,797 under the Class A Plan and Class B Plan, respectively.

                                   EXHIBIT K
                AGREEMENT AND PLAN OF CONVERSION AND TERMINATION


    This AGREEMENT AND PLAN OF CONVERSION AND TERMINATION ("Agreement") is made
as of this        day of               , 1998, between G.T. Investment Funds,
Inc., a Maryland corporation ("Corporation"), on behalf of each segregated portfolio of assets ("series") of Corporation listed in Schedule A to this
Agreement ("Schedule A") (each an "Old Fund"), and               , a Delaware
business trust ("Trust"), on behalf of each series of Trust listed in Schedule A (each a "New Fund"). (Each Old Fund and New Fund is sometimes referred to herein individually as a "Fund" and collectively as the "Funds"; Corporation and Trust are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.") All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by a Fund are made and shall be taken or undertaken by Corporation on behalf of each Old Fund and by Trust on behalf of each New Fund.



    Each Old Fund intends to change its identity, form, and place of organization--by converting from a series of a Maryland corporation to a series of a Delaware business trust--through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"). Each Old Fund desires to accomplish such conversion by transferring all its assets to the New Fund listed on Schedule A opposite its name (which is being established solely for the purpose of acquiring such assets and continuing such Old Fund's business) (each, a "corresponding New Fund") in exchange solely for voting shares of beneficial interest in such New Fund ("New Fund Shares") and such New Fund's assumption of such Old Fund's liabilities, followed by the constructive distribution of the New Fund Shares pro rata to the holders of shares of common stock of such Old Fund ("Old Fund Shares") in exchange therefor, all on the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" for federal income tax purposes). All such transactions involving each Old Fund and its corresponding New Fund are referred to herein as a "Reorganization." For convenience, the balance of this Agreement will refer only to a single Reorganization, one Old Fund, and one New Fund, but the terms and conditions of this Agreement shall apply separately to each Reorganization. The consummation of a Reorganization shall not be contingent on consummation of any other Reorganization.



    The Old Fund Shares currently are divided into three classes, designated Class A, Class B, and Advisor Class shares ("Class A Old Fund Shares," "Class B Old Fund Shares," and "Advisor Class Old Fund Shares," respectively). The New Fund Shares will be divided into three classes, designated Class A, Class B, and Advisor Class shares ("Class A New Fund Shares," "Class B New Fund Shares," and "Advisor Class New Fund Shares," respectively). The classes of New Fund Shares are substantially similar to the correspondingly designated classes of Old Fund Shares. [THIS PARAGRAPH WILL INCLUDE REFERENCE TO EACH OLD FUND'S CLASS C SHARES IN THE AGREEMENT INVOLVING GT GLOBAL SERIES TRUST ("SERIES TRUST AGREEMENT").]


    In consideration of the mutual promises herein contained, the parties agree as follows:

1.  Plan of Conversion and Termination.


    1.1. Old Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to its corresponding New Fund. New Fund agrees in exchange therefor--


        (a) to issue and deliver to Old Fund the number of full and fractional (rounded to the third decimal place) (i) Class A New Fund Shares equal to the number of full and fractional Class A Old Fund Shares then outstanding,
    (ii) Class B New Fund Shares equal to the number of full and fractional Class B Old Fund Shares then outstanding, and (iii) Advisor Class New Fund Shares equal to the number of full and fractional Advisor Class Old Fund Shares then outstanding [THIS CLAUSE WILL INCLUDE REFERENCE TO THE FUNDS' CLASS C SHARES IN THE SERIES TRUST AGREEMENT.]; and

        (b) to assume all of Old Fund's liabilities described in paragraph 1.3 ("Liabilities").

Such transactions shall take place at the Closing (as defined in paragraph 2.1).

    1.2 The Assets shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property owned by Old Fund at the Effective Time (as defined in paragraph 2.1).

    1.3 The Liabilities shall include all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.


    1.4 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Share issued pursuant to paragraph 4.4 shall be redeemed by New Fund for $1.00 and (b) Old Fund shall constructively distribute the New Fund Shares received by it pursuant to paragraph 1.1 to Old Fund's shareholders of record, determined as of the Effective Time (collectively, "Shareholders" and each individually, a "Shareholder"), in exchange for their Old Fund Shares. Such distribution shall be accomplished by Trust's transfer agent ("Transfer Agent") opening accounts on New Fund's share transfer books in the Shareholders' names and transferring such New Fund Shares thereto. Each Shareholder's account shall be credited with the respective PRO RATA number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder, by class (I.E., the account for a Shareholder of Class A Old Fund Shares shall be credited with the respective pro rata number of Class A New Fund Shares due that Shareholder, the account for a Shareholder of Class B Old Fund Shares shall be credited with the respective pro rata number of Class B New Fund Shares due that Shareholder, and the account for a Shareholder of Advisor Class Old Fund Shares shall be credited with the respective PRO RATA number of Advisor Class New Fund Shares due that Shareholder). [THE PRECEDING SENTENCE WILL INCLUDE REFERENCE TO THE FUNDS' CLASS C SHARES IN THE SERIES TRUST AGREEMENT.] All outstanding Old Fund Shares, including those represented by certificates, shall simultaneously be canceled on Old Fund's share transfer books. New Fund shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Old Fund Shares shall represent New Fund Shares after the Reorganization.


    1.5 As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4, Old Fund shall be terminated and any further actions shall be taken in connection therewith as required by applicable law.

    1.6 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder on Old Fund's books of the Old Fund Shares constructively exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

    1.7 Any reporting responsibility of Old Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

2.  Closing.

    2.1 The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Investment Companies' principal office on May 29, 1998, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Investment Companies' close of business on the date thereof or at such other time as the parties may agree ("Effective Time").

    2.2 Corporation shall deliver to Trust at the Closing a schedule of the Assets as of the Effective Time, which shall set forth for all portfolio securities included therein their adjusted tax basis and holding period by lot. Old Fund's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

    2.3 Corporation shall deliver to Trust at the Closing a list of the Shareholders' names and addresses and the number of outstanding Old Fund Shares owned by each Shareholder, all as of the Effective Time, certified by Corporation's Secretary or Assistant Secretary. The Transfer Agent shall deliver at the Closing a certificate as to the opening on New Fund's share transfer books of accounts in the Shareholders' names. Trust shall issue and deliver a confirmation to Corporation evidencing the New Fund Shares to be credited to Old Fund at the Effective Time or provide evidence satisfactory to Corporation that such shares have been credited to Old Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

    2.4 Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

3.  Representations and Warranties.

    3.1 Old Fund represents and warrants as follows:

        3.1.1. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Articles of Incorporation are on file with that state's Department of Assessments and Taxation;

        3.1.2. Corporation is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

        3.1.3. Old Fund is a duly established and designated series of Corporation;


        3.1.4. At the Closing, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, its corresponding New Fund will acquire good and marketable title thereto;


        3.1.5. New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

        3.1.6. Old Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and it has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such year;


        3.1.7. There is no plan or intention of Shareholders who individually own 5% or more of an Old Fund Shares--and, to the best of Corporation's management's knowledge, there is no plan or intention of the remaining Shareholders--to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. That management does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of Old Fund as a series of an open-end investment company. Consequently, that management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS;

        3.1.8. The Liabilities were incurred by Old Fund in the ordinary course of its business and are associated with the Assets;

        3.1.9. Old Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

        3.1.10. Not more than 25% of the value of Old Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers [THIS PARAGRAPH WILL NOT BE INCLUDED IN THE SERIES TRUST AGREEMENT.];

        3.1.11. As of the Effective Time, Old Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Old Fund Shares;

        3.1.12. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Old Fund's shareholders; and


        3.1.13. Old Fund will be terminated as soon as reasonably practicable after the Reorganization, but in all events within twelve months after the Effective Time.


    3.2 New Fund represents and warrants as follows:

        3.2.1. Trust is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State thereof;

        3.2.2. At the Effective Time Trust will succeed to Corporation's registration statement filed under the 1940 Act with the Securities and Exchange Commission ("SEC") and thus will become duly registered as an open-end management investment company thereunder;

        3.2.3. Before the Effective Time, New Fund will be a duly established and designated series of Trust;

        3.2.4. New Fund has not commenced operations and will not commence operations until after the Closing;

        3.2.5. Prior to the Effective Time, there will be no issued and outstanding shares in New Fund or any other securities issued by New Fund, except as provided in paragraph 4.4;

        3.2.6. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;


        3.2.7. The New Fund Shares to be issued and delivered to its corresponding Old Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of New Fund, fully paid and non-assessable;


        3.2.8. New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

        3.2.9. New Fund has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does New Fund have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of that business or to the extent necessary to comply with its legal obligation under section 22(e) of the 1940 Act;

        3.2.10. New Fund will actively continue Old Fund's business in substantially the same manner that Old Fund conducted that business immediately before the Reorganization; and New Fund has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business New Fund will continuously review its investment portfolio (as Old Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets;

        3.2.11. There is no plan or intention for New Fund to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and

        3.2.12. Immediately after the Reorganization, (a) not more than 25% of the value of New Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers. [THIS PARAGRAPH WILL NOT BE INCLUDED IN THE SERIES TRUST AGREEMENT.]

    3.3 Each Fund represents and warrants as follows:


        3.3.1. The fair market value of the New Fund Shares received by each Shareholder will be approximately equal to the fair market value of the Old Fund Shares constructively surrendered in exchange therefor;


        3.3.2. Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

        3.3.3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

        3.3.4. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount; and

        3.3.5. Immediately following consummation of the Reorganization, New Fund will hold the same assets--except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization--and be subject to the same liabilities that Old Fund held or was subject to immediately prior to the Reorganization, plus any liabilities for expenses of the parties incurred in connection with the Reorganization. Such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) made by Old Fund immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets.

4.  Conditions Precedent.

    Each Fund's obligations hereunder shall be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

    4.1 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Investment Company may for itself waive any of such conditions;

    4.2 Corporation shall have called a meeting of Old Fund's shareholders ("Shareholders Meeting") to consider and act on this Agreement and the Reorganization, and at such meeting those shareholders shall have approved thereof in accordance with applicable law;

    4.3 Each party shall have received an opinion from Kirkpatrick & Lockhart LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters addressed to such counsel) and the certificates delivered pursuant to paragraph 2.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

        4.3.1. The Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

        4.3.2. No gain or loss will be recognized to Old Fund on the transfer of the Assets to New Fund in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders, in constructive exchange for their Old Fund Shares, in liquidation of Old Fund;

        4.3.3. No gain or loss will be recognized to New Fund on its receipt of the Assets in exchange for New Fund Shares and its assumption of the Liabilities;

        4.3.4. New Fund's basis for the Assets will be the same as the basis thereof in Old Fund's hands immediately before the Reorganization, and New Fund's holding period for the Assets will include Old Fund's holding period therefor;

        4.3.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

        4.3.6. A Shareholder's basis for the New Fund Shares to be received by it in the Reorganization will be the same as the basis for its Old Fund Shares to be constructively surrendered in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include its holding period for those Old Fund Shares, provided they are held as capital assets by the Shareholder at the Effective Time; and

        4.3.7. For purposes of section 381 of the Code, New Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Old Fund's taxable year, Old Fund's tax attributes enumerated in section 381(c) of the Code will be taken into account by New Fund as if there had been no Reorganization, and the part of Old Fund's taxable year before the Reorganization will be included in New Fund's taxable year after the Reorganization;


    4.4 Prior to the Closing, Trust's trustees shall have authorized the issuance of, and each New Fund shall have issued, one New Fund Share to Corporation in consideration of the payment of $1.00 for the purpose of enabling Corporation to elect Corporation's directors as Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of Trust's trustees or shareholders), to ratify the selection of Trust's independent certified public accountants, and to vote on the matters referred to in paragraph 4.5; and

    4.5 Trust (on behalf of and with respect to New Fund) shall have entered into an investment management and administration agreement, a sub-advisory and sub-administration agreement, distribution contracts, plans of distribution pursuant to Rule 12b-1 under the 1940 Act, and such other agreements as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement shall have been approved by Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" thereof (as defined in the 1940 Act) and by Corporation as the sole shareholder of each New Fund.


    At any time prior to the Closing, any of the foregoing conditions (except that set forth in paragraph 4.2) may be waived by the directors/trustees of either Investment Company if, in their judgment, such waiver will not have a material adverse effect on the interests of Old Fund's shareholders.

5.  Expenses.

    Except as otherwise provided in subparagraph 3.3.3, all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

6.  Entire Agreement; Survival.

    Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing.

7.  Amendment.

    This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Old Fund's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

8.  Termination.

    This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Old Fund's shareholders:

    8.1 By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or
(c) if the Closing has not occurred on or before September 30, 1998; or

    8.2 By the parties' mutual agreement.

Except as otherwise provided in paragraph 5, in the event of termination under paragraphs 8.1(c) or 8.2, there shall be no liability for damages on the part of either Fund--or the directors or trustees, as the case may be, or officers of either Investment Company--to the other Fund.

9.  Miscellaneous.

    9.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

    9.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

    9.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by authorized officers of Trust acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them of any shareholder of Trust personally, but shall bind only the assets and property of the New Fund, as provided in Trust's Agreement and Declaration of Trust. [IN THE AGREEMENTS INVOLVING OLD TRUSTS, THIS PARAGRAPH WILL INCLUDE SIMILAR EXCULPATORY LANGUAGE WITH RESPECT TO THE OLD TRUST AND ITS TRUSTEES, SHAREHOLDERS AND OFFICERS.]


    IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

Attest:                                            G.T. INVESTMENT FUNDS, INC.,
                                                       on behalf of each of its series
                                                       listed in Schedule A to this
                                                       Agreement

- --------------------------------------------   By: -----------------------------------------

                                               Title:
                                               ---------------------------------------

                                               [                                        ],
Attest:                                                on behalf of each of its series
                                                       listed in Schedule A to this
                                                       Agreement

- --------------------------------------------   By: -----------------------------------------

                                               Title:
                                               ---------------------------------------

                                   SCHEDULE A

SERIES OF G.T. INVESTMENT FUNDS, INC.

GT Global Health Care Fund

GT Global Telecommunications Fund

GT Global Financial Services Fund

GT Global Infrastructure Fund

GT Global Consumer Products and
   Services Fund

GT Global Natural Resources Fund

GT Global Latin America Growth Fund

GT Global Emerging Markets Fund

GT Global Growth & Income Fund

GT Global Strategic Income Fund

GT Global High Income Fund

SERIES OF [              ]


[              ] Global Health Care Fund



[              ] Telecommunications Fund



[              ] Financial Services Fund



[              ] Infrastructure Fund



[              ] Consumer Products and
  Services Fund



[              ] Natural Resources Fund



[              ] Latin America Growth Fund



[              ] Emerging Markets Fund



[              ] Growth & Income Fund



[              ] Strategic Income Fund



[              ] High Income Fund

                                   EXHIBIT L
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          [                         ]


    WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as
of            , 1998, among               ,               ,               ,
              , and               , as Trustees, and each person who becomes a
Shareholder (as hereinafter defined) in accordance with the terms hereinafter set forth.


    WHEREAS, the parties hereto desire to create a business trust pursuant to the Delaware Act (as hereinafter defined) for the investment and reinvestment of funds contributed thereto;


    NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders (as hereinafter defined) as herein set forth below.


                                   ARTICLE I
              NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

    Section 1.1.  NAME.  The name of the business trust created hereby is
"              ," and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act, as hereinafter defined.

    Section 1.2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

    (a) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time;

    (b) "Bylaws" means the Bylaws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

    (c) "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article II, Section 2.3 hereof;


    (d) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;



    (e) "Covered Person" means every person who is, or has been, a Trustee or an officer or employee of the Trust;


    (f) The "Delaware Act" refers to the Delaware Business Trust Act, 12 Del. C.Section 3801 et seq., as such Act may be amended from time to time;

    (g) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;

    (h) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

    (i) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares that have been repurchased or redeemed by the Trust;

    (j) "Portfolio" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.3 hereof;

    (k) "Shareholder" means a record owner of Outstanding Shares of the Trust;

    (l) "Shares" means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio of the Trust or such Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

   (m) The "Trust" means               , the Delaware business trust established
       hereby, and reference to the Trust, when applicable to one or more Portfolios of the Trust, or Classes thereof, shall refer to any such Portfolio, or Class thereof, as the case may be;


    (n) The "Trustees" means the Persons who have signed this Agreement and Declaration of Trust as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4 hereof or elected as Trustee in accordance with the provisions of Article V, Section 5.6 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and


    (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust, any Portfolio, any Class of a Portfolio, or the Trustees on behalf of the Trust, a Portfolio, or a Class.


    Section 1.3. PURPOSE. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.



    Section 1.4. CERTIFICATE OF TRUST. Immediately upon the execution of this Agreement, the Trustees shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.


                                   ARTICLE II
                              BENEFICIAL INTEREST


    Section 2.1. SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. The Trustees may, from time to time, authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, and may further authorize the division of said Portfolios into one or more additional, separate and distinct Classes in accordance with Article II, Section
2.3 of this Agreement. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.


    Section 2.2. ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

    Section 2.3. ESTABLISHMENT OF PORTFOLIOS AND CLASSES. The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees hereby establish and designate the Portfolios listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The Trust shall maintain separate and distinct records for each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of expenses separately allocated to Classes thereof as permitted herein. A Portfolio may have exclusive voting rights with respect to matters affecting only that Portfolio.

    The Trustees may divide the Shares of any Portfolio into two or more Classes, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent interests in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that expenses (or certain assets as determined by the Trustees) allocated to a Class may be borne solely by (or credited solely to) that Class and except that each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trustees hereby establish for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption).


    Section 2.3.1. Subject to Section 6.1 of this Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges of Outstanding Shares in a manner materially adverse to the Shareholders of such Shares without the prior approval of the affected Shareholders); to divide or combine the Shares or any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify any issued Shares or any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any shares. At any time that there are no Shares outstanding of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.


    Section 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

    (a) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

    (b) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Portfolio. The Trustees may, in their sole discretion, allocate certain assets to a particular Class, and such assets may be referred to herein as "assets belonging to" that Class.

    (c) A particular Portfolio (or Class) shall be charged with the liabilities of that Portfolio (or Class) and all expenses, costs, charges and reserves attributable to any particular Portfolio (or Class) shall be borne by such Portfolio (or Class). Any general liabilities, expenses, costs, charges or reserves to the Trust which are not readily identifiable as belonging to any particular Portfolio (or Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio (or Class) shall be enforceable against the assets of such Portfolio (or Class) only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio and Class thereof.


    All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.


    Section 2.4. INVESTMENT IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each Investment shall be credited to the individual shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the purchaser shall select.

    Section 2.5. PERSONAL LIABILITY OF SHAREHOLDERS. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio (or Class) thereof shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Portfolios thereof or to one or more Classes of a

Portfolio and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).


    Section 2.6. ASSENT TO AGREEMENT. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.


                                  ARTICLE III
                                  THE TRUSTEES


    Section 3.1. MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.



    The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.


    Section 3.2. INITIAL TRUSTEES. The initial Trustees shall be the persons named herein.

    Section 3.3. TERMS OF OFFICE OF TRUSTEES. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of the Shareholders owning at least two-thirds of the Outstanding Shares.

    Section 3.4. VACANCIES AND APPOINTMENT OF TRUSTEES. A vacancy shall occur in case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointment such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two (2) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

    An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.


    Section 3.5. TEMPORARY ABSENCE OF TRUSTEE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.


    Section 3.6. NUMBER OF TRUSTEES. The number of Trustees shall initially be five (5), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than twelve (12). The Shareholders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.


    Section 3.7. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.


    Section 3.8. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Portfolio, or Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust, Portfolio or Class thereof. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.


                                   ARTICLE IV
                             POWERS OF THE TRUSTEES


    Section 4.1. POWERS. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:


    (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the assets of the Trust;

    (b) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

    (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

    (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;


    (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;


    (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;


    (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange, or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;


    (h) To retain one or more transfer agents or Shareholder servicing agents, or both;

    (i) To set record dates in the manner provided herein or in the Bylaws;

    (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor;

    (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

    (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

   (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

    (n) To hold any security or property in a form not indicating any Trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or of a Portfolio or Class thereof or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

    (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers, and duties as they may provide consistent with applicable law;

    (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

    (q) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contact, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

    (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

    (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

    (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolio or Class, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;


    (u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;


    (v) To interpret the investment policies, practices or limitations of any Portfolios;

    (w) To establish a registered office and have a registered agent in the State of Delaware; and

    (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

    The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

    The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

    No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

    Section 4.2. ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and VII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or the particular Portfolio or Class of the Trust, with respect to which such Shares are issued.

    Section 4.3. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by unanimous written consent of the Trustees (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee.

    Section 4.4. PRINCIPAL TRANSACTIONS. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any affiliated person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an affiliated person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

    Section 4.5. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or Portfolio (or Class), or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios (or Classes) that may be established or designated pursuant to
Article II, Section 2.3, as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited, to the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

    Section 4.6. TRUSTEE COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.


                                   ARTICLE V
                 INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                 TRANSFER AGENT


    Section 5.1. INVESTMENT ADVISER. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

    The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser, and the sub-adviser. Any

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references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.


    Section 5.2. OTHER SERVICE CONTRACTS. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar servicers.

    Section 5.3. PARTIES TO CONTRACT. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

    Section 5.4. MISCELLANEOUS. The fact that (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodial, or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI
                    SHAREHOLDERS' VOTING POWERS AND MEETING


    Section 6.1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (1) the election of Trustees as provided in Article III, Section 3.6, (2) the removal of a Trustee as provided in Article III, Section 3.3(d),
(3) any investment advisory contract to the extent required by the 1940 Act, (4) termination of the Trust or a Portfolio or Class thereof as provided in Article IX, Section 9.3, (5) amendment of this Agreement only as provided in Article IX,
Section 9.7, (6) the sale of all or substantially all the assets of the Trust or of any Portfolio or Class, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of business trust; (7) the merger or consolidation of the Trust or any Portfolio or Class with and into another Company, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the number of Shares outstanding as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio or Class will have a majority of the outstanding shares of the surviving Company or Portfolio or Class, as the case may be; and (8) such additional matters relating to the Trust as may be required by law or as the Trustees may consider desirable.



    Until Shares are issued, the Trustees may exercise all rights of Shareholders and may make any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.



    On any matter submitted to vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in this Agreement or in the Bylaws.

                                  ARTICLE VII
                         DISTRIBUTIONS AND REDEMPTIONS

    Section 7.1. DISTRIBUTIONS. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains, or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payout plans, or similar plans as the Trustees deem appropriate.

    Section 7.2. REDEMPTIONS. Any holder of record of Shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his Shares, or any portion thereof, subject to such terms and conditions as are set forth in the Bylaws or are prescribed by the Trustees.

    Section 7.3. REDEMPTION OF SHARES BY TRUSTEES. Upon the terms and conditions set forth in the Bylaws, the Trustees may call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes of which the Trust is formed. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Portfolio or Class.


    Section 7.4. REDEMPTION OF DE MINIMIS ACCOUNTS. If, at any time, when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the Shares of such Portfolio in a Shareholder's account is less than Five Hundred Dollars ($500.00), or such greater amount as the Trustees in their discretion shall have determined in accordance with
Article IV, Section 4.1(t) hereof, after giving effect to such transfer or redemption, the Trust may, at any time following such transfer or redemption and upon giving thirty (30) days' notice to the Shareholder, cause the remaining Shares of such Portfolio in such Shareholder's account to be redeemed at net asset value and in accordance with such procedures as are set forth in the Bylaws.


    Section 7.5. SUSPENSION OF RIGHT OF REDEMPTION. Notwithstanding Section 2 of this Article, the Trustees may postpone payment of the redemption price and suspend the Shareholders' right to require any Portfolio or Class to redeem Shares during any period when and to the extent permissible under the 1940 Act. Any such postponement and suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration thereof, and shall continue until the Trustees declare the end thereof. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the net asset value per Share next determined after the suspension terminates.

                                  ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION

    Section 8.1. LIMITATION OF LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

    Section 8.2. INDEMNIFICATION OF COVERED PERSONS. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act and other applicable law.

    Section 8.3. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of that Portfolio (or Class).

                                   ARTICLE IX
                                 MISCELLANEOUS


    Section 9.1. TRUST NOT A PARTNERSHIP; TAXATION. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or Class or, if the Trustees shall have yet to have established any separate Portfolio or Class, of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustee, nor any of their agents, whether past, present, or future, shall be personally liable therefor.



    It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Portfolio, and the Trustees may delegate such authority to any executive officer(s) of any Portfolio's investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.



    Section 9.2.  TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR
SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII hereof and to Section 9.1 of this Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII hereof and Section
9.1 of this Article IX, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.


    Section 9.3. TERMINATION OF TRUST OR PORTFOLIO OR CLASS. (a) The Trust or any Portfolio (or Class) may be terminated by (1) a Majority Shareholder Vote of the Trust or the affected Portfolio (or Class), respectively, or (2) if there are fewer than 100 Shareholders of record of the Trust or of such terminating Portfolio (or Class), the Trustees pursuant to written notice to the Shareholders of the Trust or the affected Portfolio (or Class).

(b) On termination of the Trust or any Portfolio (or Class) pursuant to paragraph (a),

        (1) the Trust or that Portfolio (or Class) thereafter shall carry on no business except for the purpose of winding up its affairs,

        (2) the Trustees shall proceed to wind up the affairs of the Trust or that Portfolio (or Class), and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio (or Class), collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of its remaining assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, and


        (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio (or Class); however, the payment to any particular Class of that Portfolio may be reduced by any fees, expenses, or charges allocated to that Class.


(c) On completion of distribution of the remaining assets pursuant to paragraph
    (b), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.



    Section 9.4.  SALE OF ASSETS; MERGER AND CONSOLIDATION.  Subject to Section
6.1 of this Agreement, the Trustees may cause (i) the Trust or one or more of its Portfolios (or Classes) to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another Trust or Company, (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 9.4 of Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the trust or any Portfolio (or Class) into beneficial interests in such separate business trust or trusts (or series or class thereof).



    Section 9.5. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Agreement supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.



    Section 9.6. GOVERNING LAW. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement
(a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.


    The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions, provided, however, that the exercise of any such power, privilege, or action shall not otherwise violate applicable law.


    Section 9.7. AMENDMENTS. Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment, a Agreement supplemental hereto, or an amended and restated trust instrument. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of only one or more Portfolios (or Classes thereof) shall be authorized by vote of only the Shareholders of that Portfolio (or Class), and no vote shall be required of Shareholders of any Portfolio (or Class) that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article IX that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of Shareholders owning at least two-thirds of the Outstanding Shares entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.



    Section 9.8. PROVISIONS IN CONFLICT WITH LAW. The provisions of this Agreement are severable, and the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.



    Section 9.9. SHAREHOLDERS' RIGHT TO INSPECT SHAREHOLDER LIST. One or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the outstanding shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

    IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust,
have executed this instrument this        day of               , 1998.


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                                      L-15

                                   SCHEDULE A


    [Name of Trust] shall be divided into the following Portfolios, each of which shall have three Classes (Class A, Class B, and Advisor Class):



Date: [              ]

GTGPX804